1933 Act File No. XXX-XXXXXX

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Robert W. Horner, III
Vice President – Corporate Governance and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 1, 2017
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
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If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
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Large accelerated filer	□
Accelerated filer	□
Non-accelerated filer (Do not check if a smaller reporting company)	☑
Smaller reporting Company	□

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price, including previously registered securities[1]	Amount of Registration Fee, including fee paid for previously registered securities
Flexible Purchase Payment Modified Guaranteed Annuity Contracts	N/A [1]	N/A [1]	$141,679,124 [2]	$15,159.67 [3]
[1]	The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units. The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.
[2]	This registration statement includes unsold securities previously registered pursuant to Rule 462(b) under the Securities Act of 1933 ("Securities Act") on Form S-1 (File No. 333-133163) filed by the Registrant on April 10, 2006 ("Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act unsold securities were added to a registration statement on Form S-1 (File No. 333-200329) filed by the Registrant on November 18, 2014. Pursuant to Rule 415(a)(6) under the Securities Act, all unsold securities from the Prior Registration Statement will be added to this Registration Statement and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As of February 28, 2017, there were $141,679,124 of unsold securities registered pursuant to the Prior Registration Statement.
[3]	Pursuant to Rule 415(a)(6) under the Securities Act, $15,159.67 (calculated at the rate in effect at the time the Prior Registration Statement was filed) of filing fees paid in connection with the unsold securities shall continue to apply to the unsold securities, and no additional filing fee in respect to such unsold securities is due hereunder.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Guaranteed Term Options
(In a limited number of states, Guaranteed Term Options
are referred to as Target Term Options)
NATIONWIDE LIFE INSURANCE COMPANY
The date of this prospectus is May 1, 2017.

Certain state insurance laws applicable to these investment options may preclude, or be interpreted to preclude, Nationwide Life Insurance Company ("Nationwide") from providing a contractual guarantee in conjunction with the Specified Interest Rate. In such jurisdictions, the investment options are referred to as "Target Term Options" as opposed to "Guaranteed Term Options." Despite this distinction in terminology, Nationwide will administer all obligations described in this prospectus, regardless of the jurisdiction, in precisely the same manner. Thus, there will be no difference between the calculation, crediting, and administration of Specified Interest Rates in "Guaranteed Term Options" issued in states permitting a contractual guarantee, and the calculation, crediting, and administration of Specified Interest Rates in "Target Term Options" issued in states not permitting a contractual guarantee.
This Prospectus must be read along with the appropriate variable contract prospectus and the prospectuses describing the underlying mutual fund investment options. All of these prospectuses should be read carefully and maintained for future reference.
This Prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide. The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide. Generally, the variable contracts offered by Nationwide provide an array of underlying mutual fund investment options to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.
GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate so long as amounts invested are not withdrawn prior to the end of the guaranteed term. In the event of a withdraw from the GTO for any reason prior to the expiration of the Guaranteed Term, the amount withdrawn may be subject to a market value adjustment. Please refer to the variable contract prospectus for specific information regarding variable contract transactions that may be subject to a Market Value Adjustment.
Variable contract prospectuses contain important disclosures about the variable contract and the GTO, including information regarding variable contract charges and deductions that apply to the GTO, availability of GTO terms, and the applicability of the Market Value Adjustment. The prospectus for the variable contract must be read along with this prospectus.
The minimum amount that may be allocated to a GTO is $1,000 per allocation.
Nationwide established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs. Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide. Variable contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account.
GTOs are subject to certain risks (see Risk Factors on page 6).
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
The GTOs described in this Prospectus may not be available in all state jurisdictions and, accordingly, representations made in this Prospectus do not constitute an offering in such jurisdictions.
For information on how to contact Nationwide, see Nationwide Life Insurance Company.

Available Information
Information about Nationwide and the product may also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., or may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Additional information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. The SEC also maintains a website (www.sec.gov) that contains the prospectus and other information.
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Glossary
Guaranteed Term – The period corresponding to a 1, 3, 5, 7 or 10 year GTO. Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not withdrawn from the GTO prior to the Maturity Date. Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to three months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.
Guaranteed Term Option or GTO – An investment option offered under variable contracts that provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met. In some jurisdictions the GTO is referred to as a Target Term Option or TTO.
Market Value Adjustment – The upward or downward adjustment in value of amounts allocated to a GTO that are withdrawn from the GTO for any reason prior to the Maturity Date.
Maturity Date – The date on which a GTO matures. The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or 10 year GTO, respectively.
Maturity Period – The period during which the value of amounts allocated under a GTO may be withdrawn without any Market Value Adjustment. The Maturity Period will begin on the day following the Maturity Date and will end on the 30th day after the Maturity Date.
MVA Interest Rate – The rate of interest used in the Market Value Adjustment formula. Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury ("CMT") rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as declared regularly by the Federal Reserve Board.
Specified Interest Rate – The interest rate guaranteed to be credited to amounts allocated to a GTO as long as the allocations are not withdrawn prior to the Maturity Date. The Specified Interest Rate will not be less than the minimum required by applicable state law.
Specified Value – The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus any other amounts withdrawn. The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

Information about the GTOs
General
GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide. There are five different Guaranteed Terms: 1 year; 3 years; 5 years; 7 years; and 10 years. Not all Guaranteed Terms may be available in all states.
A GTO may be purchased using purchase payments made to the variable contracts or by using funds transferred from other investment options available in the variable contracts. The minimum allocation to a GTO is $1,000 per allocation. Not all of the variable contracts issued by Nationwide offer GTOs. If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.
The guarantees associated with the GTOs are the exclusive obligation of Nationwide. The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs. Its assets are owned by Nationwide. Contract owners with GTOs have no claim against, and maintain no interest in, the assets. Also, contract owners do not participate in the investment experience.
Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term at a rate no less than the minimum required by applicable state law. Specified Interest Rates are declared periodically at Nationwide's sole discretion and available for new allocations typically for one month. They may be available for longer or shorter periods depending on interest rate fluctuations in financial markets. During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term. Guaranteed Terms may extend up to three months beyond the 1-, 3-, 5-, 7- or 10-year term since GTO terms will always end on the final day of a calendar quarter (see The Specified Interest Rate, The Investment Period, and Guaranteed Terms).
The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date. Any withdrawal prior to the Maturity Date will be subject to a Market Value Adjustment.
Nationwide applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula. The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn, resulting in either an increase or decrease in the amount of the withdrawal. The Market Value Adjustment formula reflects the relationship between three components:
(1)	the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;
(2)	the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the withdrawal from the GTO occurs; and
(3)	the number of days remaining in the Guaranteed Term of the GTO.
Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of the withdrawal, and the amount of time remaining in a Guaranteed Term (see The Market Value Adjustment).
Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days and at most 30 days prior to the end of each calendar quarter. Contract owners will then have the option of directing the withdrawal of any amount in the GTO during the Maturity Period without any Market Value Adjustment. However, any amount withdrawn from the GTO during this period may be subject to a surrender charge assessed by the variable contract. Please refer to the prospectus for the variable contract for more information about surrender charges.
If no direction is received by the 30th day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the money market sub-account available in the variable contract. For the period commencing with the first day after the Maturity Date and ending on the 30th day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see GTOs at Maturity).
The minimum amount of any allocation to a GTO is $1,000.

Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs. Nationwide anticipates invoking this suspension only when these transactions cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs. Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO and one withdrawal from a GTO in any calendar year. All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to or to effect withdrawals from the GTOs.
In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract. The variable product prospectus should be reviewed with regard to specific transfer limitation provisions.
The Specified Interest Rate
The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to amounts allocated to the GTOs for the Guaranteed Term. Different Specified Interest Rates may be established for the five available GTO terms. Amounts withdrawn from a GTO prior to the maturity date will be subject to a Market Value Adjustment.
Generally, Nationwide will declare new Specified Interest Rates monthly. However, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.
Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of precisely predicting what Specified Interest Rates may be declared in the future, however, the Specified Interest Rate will not be less than the minimum rate required by applicable state law.
The Investment Period
The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs. All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods. Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.
Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn from the GTO for any reason prior to the Maturity Date. Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term. If amounts are withdrawn from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.
Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by contacting Nationwide.
Guaranteed Terms
The Guaranteed Term is the period of time corresponding to the selected GTO for which the Specified Interest Rate is guaranteed to be in effect. A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter. Consequently, a Guaranteed Term may last up to three months longer than the anniversary date of the allocation to the GTO.
For example, if an allocation is made to a 10-year GTO on August 1, 2015, the Specified Interest Rate for that GTO will be credited until September 30, 2025; the Guaranteed Term will begin on August 1, 2015, and end on September 30, 2025.
Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the last day of a calendar quarter.

GTOs at Maturity
Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term. The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.
Once the GTO matures, contract owners may:
(1)	surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;
(2)	transfer (all or part) of the GTO, without a Market Value Adjustment, to any other permitted investment option under the variable contract, including any permitted underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period. A confirmation of any such transfer will be sent immediately after the transfer is processed; or
(3)	elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.
If no direction is received by Nationwide prior to the Maturity Date, all amounts in that GTO will be transferred to the available money market sub-account of the variable contract.
The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.
Withdrawals Prior to the Maturity Date
Anytime value is removed from the GTO it will be referred to in this prospectus as a withdrawal. However, under the variable contract, withdrawals of value from the GTO may be considered a transfer among investment options of the variable contract or a surrender. Depending upon the transaction and the terms of the variable contract, additional conditions or charges may apply to withdrawals from the GTO. Please refer to the variable contract prospectus for information regarding transferring assets among investment options or taking surrenders from the variable contract.
Withdrawals from the GTOs prior to the Maturity Date will be subject to a Market Value Adjustment.
The Market Value Adjustment
The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn. The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior withdrawals. The Market Value Adjustment may either increase or decrease the amount of the withdrawal.
The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals, or when the operation of the variable contract requires a distribution. Nationwide does not make the adjustment on distributions to pay death benefits in certain jurisdictions. When liquidating assets, Nationwide may realize either a gain or a loss.
MVA Interest Rates
The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either the Constant Maturity Treasury (CMT) rates or interest rate swaps, depending on the variable contracts under which the GTO is offered. CMT rates and interest rate swaps are declared by the Federal Reserve Board on a regular basis. Nationwide either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.
CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 3-year rate is 6% and the published 5-year rate is 6.50%, the 4-year rate will be calculated as 6.25%.

The Market Value Adjustment Formula
The Market Value Adjustment formula is used when a withdrawal is made from a GTO during the Guaranteed Term. The Market Value Adjustment is a calculation expressing the relationship between three factors:
(1)	the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;
(2)	the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a withdrawal giving rise to a Market Value Adjustment occurs; and
(3)	the number of days remaining in the Guaranteed Term of the GTO.
The formula for determining the Market Value Adjustment factor is:
[		]	t
1 + a
1 + b + .0025

Where:
a	=	the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;
b	=	the MVA Interest Rate at the time of withdrawal for a period of time equal to the time remaining in the Guaranteed Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and
t	=	the number of days until the Maturity Date, divided by 365.25.
In certain jurisdictions the denominator is 1+b without the addition of .0025.
In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "a" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "a" is the interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.
In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "b" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for withdrawals giving rise to a Market Value Adjustment on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "b" is the interest rate swap published by the Federal Reserve Board two days before the date of withdrawal giving rise to a Market Value Adjustment.
The Market Value Adjustment factor will be equal to one during the Investment Period.
The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented by the addition of .0025 in the Market Value Adjustment formula.
The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to one and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason. If the Market Value Adjustment factor is greater than one, a gain will be realized by the contract owner. If the Market Value Adjustment factor is less than one, a loss will be realized. If the Market Value Adjustment factor is exactly one, no gain or loss will be realized.
If the Federal Reserve Board halts publication of CMT rates or interest rate swaps, or if, for any other reason, they are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.
Examples of how to calculate Market Value Adjustments based on CMT rates are provided in Appendix A.

Variable Contract Charges
The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs. Contract charges assessed against allocations made to the GTOs will reduce the credited guaranteed interest rate by the amount of the applicable charge. The variable contract prospectuses fully describe these fees and charges and any impact such charges may have on the credited guaranteed interest rate of the GTOs.
The variable contracts that offer the GTOs may also have surrender charges. If a variable contract owner takes a withdrawal from the GTO (prior to the Maturity Date) that is also considered a surrender from the variable contract, the amount will be subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract. Please refer to the variable contract prospectus for more information about variable contract transactions that may incur surrender charges and/or a Market Value Adjustment.
GTOs at Annuitization
GTOs are not available as investment options for variable annuity contracts that are annuitized. If a variable annuity contract is annuitized prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred from the GTO to other investment options under the variable annuity contract (unless such an adjustment is not permitted in your jurisdiction).
Risk Factors
Withdrawals prior to the Maturity Date will be subject to a Market Value Adjustment.
Withdrawals for any reason prior to the Maturity Date, including for the purpose of annuitizing the variable annuity contract that the GTO is offered through, will be subject to a Market Value Adjustment. The Market Value Adjustment may decrease the value of the withdrawal.
Suspension of allocations to or from the GTOs.
If volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs.
Guarantees subject to the claims paying ability of Nationwide.
The guarantees associated with the GTOs are the sole responsibility of Nationwide. The guarantees associated with the GTOs are paid from Nationwide's general account and, therefore, are subject to the rights of Nationwide's creditors and ultimately, its overall claims paying ability.
Variable Annuity contract charges will reduce the credited guaranteed interest rate.
GTOs are available as investment options under variable annuity contracts. The variable annuity contracts have fees and charges, some of which may be assessed against allocations made to the GTO. The variable annuity contract's fees and charges assessed against allocations made to the GTO will reduce the credited guaranteed interest rate by the amount of the applicable fee or charge.
Nationwide Life Insurance Company
Nationwide is a stock life insurance company organized under Ohio law in March, 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December of 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.

Nationwide is relying on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 ("1934 Act"). In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners. This makes Nationwide potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on service provider websites and other operational disruptions that impede Nationwide’s ability to electronically interact with service providers. Cyber-attacks affecting Nationwide, intermediaries, and other service providers may adversely affect Nationwide and value of the contract. In connection with any such cyber-attack, Nationwide and/or its service providers and intermediaries may be subject to regulatory fines and financial losses and/or reputational damage. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid losses affecting contracts due to cyber-attacks or information security breaches in the future.
In the event that the value of the contract is adversely affected as a result of the failure of Nationwide’s cyber-security controls, Nationwide will take reasonable steps to restore the value of the contract to the levels that it would have been had the cyber-attack not occurred. Nationwide will not, however, be responsible for any adverse impacts to the value of the contract that result from the contract owner or its designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks.
You can request additional information about Nationwide by contacting us:
•	In writing: P.O. Box 182021, Columbus, Ohio 43218-2021
•	By telephone: 1-800-848-6331, TDD 1-800-238-3035
•	By the internet: http://www.nationwide.com/nw/investor-relations/index.htm
Investments
Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy. The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the non-unitized separate account.
Contracts and the Distribution (Marketing) of the GTOs
The GTOs are available only as investment options under certain variable contracts issued by Nationwide. The appropriate variable contract prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.
Legal Opinion
Legal matters in connection with federal laws and regulations affecting the issue and sale of the GTOs described in this Prospectus and the organization of Nationwide, its authority to issue GTOs under Ohio law, and the validity of the endorsement to the variable annuity contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.
Experts
The consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP is located at 191 West Nationwide Blvd., Columbus, Ohio 43215.

Disclosure of Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
Legal Proceedings
Nationwide Life Insurance Company
Nationwide Financial Services, Inc. (NFS, or collectively with its subsidiaries, "the Company") was formed in November 1996. NFS is the holding company for Nationwide Life Insurance Company (NLIC), Nationwide Life and Annuity Insurance Company (NLAIC) and other companies that comprise the life insurance and retirement savings operations of the Nationwide group of companies (Nationwide). This group includes Nationwide Financial Network (NFN), an affiliated distribution network that markets directly to its customer base. NFS is incorporated in Delaware and maintains its principal executive offices in Columbus, Ohio.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These proceedings include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. Regulatory proceedings may also affect the outcome of one or more of the Company’s litigation matters. Furthermore, it is often not possible with any degree of certainty to determine the likely ultimate outcomes of the pending regulatory and legal proceedings or to provide reasonable ranges of potential losses. Some matters are in very preliminary stages, and the Company does not have sufficient information to make an assessment of the claims for liability or damages. In some of the legal proceedings which are seeking to be certified as class actions, the court has not yet decided whether a class will be certified or (in the event of certification) the size of the class and class period. In many of legal proceedings, the plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages and equitable remedies, which are difficult to quantify and cannot be defined based on the information currently available. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s condensed consolidated financial position. Nonetheless, it is possible that such outcomes could materially affect the Company’s condensed consolidated financial position or results of operations in a particular quarter or annual period given the large or indeterminate amounts sought in certain of these legal proceedings and the inherent unpredictability of litigation. The Company maintains Professional Liability Insurance and Director and Officer Liability insurance policies that may cover losses for certain legal and regulatory proceedings. The Company recognizes an asset for insurance recoveries, not to exceed cumulative accrued losses, when recovery under such policies is probable and reasonably estimable.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor ("DOL"), the Internal Revenue Service, the Federal Reserve Bank and state insurance authorities. Such regulatory entities may, in the normal course, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators. The Company will cooperate with its ultimate parent company, Nationwide Mutual Insurance Company ("NMIC") insofar as any inquiry, examination or investigation encompasses NMIC’s operations. In addition, recent regulatory activity, including activity by the DOL, may impact the Company’s business and operations, and certain estimates and assumptions used by the Company in determining the amounts presented in the financial statements and accompanying notes. Actual results could differ significantly from those estimates and assumptions.

Appendix A
Example A
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year CMT rate is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.07 + 0.0025

MVA Factor	=		1.01897
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	1.01897
*Surrender Value	=		$12,296.89
*	Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.
b	=	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.
d	=	The number of days remaining in the Guaranteed Term.

Example B
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year CMT rate is 9%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.09 + 0.0025

MVA Factor	=		0.96944
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	0.96944
*Surrender Value	=		$11,699.17
*	Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.
b	=	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.
d	=	The number of days remaining in the Guaranteed Term.

Example C
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.07 + 0.0025

MVA Factor	=		1.01897
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	1.01897
*Surrender Value	=		$12,296.89
*	Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.
b	=	The interest rate swap published by the Federal Reserve Board two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.
d	=	The number of days remaining in the Guaranteed Term.

Example D
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 9%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.09 + 0.0025

MVA Factor	=		0.96944
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	0.96944
*Surrender Value	=		$11,699.17
*	Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.
b	=	The interest rate swap published by the Federal Reserve Board two days before the date of the withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.
d	=	The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year GTO allocation, at various stages of the corresponding Guaranteed Term. These figures assume a $10,000 allocation to the 10-year GTO on the last day of a calendar quarter. These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GTO was made. These figures are based on a 10-year CMT rate of 8% in effect on the date the allocation to the GTO was made (a in the Market Value Adjustment Formula) and varying current yield CMT rates shown in the first column (b in the Market Value Adjustment Formula).
Current Yield	Time Remaining to the End of the Guaranteed Term	Specified Value	Market Value Adjustment	Market Value
12.00%	9 Years	$10,850	-29.35%	$ 7,665
	7 Years	$12,776	-23.68%	$ 9,751
	5 Years	$15,040	-17.56%	$12,399
	2 Years	$19,215	-7.43%	$17,786
	180 Days	$21,733	-1.88%	$21,323
10.00%	9 Years	$10,850	-16.94%	$ 9,012
	7 Years	$12,776	-13.44%	$11,059
	5 Years	$15,040	-9.80%	$13,566
	2 Years	$19,215	-4.04%	$18,438
	180 Days	$21,733	-1.01%	$21,513
9.00%	9 Years	$10,850	-9.84%	$ 9,782
	7 Years	$12,776	-7.74%	$11,787
	5 Years	$15,040	-5.59%	$14,199
	2 Years	$19,215	-2.28%	$18,777
	180 Days	$21,733	-0.57%	$21,610
8.00%	9 Years	$10,850	-2.06%	$10,627
	7 Years	$12,776	-1.61%	$12,571
	5 Years	$15,040	-1.15%	$14,867
	2 Years	$19,215	-0.46%	$19,126
	180 Days	$21,733	-0.11%	$21,708
7.00%	9 Years	$10,850	6.47%	$11,552
	7 Years	$12,776	5.00%	$13,414
	5 Years	$15,040	3.55%	$15,573
	2 Years	$19,215	1.40%	$19,484
	180 Days	$21,733	0.34%	$21,808
6.00%	9 Years	$10,850	15.84%	$12,569
	7 Years	$12,776	12.11%	$14,324
	5 Years	$15,040	8.51%	$16,321
	2 Years	$19,215	3.32%	$19,853
	180 Days	$21,733	0.81%	$21,909
4.00%	9 Years	$10,850	37.45%	$14,914
	7 Years	$12,776	28.07%	$16,362
	5 Years	$15,040	19.33%	$17,948
	2 Years	$19,215	7.32%	$20,623
	180 Days	$21,733	1.76%	$22,115

Appendix B
NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
2016 Form S-1 MD&A and Consolidated Financial Statements

BUSINESS
Overview
Nationwide Life Insurance Company ("NLIC," or collectively with its subsidiaries, "the Company") was incorporated in 1929 and is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies ("Nationwide"), which is comprised of Nationwide Mutual Insurance Company ("NMIC") and all of its affiliates and subsidiaries.
All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corporation ("Nationwide Corp."), a majority-owned subsidiary of NMIC.
The Company is a leading provider of long-term savings and retirement products in the United States of America ("U.S."). The Company develops and sells a diverse range of products and services, including individual and group annuities, individual and group life insurance products, private and public sector group retirement plans, investment products sold to institutions and advisory services.
Wholly-owned subsidiaries of NLIC as of December 31, 2016 include Nationwide Life and Annuity Insurance Company ("NLAIC"), Nationwide Investment Services Corporation ("NISC"), Nationwide Investment Advisor ("NIA") and Eagle Captive Reinsurance, LLC ("Eagle"). NLAIC primarily offers individual annuity contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance ("COLI") on a non-participating basis. NISC is a registered broker-dealer. NIA is a registered investment advisor. Eagle is an Ohio domiciled special purpose financial captive insurance company.
Business Segments
Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments: Individual Products & Solutions – Annuity, Retirement Plans, Individual Products & Solutions – Life and Nationwide Business Solutions Group ("NBSG") and Corporate and Other.
The primary segment profitability measure that management uses a financial measure called pre-tax operating earnings (loss), which is calculated by adjusting income before federal income taxes to exclude: (1) certain changes in variable annuity liabilities and net realized investment gains and losses, except for operating items, such as trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to certain product hedges (2) the adjustment to amortization of deferred policy acquisition costs ("DAC") related to certain changes in variable annuity liabilities and net realized investment gains and losses and (3) net losses attributable to noncontrolling interest. The Company believes this financial measure enhances the understanding and comparability of its performance by highlighting its results from continuing operations and their underlying profit drivers.
Individual Products & Solutions - Annuity
The Individual Products & Solutions - Annuity segment consists of individual annuity products. Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features. Deferred fixed annuity contracts offered by the Company generate a return for the customer at a specified interest rate fixed for prescribed periods while deferred fixed indexed annuity contracts generate a return for the customer based on market performance with caps and floors. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period and/or for the owner’s lifetime without future access to the original investment. The majority of assets and recent sales for the Individual Products & Solutions - Annuity segment consist of deferred variable and fixed annuities.
The following table summarizes selected consolidated financial data for the Company’s Individual Products & Solutions - Annuity segment for the years ended:
	December 31,
(in millions)	2016	2015	2014
Total revenues	$ 2,335	$ 2,233	$ 2,201
Pre-tax operating earnings	$ 856	$ 858	$ 583
Account values as of year end	$77,059	$71,134	$69,357

Retirement Plans
The Retirement Plans segment is comprised of the private and public sector retirement plans businesses. The private sector business primarily includes Internal Revenue Code ("IRC") Section 401 qualified plans funded through fixed and variable group annuity contracts issued through NLIC. The public sector business primarily includes IRC Section 457 (b) and Section 401(a) governmental plans, both in the form of full-service arrangements that provide plan administration along with fixed and variable group annuities, as well as administration-only business. Across the public and private sector business NIA managed account services are also available. The Retirement Plans segment also includes stable value wrap products and solutions.
The following table summarizes selected consolidated financial data for the Company’s Retirement Plans segment for the years ended:
	December 31,
in millions)	2016	2015	2014
Total revenues	$ 898	$ 863	$ 857
Pre-tax operating earnings	$ 182	$ 199	$ 250
Account values as of year end	$31,661	$30,093	$29,837
Individual Products & Solutions – Life and NBSG
The Individual Products & Solutions - Life and NBSG segment consists of life insurance products, including individual variable universal life, COLI and bank-owned life insurance ("BOLI") products, traditional life insurance products, fixed universal life insurance products and indexed universal life insurance products. Life insurance products provide a death benefit and, for certain products, allow the customer to build cash value on a tax-advantaged basis.
The following table summarizes selected consolidated financial data for the Company’s Individual Products & Solutions - Life and NBSG segment for the years ended:
	December 31,
(in millions)	2016	2015	2014
Total revenues	$ 1,861	$ 1,733	$ 1,644
Pre-tax operating earnings	$ 325	$ 306	$ 299
Life insurance policy reserves as of year end	$ 29,839	$ 27,794	$ 26,202
Life insurance in force as of year end	$198,407	$182,548	$167,173
Corporate and Other
The Corporate and Other segment includes certain non-operating changes in variable annuity liabilities and realized gains and losses, related amortization and other revenues and expenses not allocated to other segments. Additionally, this segment includes the funding agreements with the Federal Home Loan Bank of Cincinnati ("FHLB").
The following table summarizes selected consolidated financial data for the Company’s Corporate and Other segment for the years ended:
	December 31,
(in millions)	2016	2015	2014
Total revenues	$ 62	$ 79	$ 78
Pre-tax operating loss	$ (75)	$ (57)	$ (129)
FHLB funding agreements	$2,346	$2,281	$1,762
Additional information related to the Company’s business segments is included in Note 18 to the audited consolidated financial statements included in the F pages of this report.
Marketing and Distribution
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouse and regional firms, pension plan administrators, producer groups and life insurance agencies and specialists. Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. ("NRS") and Nationwide Financial Network ("NFN") producers, which includes the independent agent distribution force and the exclusive agent distribution force of the Company’s ultimate parent company, NMIC. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively in the rapidly growing retirement savings market.
Unaffiliated Distribution
Independent Broker-Dealers, Regional Firms, Insurance Agencies, Producer Groups and Independent Marketing Organizations. The Company sells individual annuities, mutual funds, group retirement plans and life insurance products through independent broker-dealers and agencies (including brokerage general agencies, producer groups and independent marketing organizations in the Individual Products & Solutions - Life and NBSG segment) and regional firms in each state and the District of Columbia. The Company believes that it has developed strong relationships based on its diverse product mix, large selection of fund options and administrative technology. In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels. The Company regularly seeks to expand this distribution network.
Financial Institutions and Wirehouses. The Company markets individual annuities (under its brand names and on a private label basis), mutual funds, private sector retirement plans and life insurance products through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries. The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities, life insurance and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name and the ability to offer private label products.
Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators. The Company also has linked pension plan administrators to the financial planning community to sell group pension products. The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators and therefore are more likely to become long-term customers.
Life Insurance Specialists. The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.
Affiliated Distribution
NRS. NRS markets various products and services to the public sector, primarily on a retail basis, through several sales organizations. NRS markets group variable annuities and fixed annuities as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs. NRS maintains endorsement arrangements with state and local government entities, including the National Association of Counties and The International Association of Fire Fighters.
NFN Producers. NFN producers include Nationwide exclusive agents and independent agents. All agents appointed with Nationwide may be authorized to distribute Nationwide life insurance, annuity, mutual fund and group annuity products. Nationwide exclusive agents sell traditional, universal and variable universal life insurance products and individual annuities through the licensed agency distribution force of NMIC and primarily target the holders of personal automobile and homeowners’ insurance policies issued by NMIC and affiliated companies.
Reinsurance
The Company follows the industry practice of reinsuring with other companies a portion of its life insurance, annuity and health risks in order to reduce net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.
The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and health business. Total amounts recoverable under these reinsurance contracts including ceded reserves, paid and unpaid claims and certain other amounts totaled $683 million and $647 million as of December 31, 2016 and 2015, respectively. Under the terms of certain contracts, specified assets are generally placed in trusts as collateral for the recoveries. The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts.

Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Individual Products & Solutions - Annuity segment. The Company has no other material reinsurance arrangements with unaffiliated reinsurers.
The Company’s only material reinsurance agreements with affiliates are the modified coinsurance agreements pursuant to which NLIC ceded to other members of Nationwide all of its accident and health insurance business not ceded to unaffiliated reinsurers, as described in Note 15 and 17 to the audited consolidated financial statements included in the F pages of this report.
Ratings
Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continuously evaluated relative to performance as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.
Ratings are important to maintaining public confidence in the Company and the ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2016, NLIC and NLAIC each have financial strength ratings of "A+" (Superior) from A.M. Best Company, Inc. ("A.M. Best"). Their claims-paying ability/financial strength are rated "A1" (Good) by Moody’s Investors Service, Inc. ("Moody’s") and "A+" (Strong) by Standard & Poor’s Rating Services ("S&P"). The Company’s financial strength is also reflected in the ratings of its commercial paper, which is rated "AMB-1" by A.M. Best, "P-1" by Moody’s and "A-1" by S&P.
Competition
The Company competes with many other insurers as well as non-insurance financial services companies, some of whom offer alternative products and, with respect to other insurers, have higher ratings than the Company. While no single company dominates the marketplace, many of the Company’s competitors have greater financial resources and larger market share than the Company. Competition in the Company’s lines of business is primarily based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service and name recognition.
See also "Risk Factors – The Company operates in a highly competitive industry, which can significantly impact operating results."
Regulation
Regulation at State Level
NLIC and NLAIC are each organized and domiciled in the State of Ohio. NLIC and NLAIC are each also licensed in Ohio as a life insurer. The Ohio Department of Insurance ("ODI") regulates NLIC and NLAIC and each is also regulated by each of the insurance regulators in the other states where each is authorized to transact insurance business. Eagle is organized and domiciled in Ohio and is licensed in Ohio as a special purpose financial captive insurance company regulated by ODI. Olentangy Reinsurance, LLC ("Olentangy"), which is a wholly-owned subsidiary of NLAIC, is organized and domiciled in Vermont and is licensed in Vermont as a special purpose financial captive insurance company regulated by the Vermont Department of Financial Regulation.
State insurance authorities have broad administrative powers with respect to various aspects of the insurance business including: licensing to transact business; licensing agents; admittance of assets to statutory surplus; regulating premium rates for certain insurance products; approving policy forms; regulating unfair trade and claims practices; establishing reserve requirements and solvency standards; fixing maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; regulating the type, amounts and valuations of investments permitted, regulating reinsurance transactions, including the role of captive reinsurances, and other matters.
National Association of Insurance Commissioners
The National Association of Insurance Commissioners ("NAIC") is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the States. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Practices and Procedures Manual ("the Accounting Manual"). However, model insurance laws and regulations are only effective when adopted by the States, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of NLIC, NLAIC, Olentangy and Eagle.
Pursuant to its "Solvency Modernization Initiative," the NAIC reviewed the U.S. financial regulatory system and all aspects of financial regulation affecting insurance companies. Though broad in scope, the Solvency Modernization Initiative focused on: (1) capital requirements, (2) corporate governance and risk management, (3) group supervision, (4) statutory accounting and financial reporting and (5) reinsurance. This initiative has resulted in the recent adoption by the NAIC of the Risk Management and Own Risk and Solvency Assessment ("ORSA") Model Act ("ORSA Model Act"), which has been enacted by several states and requires insurance companies to assess the adequacy of their and their group’s risk management and current and future solvency position. Under the ORSA Model Act, an insurer must undertake an internal risk management review no less often than annually (but also at any time when there are significant changes to the risk profile of the insurer or its insurance group), in accordance with the NAIC’s ORSA Guidance Manual, and prepare an ORSA Report assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report will be filed with a company’s lead regulator and will be available to other domiciliary regulators within the holding company system. Ohio has adopted legislation substantially similar to the ORSA Model Act, which applied to NLIC and NLAIC effective January 1, 2015. The assessment must be documented in a confidential annual summary report, a copy of which must be made available to the ODI as the lead state regulator of NLIC and NLAIC as required or upon request. NLIC and NLAIC’s first ORSA summary report was submitted on behalf of the enterprise in October 2015.
The NAIC is also exploring the development of a group capital calculation for U.S. insurance groups that could serve as a baseline quantitative measure used by regulations in conjunction with group specific risks and stresses identified in ORSA filings. It is not possible to predict the additional capital requirements or compliance costs these requirements may impose.
The NAIC has also developed a principles-based approach to reserving for life insurance products, and in June 2016, the NAIC adopted a recommendation that will activate this approach for life insurance products. Principles-based reserving replaces the reserving methods for life insurance products for which the current formulaic basis for reserves may not fully reflect the risks or costs of the liability or obligations of the insurer. The principles-based reserving approach has a three year phase in period. At the Company’s discretion, it may be applied to new individual life business beginning as early as January 1, 2017, and must be applied for all new individual life business issued January 1, 2020 and later. Principles-based reserving will not affect reserves for policies in force prior to January 1, 2017. The Company is currently assessing the impact of this new reserving approach on projected statutory reserve levels and product pricing for its portfolio of individual life product offerings.
The NAIC continues to consider changes that would regulate more strictly captive reinsurance companies that assume business directly written in more than one state by applying accreditation standards to those captives that historically were applicable only to traditional insurers.
The NAIC and state and federal regulators also continue to study the use of captive reinsurance companies for variable annuities. In November 2015, the NAIC adopted the Variable Annuities Framework for Change, which outlines the NAIC’s commitment to change in concept the statutory framework to address concerns that have led to the utilization of captive reinsurance transactions for variable annuity business in order to create more consistency across regulators and remove the impetus for insurers to cede risk to captives. The framework contemplates changes to the guidance and rules governing variable annuities, including with regard to reserving, capital, accounting, derivative use limitations and disclosure. The Company participated in a quantitative impact study assessing the efficacy and potential impact of the recommended reforms and is currently evaluating proposed revisions to Actuarial Guideline 43, which interprets the standards for the valuation of reserves for variable annuity and other contracts involving certain guaranteed benefits. Given the uncertainty of the ultimate outcome of these initiatives, at this time the Company is unable to estimate their expected effects on its future capital and financial position and results of operations.
Insurance Holding Company Regulation
The Company is a wholly-owned subsidiary of NFS, which in turn is a wholly-owned subsidiary of Nationwide Corporation, a majority-owned subsidiary of NMIC. NMIC is the lead entity of the Nationwide group of companies. As such, NMIC is subject to the insurance holding company acts of each of the states of domicile of its insurance subsidiaries and affiliates, including NLIC and NLAIC. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system. Generally, under such laws, transactions within the insurance holding company system to which NLIC and NLAIC are a party must be fair and reasonable and, if material or of a specified category, require prior notice and approval or non-disapproval by the state of domicile of each insurance entity that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.
The NAIC has adopted a number of revisions to its Model Insurance Holding Company System Regulatory Act ("Model Holding Company Act"), which introduces the concept of "enterprise risk" within an insurance holding company system and imposes more extensive informational requirements on parents and other affiliates of licensed insurers or reinsurers, with the purpose of protecting the licensed companies from enterprise risk, including requiring an annual enterprise risk report by the ultimate controlling person identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. The Model Holding Company Act must be adopted by the individual states for the new requirements to apply, including, with respect to NMIC and NLIC and NLAIC, by Ohio. Ohio adopted legislation substantially similar to the revised Model Holding Company Act on June 5, 2014 and these changes applied to NLIC and NLAIC beginning in 2015.
Regulation of Dividends and Other Distributions
See Note 14 to the audited consolidated financial statements in the F pages of this report for a discussion of dividend restrictions.
Annual and Quarterly Reports and Statutory Examinations
Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, and their businesses in accordance with accounting practices and procedures prescribed or permitted by these departments, and accounts are subject to examination by such regulators at any time.
In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations. NLIC and NLAIC each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting in compliance with the Annual Financial Reporting Model Regulation, as adopted in the states in which they do business.
As part of their routine regulatory oversight process, state insurance departments periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC. The ODI’s most recently completed financial examination of NLIC and NLAIC concluded in 2013 and was for the five-year period ended December 31, 2011. The ODI is currently conducting a financial examination of NLIC and NLAIC for the five-year period ended December 31, 2016.
Additionally, the Company has two captive reinsurers, Olentangy and Eagle. Vermont, in coordination with the timing of the ODI exams above, completed an examination of Olentangy in 2013 for the two-year period ended December 31, 2011.
The examinations were completed during the second quarter of 2013 and did not result in any significant issues or adjustments. The examination reports are available to the public.

Market Conduct
State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. NLIC and NLAIC continuously monitor sales, marketing and advertising practices and related activities of agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.
Guaranty Associations and Similar Arrangements
Each of the 50 states of the U.S. and the District of Columbia have laws requiring insurance companies doing business within its jurisdiction to participate in various types of guaranty associations or other similar arrangements. These arrangements provide certain levels of protection to policy owners from losses arising from insurance policies or annuity contracts issued by insurance companies that become impaired or insolvent. Typically, assessments are levied (up to prescribed limits) on member insurers on a basis which is related to the member insurer’s proportionate share of the business written by all member insurers in the lines of business in which the impaired or insolvent member insurer was writing. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.
Assessments levied against NLIC and NLAIC during the past three years have not been material. The amount and timing of any future assessment on or refund to NLIC and NLAIC under these laws are beyond the control of NLIC and NLAIC. A portion of the assessments paid by NLIC and NLAIC pursuant to these laws may be used as credits for a portion of NLIC and NLAIC’s premium taxes. For the years ended December 31, 2016, 2015 and 2014, credits received by the Company were immaterial.
Statutory Surplus
As licensed insurers, NLIC and NLAIC are subject to the supervision of the regulators of each state, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that NLIC and NLAIC may write due to an inability to meet the levels of statutory surplus required by the regulators. Olentangy is subject to the requirements and restrictions of its Licensing Order, as issued by the State of Vermont, and Eagle is subject to the requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Risk-Based Capital
NLIC, NLAIC, Olentangy, and Eagle are subject to the risk-based capital ("RBC") requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy. See Note 14 to the audited consolidated financial statements included in the F pages of this report for additional discussion of RBC requirements. Olentangy is subject to the requirements and restrictions of its Licensing Order, as issued by the State of Vermont, and Eagle is subject to the requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Annuity Sales Practices
The Company’s annuity sales practices are subject to strict regulation. State insurance and certain federal regulators are becoming more active in adopting and enforcing suitability standards that create additional responsibilities and liabilities with respect to sales of annuities, both fixed and variable. Such regulations and responsibilities could increase the Company’s operational costs or compliance costs or burdens, or expose the Company to increased liability for any violation of such regulations and responsibilities.

Regulation of Investments
The Company is subject to state laws and regulations that require diversification of their investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity and common stocks. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments are in compliance, in all material respects, with such laws and regulations as of December 31, 2016.
Federal Initiatives
Although the U.S. federal government generally has not directly regulated the insurance business, federal legislation and administrative policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("the Dodd-Frank Act") expands the federal presence in insurance oversight. For further discussion, see "Risk Factors—Risks Related to the Legal and Regulatory Environment of the Insurance Industry—The Company’s insurance entities are subject to extensive regulation" and "Risk Factors—Risks Related to the Legal and Regulatory Environment of the Insurance Industry—The Dodd-Frank Act and certain other potential changes in federal laws and regulations may adversely affect the Company’s business, results of operations and financial condition."
Securities Laws
Certain of NLIC and NLAIC’s products, policies and contracts are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission ("SEC") and under certain state securities laws. Certain separate accounts of NLIC and NLAIC are registered as investment companies under the Investment Company Act of 1940, as amended. Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC and NLAIC are also registered under the Securities Act of 1933 (the "Securities Act"). NISC, a subsidiary of the Company, is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of, and subject to regulation by, the Financial Industry Regulatory Authority and is also subject to the SEC’s net capital rules.
NIA, a subsidiary of the Company, is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and the Securities Act.
All aspects of investment advisory activities of NLIC are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business. These laws and regulations primarily are intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations. In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.
Privacy Regulation
The Company is subject to federal and state laws and regulations that require financial institutions and other businesses to ensure the security and confidentiality of nonpublic personal information, including laws that regulate use and disclosure of, among others, social security numbers and health information. Federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including social security numbers and health information. Federal regulations require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited commercial e-mail, text or fax messages to consumers and customers. Federal laws and regulations regulate the permissible uses of certain personal information, including consumer report information. Federal and state legislatures and regulatory bodies continue to expand regulation regarding these subjects and the privacy and security of personal information.
Employee Retirement Income Security Act
On April 6, 2016 the U.S. Department of Labor ("DOL") issued a final regulation that expands the range of activities considered to be fiduciary investment advice under the Employee Retirement Income Security Act ("ERISA") and the IRC. Currently the regulation has an applicability date for most provisions of April 10, 2017, and the regulation will be fully applicable by January 1, 2018. This regulation redefines who will be considered a "fiduciary" for purposes of transactions with qualified plans, plan participants and Individual Retirement Accounts ("IRAs"), and generally provides that advice to a plan participant or IRA owner will be treated as fiduciary activity. The DOL also issued amendments to certain prohibited transaction exemptions, and issued a new exemption that applies additional disclosure and contract requirements and increases fiduciary liability exposure related to transactions involving ERISA plans, plan participants, and IRAs. On September 27, 2016, and again on January 13, 2017, the DOL released responses to Frequently Asked Questions, which provide industry and consumer guidance concerning the application and implementation of the new and amended prohibited transaction exemptions. We are evaluating whether the guidance will affect our implementation plans that are underway.
The implementation of the DOL regulations will result in additional activities in order to comply with certain of the exemptions provided in the regulations, including additional compliance reviews of material shared with distributors, wholesaler and call center training and product reporting and analysis.
Tax Matters
NLIC joined the NMIC consolidated tax return group in 2015.
Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.
The U.S. Congress periodically has considered possible legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products. Recent legislative proposals have included provisions that, if enacted, would (a) disallow a portion of the income tax interest deduction for many businesses that own life insurance, (b) alter the calculation of a life insurance company’s separate account dividends received deductions, (c) impose a "financial crisis responsibility fee" on certain insurance companies (described below), (d) impose additional information reporting requirements with respect to variable insurance products and resales of certain life insurance contracts and (e) alter the calculation of the amount of an insurance’s company’s policy acquisition expenses that must be capitalized and amortized rather than deducted currently. In addition, Congress is considering proposals to further limit contributions to retirement plans and accelerate the distributions from such plans after the death of the participant. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans were to be enacted, the Company’s sale of COLI, BOLI, variable annuities, variable life products and other retirement plan products could be adversely affected.
Additional changes to the IRC to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. Such changes could have an adverse impact on the desirability of the products offered by the Company.
Legal Proceedings
See Note 16 to the audited consolidated financial statements included in the F pages of this report for a description of litigation and regulatory actions.
Employees
As of December 31, 2016, the Company had approximately 3,746 employees, none of which were covered by a collective bargaining agreement.
Risk Factors
Risks Related to Economic and Financial Market Conditions
Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and access the capital required to operate its business, most significantly its insurance operations.
The Company’s insurance, annuity and investment products, as well as its investment returns and access to and cost of financing, are sensitive to disruptions, uncertainty or volatility in the capital and credit markets, thereby ultimately impacting the Company’s profitability and ability to support or grow its businesses. In the insurance industry, liquidity refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations in order to meet its financial commitments. The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds and cash, including from its investment portfolio and assets. Sources of liquidity also include a variety of short- and long-term debt instruments, including intercompany borrowings, FHLB programs, commercial paper and lines of credit.
In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing. The availability of additional financing will depend on a variety of factors, including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if the level of business activity decreases. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it. The Company’s internal sources of liquidity may prove to be insufficient, and in such case, it may not be able to successfully obtain additional financing on favorable terms, or at all.
As such, the Company may be forced to issue securities with terms and conditions that may be unfavorable to it, bear an unattractive cost of capital or sell certain assets, any of which could decrease the Company’s profitability and significantly reduce its financial flexibility. The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the capital and credit market.
The Company is exposed to significant financial market risk, which may adversely affect its results of operations and financial condition, and may cause the Company’s net investment income to vary from period to period.
The Company is exposed to significant financial market risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, domestic and foreign market volatility, the performance of the economy in general, the performance of specific obligors, included in its portfolio and other factors outside the Company’s control.
At times throughout the past few years, volatile conditions have characterized financial markets. Significant market volatility, and government actions taken in response, may exacerbate some of the risks we face. Concerns about global economic conditions, capital markets, potential exit of the United Kingdom from the European Union and the solvency of certain European Union member states, their banking systems and the financial institutions that have significant direct or indirect exposure to debt issued by these countries or significant exposure to their banking systems, have caused elevated levels of market volatility.
The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. The Company’s investment portfolio contains interest rate sensitive instruments, such as bonds and derivatives, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond its control. U.S. long-term interest rates remain at relatively low levels by historical standards. During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources, the yield on the new investments purchased will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio. Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.
The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, declines in interest rates may adversely affect the profitability of these products. There may be economic scenarios, including periods of rising interest rates, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate the amortization of DAC and other expenses, which reduces net income in the period of the acceleration.

The Company’s exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed securities. In addition, market volatility can make it difficult to value certain of the Company’s securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes due to market volatility, which could have a material adverse effect on the Company’s results of operations or financial condition.
The Company invests or may invest a portion of its portfolio in alternative investments, such as private equity funds, real estate funds, hedge funds and tax credit funds. Quarterly fluctuations in the net investment income of the Company can be affected by changes in the underlying value of the investments. In addition, the timing and quality of distributions from such funds, which depend on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions, can be inherently difficult to predict.
The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities and investment advisory business, in each case where fee income is generally earned based upon the fair value of the assets under management. In addition, certain of the Company’s annuity products offer guaranteed benefits, which increase its potential benefit exposure. Statutory reserve and capital requirements for these products are sensitive to market movements, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.
The Company is exposed to many different industries, issuers, and counterparties, and routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds and other investment funds and institutions. Many of these transactions expose the Company to credit risk in the event of default of the counterparty. While counterparty risk is generally secured, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. The Company may have further exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers. Realized losses or impairments to the carrying value of these assets may materially and adversely affect the Company’s business, results of operations and financial condition.
For additional information on market risk, see Quantitative and Qualitative Disclosures about Market Risk.
Guarantees within certain of the Company and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.
The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.
NLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, NLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.
For additional information on guaranteed benefits in the Company’s products, see Note 4 to the audited consolidated financial statements included in the F pages of this report.
The Company uses derivative instruments to manage exposures and mitigate risks primarily associated with interest rates, equity markets and foreign currency. These derivative instruments primarily include interest rate swaps, futures contracts and options.
See Note 2 and Note 7 to the audited consolidated financial statements in the F pages of this report for additional information regarding the Company’s use of derivatives instruments.

The impact on distributors, vendors and customers of sustained or significant deterioration in economic conditions could adversely affect the Company’s business.
The Company is exposed to risks associated with the potential financial instability its customers and distributors, many of whom may be adversely affected by volatile conditions in the financial markets or an economic slowdown. As a result of uncertainties with respect to financial institutions and the global credit markets, increases in energy costs, and other macroeconomic challenges currently or potentially affecting the economy of the U.S. and other parts of the world, customers and distributors may experience serious cash flow problems and other financial difficulties. As a result, they may modify, delay, or cancel plans to buy or sell the Company’s products, or make changes in the mix of products bought or sold, that are unfavorable to the Company.
In addition, the Company is susceptible to risks associated with the potential financial instability of the vendors on which the Company relies to provide services or to whom the Company delegates certain functions. The same conditions that may affect the Company’s distributors also could adversely affect the Company’s vendors, causing them to significantly and quickly increase their prices or reduce their output. The Company’s business depends on its ability to perform, in an efficient and uninterrupted fashion, its necessary business functions, and any interruption in the services provided by third parties also could adversely affect the Company’s cash flow, profitability and financial condition.
Risks Related to Investments
Some of the Company’s investments are relatively illiquid.
The Company holds certain investments that may lack liquidity, such as certain fixed maturity securities (including privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities), mortgage loans, policy loans, equity real estate, including real estate joint ventures and other limited partnership interests.
If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.
The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, debt securities in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of debt securities in unfavorable interest rate, liquidity or credit spread environments.
The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.
Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.
Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.
Commercial mortgage loans could face heightened delinquency, refinancing, and default risk under adverse economic conditions. As such, these risks could lead to declining values on certain of such instruments. The performance of the Company’s commercial mortgage loan investments may fluctuate in the future. An increase in the default rate of the Company’s commercial mortgage loan investments or a borrower’s inability to refinance or pay off its loan at maturity could have an adverse effect on its results of operations and financial condition. If these loans are not refinanced or paid in full at maturity, the Company’s mortgage loan investments could be adversely affected. Any geographic or sector concentration of the Company’s commercial mortgage loans may have adverse effects on its investment portfolio and, consequently, on its results of operations or financial condition. While the Company seeks to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on its investment portfolio to the extent that the portfolio is concentrated.

The determination of the amount of allowances and impairments taken on the Company’s investments are judgmental and could materially impact its results of operations or financial position.
The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.
For additional information on the Company’s allowance and impairment review process, see Note 2 to the audited consolidated financial statements included in the F pages of this report.
The Company values investments at both cost and fair value, which may be significantly different than the values used for purposes of the Company’s financial statements.
The Company’s investments primarily consist of fixed maturity securities, trading securities, short-term investments, mortgage loans, policy loans and alternative investments. On the basis of U.S. generally accepted accounting principles ("GAAP"), the carrying value of such investments is as follows:
•	Fixed maturity securities, except those considered trading securities, are primarily classified as available-for-sale and are reported at their fair value. Unrealized gains and losses on these securities are recorded as a separate component of other comprehensive income or loss, net of deferred policy acquisition costs, policyholder related amounts and deferred income taxes.
•	Trading securities are reported based on mark-to-market accounting and changes in fair value are recognized in net realized investment gains and losses.
•	Short-term investments include investments with remaining maturities of one year or less at the time of acquisition and are reported at fair value.
•	Mortgage loans are recorded at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses and allowances.
•	Policy loans are carried at unpaid principal balances.
•	Alternative investments are generally reported based on the equity method of accounting.
Investments not carried at fair value in the Company’s financial statements (principally mortgage loans and alternative investments) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.
The Company’s valuation of fixed maturity securities may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect the Company’s results of operations or financial condition.
Fixed maturity securities and certain other investments are reported at fair value on the balance sheet. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company categorizes these securities into a three-level hierarchy based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.
The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.

For additional information on the Company’s fair value categories and valuation methodologies, see Note 2 to the audited consolidated financial statements included in the F pages of this report.
Risks Related to the Legal and Regulatory Environment of the Insurance Industry
Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, Financial Accounting Standards Board, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are required to comply with the Statutory Accounting Principles ("SAP") established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are currently subject to review by the NAIC and its task forces and committees, as well as state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. The NAIC is working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves and the accounting for such reserves. The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company’s insurance entities. Calculations made in accordance with SAP govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies.
The Accounting Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices. Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry assets placed in a trust account by Union Hamilton Reinsurance Ltd. and held for the benefit of the ceding insurer under a reinsurance agreement that increased NLAIC’s valuation of Olentangy by $56 million as of December 31, 2016 and 2015, and which also allowed NLIC to admit additional deferred tax assets of $8 million as of December 31, 2016 and 2015. Eagle applies a prescribed practice from the State of Ohio that allows an alternative reserve basis on assumed liabilities, net of third party reinsurance, with respect to specified Guaranteed Minimum Death Benefit and Guaranteed Living Withdrawal Benefit obligations provided under substantially all of the variable annuity contracts issued and to be issued by NLIC. This prescribed practice decreased NLIC’s valuation of this subsidiary by $97 million and $64 million as of December 31, 2016 and 2015, respectively, and also reduced NLIC’s admitted deferred tax assets by $15 million and $10 million as of December 31, 2016 and 2015, respectively.
However, the Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors will not have a material impact on the Company’s financial condition or results of operations.
Through the issuance of insurance contracts registered under the Securities Act on Form S-1, the Company is subject to the application of GAAP, which is periodically revised and/or expanded. As such, the Company is required to adopt new or revised accounting and/or financial reporting standards issued by recognized accounting standard setters or regulators, including the Financial Accounting Standards Board ("FASB") and the SEC. It is possible that future requirements could change the Company’s current application of GAAP, resulting in a material adverse impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are subject to extensive regulation.
The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business as well as to federal oversight in some aspects of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. The Company could be adversely affected by, among other things, changes in state law relating to marketing, privacy, acquisitions, payment of dividends, reinsurance, the form and content of insurance policies (including pricing), licensing, regulation of premium rates, premium tax increases, rating and underwriting restrictions and limitations, asset and reserve valuation requirements, enterprise risk management, surplus requirements, limitations on investments, accounting standards and RBC requirements. Also, applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or restructuring of insurance companies. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. Changes in regulations, or in the interpretation or application of existing laws or regulations, may adversely impact pricing, capital requirements, reserve adequacy, or exposure to litigation and could increase the costs of regulatory compliance. The Company cannot predict the effect that any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.
From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies and may impose changes in the future that put further regulatory burdens on insurers and, thus, could have an adverse effect on NLIC and NLAIC’s results of operations and financial condition. Changes are often implemented in order to benefit policyholders to the detriment of insurers.
At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employee benefits regulation, age, sex and disability-based discrimination, financial services regulation and federal taxation, can significantly affect the insurance business.
This state regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. It is not possible to predict the future impact of changing regulation on the Company’s financial condition or results of operations.
The Dodd-Frank Act and certain other potential changes in federal laws and regulations may adversely affect the Company’s business, results of operations and financial condition.
On July 21, 2010, Congress passed, and the President signed into law, the Dodd-Frank Act. Policy and rulemaking conducted after the enactment of the Dodd-Frank Act has and will continue to significantly change financial regulation. The Company cannot predict the full impact this financial reform legislation will have on its business, results of operations or financial condition. The full impact of the Dodd-Frank Act on the Company will not be determined until the numerous regulations required by the act are finalized. However, the Company has been or anticipates that its business and operations will be affected in at least the following ways:
•	Title I of the Dodd-Frank Act. Title I of the Dodd-Frank Act established the Financial Stability Oversight Council ("FSOC") which has authority to designate non-bank financial companies as systemically important financial institutions ("non-bank SIFIs") thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System ("Federal Reserve"). The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. If FSOC were to determine that NMIC is a non-bank SIFI, NMIC would become subject to certain of these enhanced prudential standards, which could adversely affect the Company. The Federal Reserve also indicated that it may apply certain of these enhanced prudential standards to savings and loan holding companies ("SLHCs"), like NMIC and NFS, as the safety and soundness regulator for these institutions. It remains unclear if or the extent to which any of these enhanced prudential standards will be extended to SLHCs.
❍	Under Section 171 of the Dodd-Frank Act, the Federal Reserve is also required to establish consolidated RBC and leverage capital requirements for SLHCs. In June 2016, the Federal Reserve System issued an advance notice of proposed rulemaking regarding approaches to regulatory capital requirements for institutions supervised by the Federal Reserve that are significantly engaged in insurance activities. The advance notice invites comments on a "building block approach" and a "consolidated approach" for determining capital requirements, including which approach is appropriate for SLHCs. The building block approach would aggregate capital resources and requirements across different legal entities to calculate combined qualifying and required capital for the insurance group. The consolidated approach would categorize insurance liabilities, assets and certain other exposures into risk segments, determine consolidated required capital by applying risk factors to the amounts in each segment, define qualifying capital for the consolidated firm, and then compare consolidated qualifying capital to consolidated required capital. The building block approach and the consolidated approach as described in the advance notice of proposed rulemaking are high level concepts for capital standards, and will ultimately need to be defined in detail in any final standards. The comment period for the advance notice closed on September 16, 2016, and at this point, it is not possible to predict the impact this may have on NMIC and the Company.
❍	As a financial company with total consolidated assets greater than $10 billion, the Dodd-Frank Act requires that NMIC be subject to stress testing requirements developed by the Federal Reserve to determine whether, on a consolidated basis, NMIC has the capital necessary to absorb losses as a result of adverse economic conditions. NMIC will be required to conduct company-run annual stress tests to be provided to the Federal Reserve. The Company cannot predict the manner in which the stress tests will ultimately be designed, conducted and disclosed with respect to NMIC or whether the results of such stress tests will cause an alteration to the Company’s business practices or affect the perceptions of regulators, rating agencies, customers, counterparties or investors.
❍	FSOC may recommend that state insurance regulators or other regulators apply new or heightened safeguards for activities or practices in which the Company or other financial services companies engage if the FSOC determines those activities or practices could create or increase the risk that significant liquidity, credit or other problems might spread among financial companies.
•	Title II of the Dodd-Frank Act. Title II of the Dodd-Frank Act provides that a financial company may be subject to a special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation as receiver, upon a determination that the company is in default or danger of default and presents a threat to the financial stability of the U.S. The Company cannot predict how its creditors will evaluate this potential or whether it will impact financing or hedging costs.
•	Title III of the Dodd-Frank Act. Title III of the Dodd-Frank Act transferred to the Federal Reserve the supervisory and regulatory authority of the Office of Thrift Supervision over SLHCs. As a registered SLHC, NMIC and NFS are now subject to the rulemaking authority of the Federal Reserve and the supervision and examination authority of the Federal Reserve under HOLA. The Federal Reserve uses a consolidated supervisory framework to supervise SLHCs with over $50 billion in total consolidated assets. This framework consists of on-site inspections and continuous monitoring activities related to capital and liquidity planning and positions, corporate governance, recovery planning, management of core business lines, and support of banking offices. The Federal Reserve has also extended to SLHCs certain of its Regulation Y reporting obligations, which were previously only required of bank holding companies.
•	Title V of the Dodd-Frank Act. Title V of the Dodd-Frank Act established the Federal Insurance Office ("FIO") within the U.S. Department of the Treasury ("Treasury"), which has the authority to participate on behalf of the U.S., in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards, and, along with the U.S. Trade Representative, enter into covered agreements with one or more foreign governments which have the ability to preempt inconsistent state insurance measures. While not having a general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance (other than health insurance), including serving as a non-voting member of FSOC and making recommendations to FSOC regarding insurers to be designated for more stringent regulation. On December 12, 2013, the FIO issued a report to Congress setting forth recommendations on modernization of the system of insurance regulation in the U.S. The report raised the possibility of a greater role for the federal government if states do not achieve greater uniformity in their laws and regulations. On November 20, 2015, the FIO and the U.S. Trade Representative announced their intention to negotiate a "covered agreement" with the European Union. On January 19, 2016, the formal negotiating process was set into motion through a Federal notice and indicated that it will seek to address the following prudential measures: (1) obtain treatment of the U.S. insurance regulatory system by the EU as "equivalent" to allow for a level playing field for U.S. insurers and reinsurers operating in the EU; (2) obtain recognition by the EU of the integrated state and federal insurance regulatory and oversight system in the United States, including with respect to group supervision; (3) facilitate the exchange of confidential regulatory information between lead supervisors across national borders; (4) afford nationally uniform treatment of EU-based reinsurers operating in the United States, including with respect to collateral requirements; and (5) obtain permanent equivalent treatment for the solvency regime in the United States and applicable to insurance and reinsurance undertakings. The Company cannot predict the scope of the covered agreement, whether it will serve to preempt inconsistent state insurance measures and what impact it will have on the Company’s business, financial condition or results of operations.
•	Title VI of the Dodd-Frank Act. Title VI of the Dodd-Frank Act introduced Section 619, which amended the Bank Holding Company Act of 1956 (together, with applicable regulations, the "Volcker Rule"). The Volcker Rule, among other things, generally prohibits institutions affiliated with depository institutions from engaging in proprietary trading and acquiring or retaining an ownership interest in and having certain relationships with covered funds, including, but not limited to, hedge funds and private equity funds, subject to certain exceptions.

As a result of their status as regulated insurance companies engaging in otherwise permitted activities, NLIC and NLAIC’s investment activities from its general and separate accounts are permissible under the Volcker Rule, but the future value and liquidity of such investments may be impacted by market conditions.
•	Title VII of the Dodd-Frank Act.
❍	Title VII of the Dodd-Frank Act creates a new framework for regulation of the over-the-counter derivatives markets which could impact NLIC and NLAIC’s derivative activities. Under this new regulatory regime, the Commodity Futures Trading Commission ("CFTC") regulates "swaps," the SEC regulates "security-based swaps" and both commissions jointly regulate "mixed swaps" (collectively referred to herein as "swaps").
❍	The Dodd-Frank Act generally requires swaps, subject to a determination by the CFTC or the SEC as to which swaps are covered, entered into by all counterparties except certain non-financial end users to be cleared through a regulated clearinghouse. In addition, certain swaps subject to the mandatory clearing requirement may be required to be executed through regulated exchanges or execution facilities. The CFTC has made a determination that certain categories of swaps, including certain types of interest rate swaps and credit default swaps, are required to be cleared and it is anticipated that other categories of swaps will become subject to this requirement in the future. The CFTC has also made a determination that a subset of these swaps must be executed on a registered swap execution facility or derivatives contract market; additional categories of swaps will become subject to this requirement in the future
❍	Swap dealers and major swap participants ("MSPs") are required to be registered and are subject to significant regulatory requirements, including requirements relating to capital and margin (i.e., collateral), business conduct and reporting. NLIC and NLAIC should not be considered swap dealers or MSPs and therefore will not be directly subject to the requirements applicable to these categories of registered entities; however, many of NLIC and NLAIC’s counterparties will be swap dealers and as such will be subject to these requirements. These requirements have increased and will continue to increase derivatives dealers’ costs, and these increased costs may be passed on to NLIC and NLAIC.
❍	The SEC and CFTC have issued regulations defining "swaps" and are required by the Dodd-Frank Act to determine whether "stable value contracts" ("SVCs") fall within the definition of a "swap," and, if so, whether it would be appropriate to exempt SVCs from such definition. In addition, various other products offered by NLIC and NLAIC insurance subsidiaries might be treated as swaps, although the Company believes such treatment is unlikely. If these products are regulated as swaps, NLIC and NLAIC cannot predict how the rules would be applied to such products or the effect on their profitability or attractiveness to its clients.
❍	Finally, the new regulatory scheme imposed on all market participants is likely to increase the costs of hedging generally. NLIC and NLAIC cannot predict the effect of the foregoing on its hedging costs, its hedging strategy or implementation thereof or whether it will need or choose to increase and/or change the composition of the risks it does not hedge.
•	Title IX of the Dodd-Frank Act. In June 2016, the Federal Reserve, along with other federal regulators, issued a notice of proposed rulemaking regarding incentive-based compensation arrangements for certain covered financial institutions, including SLHCs. The proposed rules implement Section 956 of the Dodd-Frank Act which requires that the Federal Reserve prohibit incentive-based compensation arrangements that could lead to excessive compensation or material financial loss at covered financial institutions that have $1 billion or more of average total consolidated assets. The comment period for these proposed rules closed on July 22, 2016. At this time, it is not possible to predict the extent of any compliance and other costs associated with this rule.
•	Title X of the Dodd-Frank Act. The Dodd-Frank Act established the Consumer Financial Protection Bureau ("CFPB") as an independent agency within the Federal Reserve to supervise and regulate institutions that provide certain financial products and services to consumers. Although consumer financial products and services generally exclude the business of insurance, the CFPB does have authority to regulate non-insurance consumer products and services.
The Dodd-Frank Act potentially affects such a wide range of the activities and markets in which the Company engages and participates that it is not possible to anticipate all of the ways in which it could affect the Company. For example, many of the Company’s methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. Historical market behavior may be altered by the enactment of the Dodd-Frank Act. As a result of this enactment and otherwise, these methods may not accurately predict future exposures, which could be significantly greater than the Company’s measures indicate. Potential future federal legislation, regulation, administrative policies and court decisions can also significantly and adversely affect certain areas of the Company’s life insurance and annuity business. In addition to the laws and regulations discussed above, these areas include pension and employee welfare benefit plan regulation, additional financial services regulation and taxation.

Increased scrutiny of the insurance regulatory framework in the U.S. may alter, and in many cases increase, state authority to regulate insurance holding companies and insurance companies.
Recently, there has been increased scrutiny of the insurance regulatory framework in the U.S. and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance companies and their holding company systems. Since 2010, the NAIC has adopted a number of revisions to the Model Holding Company Act. The Model Holding Company Act introduces the concept of "enterprise risk" within an insurance holding company system and imposes more extensive informational requirements on parents and other affiliates of licensed insurers. The purpose of the enterprise risk revisions are to protect licensed companies from enterprise risk. The revisions require an annual enterprise risk report by the ultimate controlling person identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. The revised Model Holding Company Act now also contemplates that state regulators would have the ability to serve as the "group wide" supervisor of an insurance holding company system if the insurer is an internationally active insurance group.
In September 2012, the NAIC adopted the ORSA Model Act, which requires insurers to maintain a framework for identifying, assessing, monitoring, managing and reporting on the "material and relevant risks" associated with the insurer’s (or insurance group’s) current business plans. Under the ORSA Model Act, an insurer must undertake an internal risk management review no less often than annually (but also at any time when there are significant changes to the risk profile of the insurer or its insurance group) in accordance with the NAIC’s ORSA Guidance Manual and prepare a summary report ("ORSA Report") assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report will be filed with a company’s lead regulator and will be available to other domiciliary regulators within the holding company system.
Both the Model Holding Company Act and the ORSA Model Act must be adopted by the individual states for the new requirements to apply to U.S. domestic insurers. Ohio has adopted legislation substantially similar to the ORSA Model Act and the revised Model Holding Company Act, effective January 1, 2015 and September 4, 2014, respectively. The Company cannot predict the impact on the Company’s results of operations or financial condition of filing the ORSA or the increased focus on enterprise-wide risk in the Model Holding Company Act, or the impact of any other NAIC recommendations or proposed or future legislation or rulemaking in the U.S. or elsewhere.
The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.
The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as legal and regulatory standards. A control system, no matter how well designed and operated, can provide only reasonable guarantee that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.
Litigation or regulatory actions could have a material adverse impact on the Company.
Current and future litigation or regulatory investigations and actions in the ordinary course of operating our business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain employees or agents. See "Description of Business—Legal Proceedings" and Note 16 to the audited consolidated financial statements included in the F pages of this report for a description of litigation and regulatory actions.
The amount of statutory capital that the Company and its insurance subsidiaries have and the amount of statutory capital they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.
The Company conducts the vast majority of its business through its licensed insurance entities. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company’s insurance entities (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain fixed maturity securities in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations ("NRSROs") may also implement changes to their internal models, which differ from the NAIC RBC model, that have the effect of increasing or decreasing the amount of statutory capital that NLIC and NLAIC must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s insurance entities’ RBC ratios.
The Company’s insurance entities’ statutory surplus and RBC ratios have a significant influence on their financial strength ratings, which, in turn, are important to their ability to compete effectively. To the extent that any of the Company’s insurance entities’ statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, capital may need to be raised. If we are unable to raise additional capital in such a scenario, any ratings downgrade that followed could have a material adverse effect on the business, financial condition, results of operations and liquidity. See Note 14 to the audited consolidated financial statements included in the F pages of this report for a further discussion of RBC.
Changes in tax laws could adversely affect the Company.
Congress from time to time considers legislation that could make the Company’s products less attractive to consumers. Current U.S. federal income tax laws generally permit certain holders to defer taxation on the build-up of value of annuities and life insurance products until payments are actually made to the policyholder or other beneficiary and to exclude from taxation the death benefit paid under a life insurance contract. While higher tax rates increase the benefits of tax deferral on the build-up of value of annuities and life insurance, making the Company’s products more attractive to consumers, legislation that reduces or eliminates deferral would have a potential negative effect on the Company’s products.
Congress, as well as state and local governments, also considers from time to time legislation that could increase the amount of corporate taxes the Company pays, thereby reducing earnings. For example, changes in the law relating to tax reserving methodologies for term life or universal life insurance policies with secondary guarantees or other products could result in higher current taxes.
The Obama Administration’s Revenue Proposals include proposals which, if enacted, would affect the taxation of life insurance companies and certain life insurance products. In particular, the proposals would affect the treatment of COLI by limiting the availability of certain interest deductions for companies that purchase those policies. The proposals would also change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that is eligible for the Dividends Received Deduction ("DRD"). The DRD reduces the amount of dividend income subject to tax and is a significant component of the difference between our actual tax expense and the expected tax amount determined using the federal statutory tax rate of 35%. If proposals of this type were enacted, the Company’s sale of COLI, variable annuities, and variable life insurance products could be adversely affected and the Company’s actual tax expense could increase, thereby reducing earnings.
The products we sell have different tax characteristics, in some cases generating tax deductions for the Company. The level of profitability of certain of our products is significantly dependent on these characteristics and our ability to continue to generate taxable income, which is taken into consideration when pricing products and is a component of our capital management strategies. Accordingly, changes in tax law, our ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by our products could impact product pricing and returns or require us to reduce our sales of these products or implement other actions that could be disruptive to our businesses. In addition, the adoption of "principles based" approaches for statutory reserves may lead to significant changes to the way tax reserves are determined and thus reduce future tax deductions.
See "Description of Business—Regulation—Tax Matters" for a general description of the changes in tax laws and how they could adversely impact the Company.

Changes to regulations under ERISA could adversely affect the Company, including its distribution model, by expanding the circumstances under which the Company and its affiliated broker-dealers could be considered ERISA fiduciaries.
The prohibited transaction rules of ERISA and the Code generally impose requirements on the provision of investment advice to ERISA plans and participants and IRA owners if the investment recommendation results in compensation being paid to the individual advisor, his or her firm or their affiliates that varies according to the investment decision made.
On April 6, 2016 the DOL issued a final regulation that expands the range of activities considered to be fiduciary investment advice under ERISA and the Internal Revenue Code. Currently, the regulation has an applicability date for most provisions of April 10, 2017, and the regulation will fully apply by January 1, 2018. The definition of "investment advice" has expanded and in certain communications with plans, plan participants and IRA’s, Nationwide or its representatives could be deemed a fiduciary under ERISA or the Code, causing increased exposure to fiduciary liability. The implementation of the DOL regulations will result in additional activities in order to comply with certain of the exemptions provided in the regulations, including additional compliance reviews of material shared with distributors, wholesaler and call center training and product reporting and analysis.
While we continue to analyze the impact of the final regulations on our business, we believe they could have an adverse effect on sales of annuity products to ERISA qualified plans and IRAs through our independent distribution partners. Compliance with the prohibited transaction exemption will likely result in increased regulatory burdens on us and our independent distribution partners, changes to our compensation practices and product offerings and increased litigation risk, which could adversely affect our results of operations and financial condition.
Changes in state insurance regulations regarding suitability of annuity product sales may affect the Company’s operations and profitability.
The Company’s annuity sales practices are subject to strict regulation. State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. Any material change to the standards governing the Company’s sales practices, including applicable state laws and regulations, could affect the Company’s business and profitability. See "Description of Business—Regulation—Annuity Sales Practices."
The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to its capital position and/or a reduction in sales of term and universal life insurance products.
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees. Actuarial Guideline 38 ("AG38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees. The NAIC, through its various committees, task forces, and working groups has been studying the use of captives and special purpose vehicles to transfer insurance risk-related products subject to Regulation XXX and AG38 and has been evaluating the adequacy of existing NAIC model laws and regulations applicable to captives. As a result of this analysis, Actuarial Guideline 48 ("AG48") has been created with an effective date of January 1, 2015. The purpose and intent of AG48 is to establish uniform, national standards governing XXX and AG38 reserve financing arrangements. The provisions of AG48 are not intended to apply to policies that were issued prior to January 1, 2015 if those policies were included in a captive reserve financing agreement as of December 31, 2014.
The Company has implemented reinsurance and capital management transactions to mitigate the capital impact of XXX and AG38 for certain term life insurance and universal life insurance policies with secondary guarantees. These arrangements are subject to review by state insurance regulators and rating agencies and, for any new transactions entered into in the future, are subject to AG48 as well. For those insurance policies where the Company has not implemented reinsurance and capital management transactions to mitigate the capital impact of XXX and AG38, the Company has experienced a negative impact on its financial condition and results of operations. If the Company is unable to implement solutions to mitigate the impact of Regulation XXX and AG38, this may continue to have a negative impact on its financial condition and results of operations.

Risks Related to the Business and Operations of the Company
The Company is rated by S&P, Moody’s, and A.M. Best and a decline in ratings could adversely affect the Company’s operations.
Financial strength and claims-paying ability ratings, which various NRSROs publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence, an ability to market products and competitive position. Such factors are important to policyholders, agents and intermediaries; however they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in NLIC and NLAIC’s financial strength ratings could have an adverse effect on their financial condition and certain of their results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting their relationships with their sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting their ability to obtain reinsurance at reasonable prices or at all.
Additionally, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for the Company could have an adverse effect on their financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt, and requiring the posting of collateral.
Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notices by any NRSRO.
See "Description of Business—Ratings" for further information on current financial strength, claims-paying ability and credit ratings.
If the Company’s business does not perform well or if actual experience versus estimates used in valuing and amortizing DAC varies significantly, the Company may be required to accelerate the amortization of DAC, which could adversely affect the Company’s results of operations or financial condition.
NLIC and NLAIC incur significant costs in connection with acquiring new and renewal business. The costs that are directly related to the successful acquisition of new and renewal business are deferred and referred to as DAC. The recovery of DAC is dependent upon the future profitability of the related business. The amount of future profit or margin primarily is dependent on investment returns in excess of the amounts credited to policyholders, mortality, morbidity, persistency, interest crediting rates, dividends paid to policyholders, expenses to administer the business, creditworthiness of reinsurance counterparties and certain economic variables. Of these factors, the Company anticipates that investment returns are most likely to impact the rate of amortization of such costs. The aforementioned factors enter into management’s estimates of gross profits, which generally are used to amortize such costs. If the estimates of gross profits were overstated, then the amortization of such costs would be accelerated in the period the actual experience is known or when estimates are reevaluated and would result in a charge to income. Significant or sustained equity market declines could result in an acceleration of amortization of DAC related to variable annuity and variable universal life contracts, resulting in a charge to operations. Additionally, the amortization of DAC can be affected by the change in the valuation of the Company’s variable annuity guarantees. Such adjustments could have a material adverse effect on the Company’s results of operations or financial condition.
Additional information related to the Company’s review of DAC and variable annuity guarantee assumptions is included in Note 2 to the audited consolidated financial statements included in the F pages of this report.
An inability to access the Company’s credit facilities could have a material adverse effect on its financial condition and results of operations.
The Company maintains committed unsecured revolving credit facilities. The Company relies on these facilities as a potential source of liquidity, which could be critical in enabling it to meet its obligations as they come due, particularly during periods when alternative sources of liquidity are limited. The Company’s ability borrow under these facilities is conditioned on the Company’s satisfaction of covenants and other requirements contained in the facilities. The Company’s failure to satisfy the requirements contained in the facilities would, among other things, restrict the Company’s access to the facilities when needed and, consequently, could have an adverse effect on the Company’s financial condition and results of operations.
Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.
Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing liabilities for future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much we will need to pay for future benefits and claims. The process of calculating reserve amounts for a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. For long-term care insurance products, assumptions for reserves for future policy benefits have factored in an estimate of the timing and amount of anticipated and yet to-be-filed premium increases which will require state approval. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s results of operations or financial condition.
Pricing of our insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within our annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of our variable annuity products being higher than current account values in light of poor equity market performance or extended periods of low interest rates as well as other factors. Persistency could be adversely affected generally by developments affecting client perception of us, including perceptions arising from adverse publicity. Many of our products also provide our customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of our variable annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor owned life insurance, and third-party investor strategies in the annuities business, could adversely affect the profitability of existing business and our pricing assumptions for new business
The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.
The Company has developed an enterprise-wide risk management framework to mitigate risk and loss to the Company, and maintains policies, procedures and controls intended to identify, measure, monitor, report and analyze the risks to which the Company is exposed. Many of our risk management strategies or techniques are based upon historical customer and market behavior and all such strategies and techniques are based to some degree on management’s subjective judgment. We cannot provide assurance that our risk management framework, including the underlying assumptions or strategies, will be accurate and effective.
The risk management policies and procedures, including hedge programs at NLIC and NLAIC, utilize derivative financial instruments, and expect to do so in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As our businesses change and the markets in which we operate evolve, our risk management framework may not evolve at the same pace as those changes. As a result, there is a risk that new products or new business strategies may present risks that are not appropriately identified, monitored or managed. Additional risks and uncertainties not currently known to the Company, or that it currently deems to be immaterial, may adversely affect its business, financial condition or results.

A large scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat, or acts of, terrorism or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.
A large scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat, or acts of, terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.
The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay interest or principal on their securities, or how the value of any underlying collateral might be affected.
The Company operates in a highly competitive industry, which can significantly impact operating results.
The Company’s ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. The Company competes with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over the Company in one or more of the above competitive factors. The Company’s revenues and profitability could be impacted negatively due to such competition. The competitive landscape in which the Company operates may be further affected by government sponsored programs and longer term fiscal policies. Competitors that receive governmental financing or other assistance or subsidies, including governmental guarantees of their obligations, may have or obtain pricing or other competitive advantages. Competitors that are not subject to the same regulatory framework may also have a pricing advantage as a result of lower capital requirements.
See "Description of Business—Competition" for a further description of competitive factors affecting the Company.
The Company’s products and services are complex and are frequently sold through intermediaries, and a failure of such intermediaries to properly perform services or their misrepresentation of the Company’s products or services could have an adverse effect on the Company’s business, results of operations and financial condition.
Many of the Company’s products and services are complex and are frequently sold through intermediaries. In particular, the Company is reliant on intermediaries in its unaffiliated distribution channels to describe and explain its products to potential customers. The intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by the Company’s personnel or an intermediary, could adversely affect the Company’s reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.
The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business, and thus the Company’s business success is dependent on maintaining the effectiveness of existing technology systems and on continuing to develop and enhance technology systems that support its business processes and strategic initiatives in a cost and resource efficient manner. Some system development projects are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects and may cost more than the Company expects to complete. In addition, system development projects may not deliver the benefits the Company expects once they are complete, or may be replaced or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio, including with respect to the technology portfolio of its recently acquired businesses, or if the costs of doing so are higher than it expects, the Company’s ability to provide competitive services to new and existing customers in a cost effective manner and its ability to implement its strategic initiatives could be adversely impacted.

The Company faces a risk of non-availability and increased cost of reinsurance.
Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent and on the same terms and rates as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all.
A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.
In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personally identifiable information, customer financial and health information, and proprietary business information (collectively referred to herein as "Sensitive Information"). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third party criminals, or to other compromise due to employee error or malfeasance. Attacks may include both sophisticated cyber attacks perpetrated by organized crime groups, "hactivists," or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Such events may expose the Company to civil and criminal liability, regulatory action, harm its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. The Company offers no guarantees that it will be able to implement information security measures to prevent all breaches of information security.
Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.
Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack or war. Even if the Company’s employees are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that our business continuation plans and insurance coverages would be effective in mitigating any negative effects on our operations or profitability and the Company could be adversely impacted by any disruption of its ability to conduct business.
Employee error, misconduct, or excessive risks may be difficult to detect and prevent and could adversely affect the Company.
As an insurance enterprise, we are in the business of accepting certain risks. The associates who conduct our business, including executive officers and other members of management, sales managers, investment professionals, product managers, sales agents, and other employees, do so in part by making decisions and choices that involve exposing us to risk. These include decisions such as setting underwriting guidelines and standards, product design and pricing, determining what assets to purchase for investment and when to sell them, which business opportunities to pursue, and other decisions. Losses may result from, among other things, excessive risk, fraud, errors, failure to document transactions properly, failure to obtain proper internal authorization or failure to comply with regulatory requirements. Although we employ controls and procedures designed to monitor employees’ business decisions and prevent us from taking excessive risks, it is not always possible to deter or prevent employee misconduct and the precautions the Company takes to prevent and detect this activity may not be effective in all cases and the impact of those losses and excessive risks could harm our reputation and have a material adverse effect on our financial condition and business operations.
The Company’s businesses may be adversely affected if it is unable to hire and retain qualified employees.
There is significant competition from within the financial services and life insurance industries and from businesses outside those industries for qualified employees, especially those in key positions and those possessing highly specialized underwriting knowledge. The Company’s performance is largely dependent on the talents, efforts and proper conduct of highly-skilled individuals, including the Company’s senior executives. For many of the Company’s senior positions, it competes for talent not just with insurance or financial service companies, but with other large companies and other businesses. The Company’s continued ability to compete effectively in its businesses and to expand into new business areas depends on its ability to attract new employees and to retain and motivate its existing employees. If the Company is not able to successfully attract, retain, and motivate its employees, its business, financial results and reputation could be materially and adversely affected.
The Company may be subject to intellectual property risk.
The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.
The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.
Acquisitions and integration of acquired businesses may result in operating difficulties and other unintended consequences.
From time to time the Company may investigate and pursue acquisition opportunities if it believes that such opportunities are consistent with its long-term objectives and that the potential rewards of an acquisition justify the risks.
The process of integrating an acquired company or business can be complex and costly, however, and may create unforeseen operating difficulties and expenditures. Acquired businesses may not perform as projected, any cost savings and other synergies anticipated from the acquisition may not materialize and costs associated with the integration may be greater than anticipated. Acquired businesses may not be successfully integrated, resulting in substantial costs or delays and adversely affecting the Company’s ability to compete. Accordingly, the Company’s results of operations might be materially and adversely affected.
Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of the Company’s business.
The Company distributes many of its individual products through other financial institutions such as banks and broker−dealers. An increase in bank and broker−dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair the Company’s ability to expand its customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to the Company.
PROPERTIES
Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2016 the Company occupied on average approximately 755,640 square feet of office space in the five building home office complex and in other offices in central Ohio. The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.

LEGAL PROCEEDINGS
See Note 16 to the audited consolidated financial statements included in the F pages of this report for a discussion of legal proceedings.
MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES
There is no established public trading market for NLIC’s shares of common stock. All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS. NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2016.
NLIC did not pay any dividends or return capital to NFS during 2016, 2015 or 2014.
NLIC currently does not have a formal dividend policy.
See Business – Regulation – Regulation of Dividends and Other Payments and Risk-Based Capital for information regarding dividend restrictions.
SELECTED CONSOLIDATED FINANCIAL DATA
Five-Year Summary
Year ended or as of December 31,
(in millions)	2016	2015	2014	2013	2012
Statements of Operations Data
Total revenues	$ 5,039	$ 5,080	$ 3,729	$ 5,117	$ 4,456
Net income	$ 778	$ 935	$ 16	$ 1,028	$ 600
Net income attributable to NLIC	$ 869	$ 1,031	$ 110	$ 1,110	$ 661
Balance Sheets Data
Total assets	$155,638	$144,178	$143,524	$133,445	$120,170
Long-term debt	$ 707	$ 707	$ 709	$ 707	$ 1,038
Shareholder's equity	$ 8,878	$ 7,750	$ 7,396	$ 6,824	$ 6,384
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE
Forward-Looking Information
The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, words such as "anticipate," "estimate," "expect," "intend," "plan," "believe," "project," "target," "will," "shall," "could," "may" and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. Factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:
(a)	Fluctuations in the results of operations or financial condition;
(b)	difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;
(c)	changes in certain accounting and/or financial reporting standards issued by the FASB, SEC or other standard-setting bodies;
(d)	the ability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;
(e)	heightened competition that affects the cost of, and demand for, the Company’s products, including specifically the intensification of price competition, the entry of new competitors, consolidation and the development of new products by competitors;

(f)	adverse state and federal legislation and regulation, including, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations regulatory actions of the DOL under ERISA, in particular proposed rule-making with respect to fiduciary obligations, rule-making adopted by regulatory authorities under the "Dodd-Frank Act" and the Federal Deposit Insurance Act, expansion of fiduciary;
(g)	failure to maintain or expand distribution channels;
(h)	changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of the amortization of DAC and other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;
(i)	outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;
(j)	deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;
(k)	adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;
(l)	the availability, pricing and effectiveness of reinsurance;
(m)	the effectiveness of policies and procedures for managing risk;
(n)	adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from data or other security breaches, a failure to meet privacy regulations, or the inability to protect the Company’s or customers’ confidential information;
(o)	the inability to protect intellectual property and defend against claims of infringement;
(p)	realized losses with respect to impairments of assets in the investment portfolio of the Company;
(q)	exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;
(r)	lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and
(s)	defaults on commercial mortgages and volatility in their performance.
The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law. For a more complete description of the various risks, uncertainties, and other factors that could affect future results, see Risk Factors.
Overview
The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2016. This discussion and analysis is based on and should be read in conjunction with the audited consolidated financial statements and related notes beginning on page F-1 of this report.
See Business – Overview for a description of the Company and its ownership structure.
See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.
Revenues and Expenses
The Company earns revenues and generates cash primarily from policy charges, life insurance premiums and net investment income. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Net investment income includes earnings on investments supporting fixed annuities, FHLB funding agreements, certain life insurance products and earnings on invested assets not allocated to product segments, all net of related investment expenses.
Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales, and changes in the valuation allowance not related to specific mortgage loans are reported in net realized investment gains and losses. Also included in net realized investment gains and losses are changes in the fair values of derivatives qualifying as fair value hedges and the related changes in the fair values of hedged items, the ineffective, or excluded, portion of cash flow hedges, changes in the fair values of derivatives that do not qualify for hedge accounting treatment, change in fair value of living benefit embedded derivatives, and periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment. All charges related to other-than-temporary impairments of available-for-sale securities, specific mortgage loans and other investments are reported in net realized investment gains and losses.
The Company’s primary expenses include interest credited to policyholder accounts, life insurance and annuity benefits, amortization of DAC and general business operating expenses. Interest credited principally relates to individual and group fixed annuities, FHLB funding agreements, certain life insurance products and changes in the fair value of the embedded derivatives within certain annuity and life insurance contracts. Life insurance and annuity benefits include policyholder benefits in excess of policyholder accounts for universal life and individual deferred annuities and net claims and provisions for future policy benefits for traditional life insurance products and immediate annuities.
Profitability
The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges and impact DAC amortization assumptions when lapse experience changes significantly.
In particular, the Company’s profitability is driven by fee income on separate account products, general and separate account asset levels, and management’s ability to manage interest spread income. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.
In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience. Asset impairments and the tax position of the Company also impact profitability.
Fair Value Measurements
See Note 2 to the audited consolidated financial statements included in the F pages of this report for details regarding the Company’s policies for fair value measurements of its assets and liabilities.
Investments
The following table summarizes the sources used in determining the fair values of fixed maturity securities, as of the dates indicated:
	December 31,
	2016	2015
Independent pricing services	86%	86%
Pricing matrices	10%	10%
Broker quotes	2%	3%
Internal pricing models	1%	0%
Other sources	1%	1%
Total	100%	100%
Level 3 investments comprised 3% of total investments measured at fair value as of December 31, 2016 and December 31, 2015, respectively.

For additional information on the inputs the Company uses in the determination of the fair value of assets and liabilities, see Note 2 to the audited consolidated financial statements included in the F pages of this report.
Credit Risk Associated with Derivatives
See Note 7 to the audited consolidated financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Future Policy Benefits and Claims
The fair value measurements for future policy benefits and claims relate to embedded derivatives associated with contracts with guaranteed minimum accumulation benefits ("GMAB"), certain guaranteed living withdrawal benefits ("GLWB") on variable annuity products that are expected to net settle, and indexed products. Embedded derivatives are internally valued. The fair value of the embedded derivatives is calculated based on a combination of capital market and actuarial assumptions. Projections of cash flows inherent in the valuation of the embedded derivatives incorporate numerous unobservable assumptions including, but not limited to, mortality, lapse rates, index volatility, benefit utilization and discounting. Benefit utilization includes a wait period (the number of years the policyholder is assumed to wait prior to beginning withdrawals once eligible) and efficiency of benefit utilization (the percent of the maximum permitted withdrawal that a policyholder takes). Discounting includes liquidity and non-performance risk (the risk that the liability will not be fulfilled) and affects the value at which the liability is transferred.
See Note 7 to the audited consolidated financial statements included in the F pages of this report for a discussion of the net realized gains and losses recognized on living benefit embedded derivatives.
Critical Accounting Policies and Recently Issued Accounting Standards
The preparation of the consolidated financial statements in accordance with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.
Significant estimates include the balance and amortization of DAC, legal and regulatory reserves, certain investment and derivative valuations, future policy benefits, goodwill, provision for income taxes and valuation of deferred tax assets. Actual results could differ significantly from those estimates.
Note 2 and Note 3 to the audited consolidated financial statements included in the F pages of this report provide a summary of significant accounting policies and a discussion of recently issued accounting standards, respectively.
Deferred Policy Acquisition Costs
See Note 2 to the audited consolidated financial statements included in the F pages of this report for details regarding the Company’s policies for DAC.
The Company regularly evaluates and adjusts the DAC balance when actual gross profits in a given reporting period vary from management’s initial estimates, with a corresponding charge or credit to current period earnings. Additionally, the Company regularly evaluates its assumptions regarding the future estimated gross profits used as a basis for amortization of DAC and adjusts the total amortization recorded to date by a charge or credit to earnings if evidence suggests that these future assumptions and estimates should be revised. The Company refers to this process as "unlocking," which generally is performed on an annual basis. In addition, the Company regularly monitors its actual experience and evaluates relevant internal and external information impacting its assumptions and may unlock more frequently than annually if such information and analysis warrants.
For variable annuity products, the DAC balance is sensitive to the effects of changes in the Company’s estimates of gross profits, primarily due to the significant portion of the Company’s gross profits that are dependent upon the rate of return on assets held in separate accounts. This rate of return influences fees earned by the Company from these products and costs incurred by the Company associated with minimum contractual guarantees, as well as other sources of future expected gross profits. The Company’s long-term assumption for net separate account investment performance is approximately 6.25% growth per year as of December 31, 2016. In its ongoing evaluation of this assumption, the Company monitors its historical experience, market information and other relevant trends. To demonstrate the sensitivity of both the Company’s variable annuity product DAC balance, which was approximately $3.0 billion in aggregate at December 31, 2016, and related amortization, a 1.00% increase (to 7.25%) or decrease (to 5.25%) in the long-term assumption for net separate account investment performance would result in an approximately $9 million net increase or net decrease, respectively, in DAC amortization over the following year. The information provided above considers only changes in the assumption for long-term net separate account investment performance and excludes changes in other assumptions used in the Company’s evaluation of DAC.
The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2016 was as follows:
(in millions)	DAC	Other expenses	Total
Segment
Individual Products & Solutions - Annuity	$ 32	$ 3	$35
Retirement Plans	-	-	-
Individual Products & Solutions - Life and NBSG	(53)	72	19
Total	$(21)	$75	$54
During 2016, the Company conducted its annual comprehensive review of model assumptions used to project DAC and other related balances, including valuation of business acquired ("VOBA") and unearned revenue reserves. As part of this review, the Company recognized an increase in amortization for DAC of $21 million and a decrease in amortization for other related balances of $75 million. The updated assumptions were primarily related to a decrease in expected lapse rates and mortality performance. This was partially offset by updated assumptions for persistency, interest rates and market rates of return.
The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2015 was as follows:
(in millions)	DAC	Other expenses	Total
Segment
Individual Products & Solutions - Annuity	$252	$16	$268
Retirement Plans	(1)	-	(1)
Individual Products & Solutions - Life and NBSG	7	5	12
Total	$258	$21	$279
During 2015, the Company recognized a decrease in DAC amortization of $258 million and a decrease in amortization for other related balances of $21 million as a result of the annual comprehensive review of model assumptions and enhancements. The updated assumptions were primarily related to revisions made to the Company’s economic hedging strategies in conjunction with the change in estimate discussed in Note 5 to the audited consolidated financial statements included in the F pages of this report, as well as a decrease in the expected lapse rates for certain variable annuity products.
The pre-tax positive impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2014 was as follows:
(in millions)	DAC	Other expenses	Total
Segment
Individual Products & Solutions - Annuity	$147	$10	$157
Retirement Plans	35	-	35
Individual Products & Solutions - Life and NBSG	8	4	12
Total	$190	$14	$204
During 2014, the Company recognized a decrease in DAC amortization of $190 million as a result of the annual comprehensive review of model assumptions and enhancements. The updated assumptions were primarily related to the actual performance of the block of business since the prior year review and the expectations for lapses, partially offset by an update to the Company’s long-term assumptions for separate account investment performance, which were updated to reflect assumed gross returns of 10.5% for equity funds and 5.0% for fixed funds.

Results of Operations
2016 Compared to 2015
The following table summarizes the Company’s consolidated results of operations for the years ended:
	December 31,
(in millions)	2016	2015	Change
Revenues
Policy charges:
Asset fees	$ 975	$ 991	(2%)
Cost of insurance charges	598	556	8%
Administrative fees	747	631	18%
Surrender fees	41	38	8%
Total policy charges	$2,361	$2,216	7%
Premiums	642	786	(18%)
Net investment income	2,139	1,982	8%
Net realized investment (losses) gains, including other-than-temporary impairment losses	(111)	82	(235%)
Other revenues	8	14	(43%)
Total revenues	$5,039	$5,080	(1%)
Benefits and expenses
Interest credited to policyholder account values	$1,406	$1,078	30%
Benefits and claims	1,298	1,662	(22%)
Amortization of deferred policy acquisition costs	433	68	537%
Other expenses, net of deferrals	998	1,044	(4%)
Total benefits and expenses	$4,135	$3,852	7%
Income before federal income taxes and noncontrolling interests	$ 904	$1,228	(26%)
Federal income tax expense	126	293	(57%)
Net income	$ 778	$ 935	(17%)
Loss attributable to noncontrolling interests, net of tax	(91)	(96)	5%
Net income attributable to NLIC	$ 869	$1,031	(16%)
The Company recorded lower net income before federal income taxes and noncontrolling interests for the year ended December 31, 2016 compared to 2015, primarily due to higher interest credited to policyholder account values, higher amortization of DAC and net realized investment losses in the current year, partially offset by an increase in net investment income and lower benefits and claims. Interest credited to policyholder account values increased primarily due to higher valuation of indexed options in certain fixed annuity products.
Higher amortization of DAC was primarily due to an unfavorable DAC unlock of $21 million, pre-tax, during 2016 compared to a favorable DAC unlock of $258 million, pre-tax, during 2015. Refer to Critical Accounting Policies and Recently Issued Accounting Standards for a description of the DAC unlocks.
The consolidated results of operations reports a change from net realized investment gains in 2015 to net realized investment losses in 2016. Net realized investment losses in 2016 were driven by derivative losses, net realized losses on sales and realized losses due to other-than-temporary impairments. The 2015 net realized investment gains were primarily driven by derivative gains, which include the impact of the change in estimate in the Company’s assumption for participant benefit utilization of the net settlement option within the GLWB further discussed in Note 4 of the F pages of this report.
Benefits and claims decreased primarily due to lower life-contingent immediate annuity reserve growth resulting from decreased sales and the annual comprehensive review of assumptions for guarantees on variable annuity contracts. For the year ended December 31, 2016, the updated assumptions resulted in an increase to benefits and claims of $62 million, primarily related to the Company’s assumptions for lapses, mortality, interest rates and market rates of return. For the year ended December 31, 2015, the updated assumptions resulted in an increase to benefits and claims of $164 million, primarily attributed to the change in estimate in the Company’s assumption for participant benefit utilization of the net settlement option within the GLWB further discussed in Note 4 of the F pages of this report.

2015 Compared to 2014
The following table summarizes the Company’s consolidated results of operations for the years ended:
	December 31,
(in millions)	2015	2014	Change
Revenues
Policy charges:
Asset fees	$ 991	$ 955	4%
Cost of insurance charges	556	520	7%
Administrative fees	631	554	14%
Surrender fees	38	36	6%
Total policy charges	$2,216	$ 2,065	7%
Premiums	786	831	(5%)
Net investment income	1,982	1,900	4%
Net realized investment gains (losses), including other-than-temporary impairment losses	82	(1,078)	108%
Other revenues	14	11	27%
Total revenues	$5,080	$ 3,729	36%
Benefits and expenses
Interest credited to policyholder accounts	$1,078	$ 1,096	(2%)
Benefits and claims	1,662	1,502	11%
Amortization of deferred policy acquisition costs	68	207	(67%)
Other expenses, net of deferrals	1,044	1,055	(1%)
Total benefits and expenses	$3,852	$ 3,860	(0%)
Income (loss) before federal income taxes and noncontrolling interests	$1,228	$ (131)	1037%
Federal income tax (benefit) expense	293	(147)	299%
Net income	$ 935	$ 16	5744%
Loss attributable to noncontrolling interests, net of tax	(96)	(94)	(2%)
Net income attributable to NLIC	$1,031	$ 110	837%
The Company recorded income before federal income taxes and noncontrolling interests for the year ended December 31, 2015 compared to a net loss in 2014, primarily due to net realized investment gains in the current year and higher policy charges and lower amortization of DAC, partially offset by an increase in benefits and claims.
Prior to expiry in June 2015, the Company recognized net realized investment gains of $52 million, pre-tax, due to increases in interest rates in 2015, compared to net realized investment losses of $1 billion, pre-tax, due to decreases in interest rates in 2014 on interest rate swaps utilized as economic hedges designed to protect statutory capital.
Higher asset fees and administrative fees drove the increase in policy charges. Asset fees increased due to higher average separate account values. Administrative fees improved due to higher variable annuity fees from the growing in-force block in the Individual Products & Solutions – Annuity segment and increased sales and growing in-force block of universal life products in the Individual Products & Solutions – Life and NBSG segment.
Lower amortization of DAC was primarily due to a favorable DAC unlock of $258 million, pre-tax, during 2015 compared to favorable DAC unlock of $190 million, pre-tax, during 2014. Refer to Critical Accounting Policies and Recently Issued Accounting Standards for a description of the DAC unlocks.
Benefits and claims increased primarily due a change in estimate related to living benefit products recognized during 2015. The Company recognized a net decrease in the liability for future policy benefits and claims in conjunction with the annual comprehensive review of assumptions, primarily related to the Company’s assumption for participant benefit utilization of the net settlement option within the GLWB. The Company changed its estimate to reduce expected utilization of the net settlement option, resulting in a decrease in the fair value of the GLWB embedded derivative liability and an increase in insurance liabilities. For the year ended December 31, 2015, the change in estimate resulted in an increase to benefits and claims of $164 million, net realized investment gains of $187 million and lower amortization of DAC of $28 million.

Business Segments
Individual Products & Solutions - Annuity
2016 Compared to 2015
The following table summarizes selected consolidated financial data for the Company’s Individual Products & Solutions - Annuity segment for the years ended:
	December 31,
(in millions)	2016	2015	Change
Results of Operations
Revenues
Policy charges:
Asset fees	$ 828	$ 839	(1%)
Administrative fees	459	396	16%
Surrender fees	26	24	8%
Total policy charges	$1,313	$1,259	4%
Premiums	309	459	(33%)
Net investment income	713	591	21%
Other revenues	-	(76)	100%
Total revenues	$2,335	$2,233	5%
Benefits and expenses
Interest credited to policyholder accounts	$ 424	$ 328	29%
Benefits and claims	487	700	(30%)
Amortization of deferred policy acquisition costs	235	13	1708%
Other expenses, net of deferrals	333	334	(0%)
Total benefits and expenses	$1,479	$1,375	8%
Pre-tax operating earnings	$ 856	$ 858	(0%)
Pre-tax operating earnings decreased slightly for the year ended December 31, 2016 compared to the year ended December 31, 2015, primarily due to higher DAC amortization and a decrease in premiums, partially offset by higher net investment income and lower benefits and claims.
Higher amortization of DAC was due to a favorable unlock of $32 million, pre-tax, during 2016 compared to a favorable unlock of $252 million, pre-tax, during 2015. Refer to Critical Accounting Policies and Recently Issued Accounting Standards for a description of the DAC unlocks.
Premiums declined during 2016 as a result of the decreased sales of life-contingent immediate annuities.
Net investment income increased due to higher income on fixed maturity securities due to higher levels of investment as a result of business-driven growth.
Benefits and claims decreased primarily due to lower life-contingent immediate annuity reserve growth resulting from decreased sales and the annual comprehensive review of assumptions for guarantees on variable annuity contracts. For the year ended December 31, 2016, the updated assumptions resulted in an increase to benefits and claims of $62 million, primarily related to the Company’s assumptions for lapses, mortality, interest rates and market rates of return. For the year ended December 31, 2015, the updated assumptions resulted in an increase to benefits and claims of $164 million, primarily attributed to the change in estimate in the Company’s assumption for participant benefit utilization of the net settlement option within the GLWB further discussed in Note 4 of the F pages of this report.
2015 Compared to 2014
The following table summarizes selected consolidated financial data for the Company’s Individual Products & Solutions - Annuity segment for the years ended:
December 31,
(in millions)	2015	2014	Change
Results of Operations
Revenues

	December 31,
(in millions)	2015	2014	Change
Policy charges:
Asset fees	$ 839	$ 807	4%
Administrative fees	396	342	16%
Surrender fees	24	26	(8%)
Total policy charges	$1,259	$1,175	7%
Premiums	459	518	(11%)
Net investment income	591	546	8%
Other revenues	(76)	(38)	100%
Total revenues	$2,233	$2,201	1%
Benefits and expenses
Interest credited to policyholder accounts	$ 328	$ 370	(11%)
Benefits and claims	700	828	(15%)
Amortization of deferred policy acquisition costs	13	120	(89%)
Other expenses, net of deferrals	334	300	11%
Total benefits and expenses	$1,375	$1,618	(15%)
Pre-tax operating earnings	$ 858	$ 583	47%
Pre-tax operating earnings increased for the year ended December 31, 2015 compared to the year ended December 31, 2014, primarily due to higher policy charges, lower DAC amortization and benefits and claims, partially offset by lower premiums.
Higher asset and administrative fees drove the increase in policy charges. Asset fees increased $32 million due to higher average separate account values. Administrative fees increased $54 million primarily due to growth in the in-force block of living benefit products.
Lower amortization of DAC was partially due to a favorable unlock of $252 million, pre-tax, during 2015 compared to a favorable unlock of $147 million, pre-tax, during 2014. Refer to Critical Accounting Policies and Recently Issued Accounting Standards for a description of the DAC unlocks.
The decrease in benefits and claims was attributable to lower life-contingent immediate annuity reserve growth resulting from decreased sales, and lower benefit costs related to living benefit products.
Premiums declined during 2015 as a result of the decreased sales of life-contingent immediate annuities.
Retirement Plans
2016 Compared to 2015
The following table summarizes selected consolidated financial data for the Company’s Retirement Plans segment for the years ended:
	December 31,
(in millions)	2016	2015	Change
Results of Operations
Revenues
Policy charges:
Asset fees	$ 94	$ 98	(4%)
Administrative fees	13	13	0%
Total policy charges	$107	$111	(4%)
Net investment income	791	752	5%
Total revenues	$898	$863	4%
Benefits and expenses
Interest credited to policyholder accounts	$531	$494	7%
Amortization of deferred policy acquisition costs	4	7	(43%)
Other expenses, net of deferrals	181	163	11%
Total benefits and expenses	$716	$664	8%

	December 31,
(in millions)	2016	2015	Change
Pre-tax operating earnings	$182	$199	(9%)
Pre-tax operating earnings decreased for the year ended December 31, 2016 compared to the year ended December 31, 2015 due to an increase in interest credited to policyholder accounts and other expenses, net of deferrals, partially offset by an increase in net investment income.
The increase in interest credited to policyholder accounts and other expenses, net of deferrals, was driven by higher interest credited and expenses associated with higher average general account values in the public sector retirement plans business.
The increase in net investment income is driven by higher income on fixed maturity securities due to higher levels of investment as a result of business-driven growth.
2015 Compared to 2014
The following table summarizes selected consolidated financial data for the Company’s Retirement Plans segment for the years ended:
	December 31,
(in millions)	2015	2014	Change
Results of Operations
Revenues
Policy charges:
Asset fees	$ 98	$ 96	2%
Administrative fees	13	11	18%
Total policy charges	$111	$107	4%
Net investment income	752	750	0%
Total revenues	$863	$857	1%
Benefits and expenses
Interest credited to policyholder accounts	$494	$482	2%
Amortization of deferred policy acquisition costs	7	(28)	(125%)
Other expenses, net of deferrals	163	153	7%
Total benefits and expenses	$664	$607	9%
Pre-tax operating earnings	$199	$250	(20%)
Pre-tax operating earnings decreased for the year ended December 31, 2015 compared to the year ended December 31, 2014 due to higher amortization of DAC.
Higher amortization of DAC was attributable to an unfavorable DAC unlock of $1 million, pre-tax, during 2015 compared to a favorable unlock of $35 million, pre-tax, during 2014. Refer to Critical Accounting Policies and Recently Issued Accounting Standards for a description of the DAC unlocks.
Individual Products & Solutions - Life and NBSG
2016 Compared to 2015
The following table summarizes selected consolidated financial data for the Company’s Individual Products & Solutions - Life and NBSG segment for the years ended:
	December 31,
(in millions)	2016	2015	Change
Results of Operations
Revenues
Policy charges:
Asset fees	$ 53	$ 54	(2%)
Cost of insurance charges	598	556	8%
Administrative fees	275	222	24%

	December 31,
(in millions)	2016	2015	Change
Surrender fees	15	14	7%
Total policy charges	$ 941	$ 846	11%
Premiums	296	292	1%
Net investment income	624	602	4%
Other revenues	-	(7)	100%
Total revenues	$1,861	$1,733	7%
Benefits and expenses
Interest credited to policyholder accounts	$ 260	$ 236	10%
Benefits and claims	758	705	8%
Amortization of deferred policy acquisition costs	197	115	71%
Other expenses, net of deferrals	321	371	(13%)
Total benefits and expenses	$1,536	$1,427	8%
Pre-tax operating earnings	$ 325	$ 306	6%
The increase in pre-tax operating earnings for the year ended December 31, 2016 compared to the year ended December 31, 2015 was primarily due to higher policy charges, partially offset by an increase in amortization of DAC.
The increase in policy charges during 2016 compared to 2015 was primarily attributable to higher administrative fees and higher cost of insurance charges due to increased sales of universal life products and a growing in-force block.
Higher amortization of DAC was attributable to an unfavorable DAC unlock of $53 million, pre-tax, during 2016 compared to a favorable unlock of $7 million, pre-tax, during 2015. Refer to Critical Accounting Policies and Recently Issued Accounting Standards for a description of the DAC unlocks.
2015 Compared to 2014
The following table summarizes selected consolidated financial data for the Company’s Individual Products & Solutions - Life and NBSG segment for the years ended:
	December 31,
(in millions)	2015	2014	Change
Results of Operations
Revenues
Policy charges:
Asset fees	$ 54	$ 52	4%
Cost of insurance charges	556	520	7%
Administrative fees	222	201	10%
Surrender fees	14	10	40%
Total policy charges	$ 846	$ 783	8%
Premiums	292	284	3%
Net investment income	602	565	7%
Other revenues	(7)	12	(158%)
Total revenues	$1,733	$1,644	5%
Benefits and expenses:
Interest credited to policyholder accounts	$ 236	$ 231	2%
Benefits and claims	705	644	9%
Amortization of deferred policy acquisition costs	115	122	(6%)
Other expenses, net of deferrals	371	348	7%
Total benefits and expenses	$1,427	$1,345	6%
Pre-tax operating earnings	$ 306	$ 299	2%
The increase in pre-tax operating earnings for the year ended December 31, 2015 compared to the year ended December 31, 2014 was primarily due to higher policy charges, partially offset by an increase in benefits and claims.

The increase in policy charges during 2015 compared to 2014 was primarily attributable to higher cost of insurance charges and higher administrative fees due to increased sales of universal life products and a growing in-force block.
The increase in benefits and claims was primarily attributable to higher universal life reserves due to continued growth of the in-force block.
Corporate and Other
2016 Compared to 2015
The following table summarizes selected consolidated financial data for the Company’s Corporate and Other segment for the years ended:
	December 31,
(in millions)	2016	2015	Change
Results of Operations
Operating revenues
Premiums	$ 37	$ 35	6%
Net investment income	11	37	(70%)
Other revenues	14	7	100%
Total operating revenues	$ 62	$ 79	(22%)
Benefits and operating expenses
Interest credited to policyholder accounts	$ 30	$ 20	50%
Other expenses, net of deferrals	107	116	(8%)
Total benefits and operating expenses	$ 137	$ 136	1%
Pre-tax operating loss	$ (75)	$ (57)	(32%)
Add: certain non-operating changes in variable annuity liabilities and net realized investment gains (losses)[1]	$(299)	$ (56)	(434%)
Add: adjustment to amortization of DAC and other related expenses related to non-operating changes in variable annuities and net realized gains and losses	6	74	(92%)
Add: net loss attributable to noncontrolling interests	(91)	(96)	5%
Loss from continuing operations before federal income tax benefit (expense)	$(459)	$(135)	(240%)
[1]	Excluding operating items (trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to certain product hedges).
This segment recorded a higher pre-tax operating loss during the year ended December 31, 2016 compared to the year ended December 31, 2015 due to less net investment income on fixed maturity securities.
Increase in non-operating realized investment losses were primarily driven by derivative losses on short equity contracts as major equity indices increased.
See Note 6 of the audited consolidated financial statements included in the F pages of this report, for additional information on net realized investment gains (losses).
2015 Compared to 2014
The following table summarizes selected consolidated financial data for the Company’s Corporate and Other segment for the years ended:
	December 31,
(in millions)	2015	2014	Change
Results of Operations
Operating revenues
Premiums	$35	$29	21%
Net investment income	37	39	(5%)
Other revenues	7	10	(30%)
Total operating revenues	$79	$78	1%
Benefits and operating expenses
Interest credited to policyholder accounts	$20	$13	54%

	December 31,
(in millions)	2015	2014	Change
Other expenses, net of deferrals	116	194	(40%)
Total benefits and operating expenses	$ 136	$ 207	(34%)
Pre-tax operating loss	$ (57)	$ (129)	(56%)
Add: certain non-operating changes in variable annuity liabilities and net realized investment gains (losses)[1]	$ (56)	$(1,051)	(95%)
Add: adjustment to amortization of DAC and other related expenses related to non-operating changes in variable annuities and net realized gains and losses	74	11	573%
Add: net loss attributable to noncontrolling interests	(96)	(94)	2%
Income from continuing operations before federal income tax expense	$(135)	$(1,263)	(89%)
[1]	Excluding operating items (trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to certain product hedges).
This segment recorded a lower pre-tax operating loss during the year ended December 31, 2015 compared to the year ended December 31, 2014 due to a decrease in other expenses, net of deferrals, driven by lower legal expenses.
Prior to expiry in June 2015, the Company recognized net realized investment gains of $52 million, pre-tax, due to increases in interest rates in 2015, compared to net realized investment losses of $1 billion, pre-tax, due to decreases in interest rates in 2014 on interest rate swaps utilized as economic hedges designed to protect statutory capital.
See Note 6 of the audited consolidated financial statements included in the F pages of this report, for additional information on net realized investment gains (losses).
Liquidity and Capital Resources
Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs.
The Company’s capital structure consists of long-term debt and shareholder’s equity. The following table summarizes the Company’s capital structure as of the dates indicated:
	December 31,
(in millions)	2016	2015	2014
Long-term debt	$ 707	$ 707	$ 709
Shareholder's equity, excluding accumulated other comprehensive income	$8,252	$7,383	$6,352
Accumulated other comprehensive income	626		367
Total shareholder's equity	$8,878	$7,750	$7,396
Total capital	$9,585	$8,457	$8,105
A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal. The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account and monitoring and matching anticipated cash inflows and outflows.
For individual annuity products, surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.
For group annuity products, surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer. Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products. In addition, the majority of general account group annuity reserves are subject to a market value adjustment at withdrawal.
Life insurance policies are less susceptible to withdrawal than annuity products because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.

The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company reviews its short-term and long-term projected sources and uses of funds and the asset/liability, investment and cash flow assumptions underlying these projections. The Company periodically makes adjustments to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.
Given the Company’s historical cash flows from operating and investing activities and current financial results, the Company believes that cash flows from activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.
Debt
See Notes 11 and 12 to the audited consolidated financial statements included in the F pages of this report for details regarding the Company’s usage of short-term and long-term debt, respectively.
Guarantees
See Note 2 to the audited consolidated financial statements included in the F pages of this report for a description of the potential impact on liquidity of the Company’s Low-Income-Housing Tax Credit Funds.
Contractual Obligations and Commitments
The following table summarizes the Company’s contractual obligations and commitments as of December 31, 2016 expected to be paid in the periods presented. Payment amounts reflect the Company’s estimate of undiscounted cash flows related to these obligations and commitments. Balance sheet amounts were determined in accordance with GAAP and may differ from the summation of undiscounted cash flows. The most significant difference relates to future policy benefits for life and health insurance, which include discounting.
	Payments due by period
(in millions)	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total	Amount per balance sheet
Debt [1]:
Short-term	$ 303	$ -	$ -	$ -	$ 303	$ 300
Long-term	54	107	107	1,270	1,538	707
Subtotal	$ 357	$ 107	$ 107	$ 1,270	$ 1,841	$ 1,007
Purchase and lending commitments:
Fixed maturity securities	$ 106	$ -	$ -	$ -	$ 106	$ -
Mortgage loans	110	-	-	-	110	-
Limited partnerships[2]	495	-	-	-	495	-
Subtotal	$ 711	$ -	$ -	$ -	$ 711	$ -
Future policy benefits and claims[3,4,5,6]
Fixed annuities and fixed option guarantees on variable annuities	$1,427	$ 2,588	$1,888	$ 6,505	$12,408	$13,976
Life insurance	924	1,924	2,003	25,061	29,912	14,636
Single premium immediate annuities	515	958	818	3,844	6,135	4,031
Group pension deferred fixed annuities	2,058	4,040	2,798	9,258	18,154	17,443
Funding agreements and accident & health insurance[7]	548	1,235	958	509	3,250	2,825
Subtotal	$5,472	$10,745	$8,465	$45,177	$69,859	$52,911
Cash collateral[8,9]
Cash collateral on securities lending	$ 222	$ -	$ -	$ -	$ 222	$ 222
Cash collateral on derivative transactions	660	-	-	-	660	660
Subtotal	$ 882	$ -	$ -	$ -	$ 882	$ 882
Total	$7,422	$10,852	$8,572	$46,447	$73,293	$54,800
[1]	No contractual provisions exist that could create, increase or accelerate those obligations presented. The amount presented includes contractual principal payments and interest based on rates in effect at December 31, 2016.
[2]	Limited partnerships are primarily related to investments in low-income-housing tax credit partnerships. Call dates for the obligations presented are either date or event specific. For date specific obligations, the Company is required to fund a specified amount on a stated date provided there are no defaults under the agreement. For event specific obligations, the Company is required to fund a specified amount of its capital commitment when properties in a fund become fully stabilized. For event specific obligations, the call date of these commitments may extend beyond one year but has been reflected in payments due in less than one year due to the call features. The Company’s capital typically is called within one to four years, depending on the timing of events.
[3]	A significant portion of policy contract benefits and claims to be paid do not have stated contractual maturity dates and may not result in any ultimate payment obligation. Amounts reported represent estimated undiscounted cash flows out of the Company’s general account related to death, surrender, annuity and other benefit payments under policy contracts in force at December 31, 2016. Separate account payments are not reflected due to the matched nature of these obligations and because the contract owners bear the investment risk of such deposits. Estimated payment amounts were developed based on the Company’s historical experience and related contractual provisions. Significant assumptions incorporated in the reported amounts include future policy lapse rates (including the impact of customer decisions to make future premium payments to keep the related policies in force); coverage levels remaining unchanged from those provided under contracts in force at December 31, 2016; future interest crediting rates; and estimated timing of payments. Actual amounts will vary, potentially by a significant amount, from the amounts indicated due to deviations between assumptions and actual results and the addition of new business in future periods.
[4]	Contractual provisions exist which could adjust the amount and/or timing of those obligations reported. Key assumptions related to payments due by period include customer lapse and withdrawal rates (including timing of death), exchanges to and from the fixed and separate accounts of the variable annuities, claim experience with respect to guarantees, and future interest crediting levels. Assumptions for future interest crediting levels were made based on processes consistent with the Company’s past practices, which are at the discretion of the Company, subject to guaranteed minimum crediting rates in many cases and/or subject to contractually obligated increases for specified time periods. Many of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of deposits made and are assessed at declining rates during the first seven years after a deposit is made. Amounts disclosed include an estimate of those accelerated payments, net of applicable surrender charges. See Note 2 to the audited consolidated financial statements included in the F pages of this report for a description of the Company’s method for establishing life and annuity reserves in accordance with GAAP.
[5]	Certain assumptions have been made about mortality experience and retirement patterns in the amounts reported. Actual deaths and retirements may differ significantly from those projected, which could cause the timing of the obligations reported to vary significantly. In addition, contractual surrender provisions exist on an immaterial portion of these contracts that could accelerate those obligations presented. Amounts disclosed do not include an estimate of those accelerated payments. Most of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of the commuted value of the remaining term certain benefit payments and are assessed at declining rates during the first seven policy years.
[6]	Contractual provisions exist that could increase those obligations presented. The process for determining future interest crediting rates as described in Note 5 above was used to develop the estimates of payments due by period.
[7]	Health reserves are immaterial and are reflected in the less than one year column.
[8]	Since the timing of the return is uncertain, these obligations have been reflected in payments due in less than one year.
[9]	The table above excludes certain derivative liabilities. For more information on these instruments see Characteristics of Interest Rate Sensitive Financial Instruments. Reserves on guaranteed benefit annuity programs and indexed annuity and insurance products are included in future policy benefits and claims in the table above.
Investments
General
The Company’s assets are divided between separate account and general account assets. Of the Company’s total assets, $89.1 billion (57%) and $87.2 billion (61%) were held in separate accounts as of December 31, 2016 and 2015, respectively. As of December 31, 2016 and 2015, the Company held $66.6 billion (43%) and $56.9 billion (39%) in general accounts, respectively, including $57.5 billion of general account investments as of December 31, 2016 compared to $48.7 billion as of December 31, 2015.
Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business. Most separate account assets are invested in various mutual funds. After deducting fees or expense charges, the investment performance in the Company’s separate account assets is passed through to the Company’s customers.
The following table summarizes the Company’s consolidated general account investments by asset category, as of the dates indicated:
	December 31, 2016		December 31, 2015
(in millions)	Carrying value	% of total	Carrying value	% of total
Fixed maturity securities, available-for-sale	$43,690	76%	$37,570	77%

	December 31, 2016		December 31, 2015
(in millions)	Carrying value	% of total	Carrying value	% of total
Mortgage loans, net of allowance	9,760	17%	8,396	17%
Policy loans	989	2%	993	2%
Short-term investments	1,944	3%	766	2%
Other investments	1,111	2%	943	2%
Total	$57,494	100%	$48,668	100%
See Note 6 to the audited consolidated financial statements included in the F pages of this report for further information regarding the Company’s investments.
Available-for-Sale Securities
Refer to Note 6 to the audited consolidated financial statements included in the F pages of this report for information regarding the nature of the Company’s portfolio of available-for-sale securities and to Note 2 for the methodology and inputs used in evaluating whether the securities are other-than-temporarily impaired.
Collateral Exposure
The Company’s portfolio of residential mortgage-backed securities is comprised of investments securitized by the cash flows of mortgage loans with four primary collateral characteristics: government agency, prime, Alt-A and sub-prime.
The Company considers Alt-A collateral to be mortgages whose underwriting standards do not qualify the mortgage for prime financing terms. Typical underwriting characteristics that cause a mortgage to fall into the Alt-A classification may include, but are not limited to, inadequate loan documentation of a borrower’s financial information, debt-to-income ratios above normal lending limits, loan-to-value ("LTV") ratios above normal lending limits that do not have primary mortgage insurance, a borrower who is a temporary resident, and loans securing non-conforming types of real estate. Alt-A mortgages are generally issued to borrowers having higher Fair Isaac Credit Organization ("FICO") scores, and the lender typically charges a slightly higher interest rate for such mortgages.
The Company considers sub-prime collateral to be mortgages that are first or second-lien mortgage loans issued to borrowers that cannot qualify for prime or Alt-A financing terms, as demonstrated by recent delinquent rent or housing payments or substandard FICO scores. The Company considers prime collateral to be mortgages whose underwriting standards qualify the mortgage for regular conforming or jumbo loan programs. In addition, government agency collateral is considered to be mortgages securitized by government agencies both implicitly and explicitly backed by the full faith and credit of the U.S. Government.
The following table summarizes the distribution by collateral classification of the Company’s general account residential mortgage-backed securities as of December 31, 2016:
(in millions)	Amortized cost	Fair value	% of fair value total
Government agency	$2,175	$2,257	69%
Prime	217	220	7%
Alt-A	486	479	15%
Sub-prime	283	292	9%
Total	$3,161	$3,248	100%
The following table summarizes the distribution by rating (based on the Company’s standard rating) and origination year, respectively, of the Company’s general account residential mortgage-backed securities as of December 31, 2016:
	Alt-A			Sub-prime
(in millions)	Amortized cost	Fair value	% of fair value total	Amortized cost	Fair value	% of fair value total
AAA	$ -	$ -	0%	$21	$ 21	7%
AA	240	246	51%		212	223
A	53	53	11%	34	36	12%

	Alt-A			Sub-prime
(in millions)	Amortized cost	Fair value	% of fair value total	Amortized cost	Fair value	% of fair value total
BBB	46	44	9%	5	4	1%
BB and below	147	136	29%	11	8	3%
Total	$486	$479	100%	$283	$292	100%
Pre-2005	$ 62	$ 63	13%	$161	$158	54%
2005	226	220	46%	74	80	27%
2006	121	123	26%	43	50	17%
2007	75	71	14%	4	2	1%
2008-2016	2	2	1%	1	2	1%
Total	$486	$479	100%	$283	$292	100%
The following table summarizes the distribution by collateral classification of the Company’s general account residential mortgage-backed securities as of December 31, 2015:
(in millions)	Amortized cost	Fair value	% of fair value total
Government agency	$1,802	$1,905	61%
Prime	287	292	9%
Alt-A	603	601	19%
Sub-prime	344	348	11%
Total	$3,036	$3,146	100%
The following table summarizes the distribution by rating (based on the Company’s standard rating) and origination year, respectively, of the Company’s general account residential mortgage-backed securities as of December 31, 2015:
	Alt-A			Sub-prime
(in millions)	Amortized cost	Fair value	% of fair value total	Amortized cost	Fair value	% of fair value total
AAA	$ 7	$ 7	1%	$ 41	$ 40	12%
AA	306	311	52%	178	185	53%
A	119	120	19%	62	62	17%
BBB	40	40	7%	35	38	11%
BB and below	131	123	21%	28	23	7%
Total	$603	$601	100%	$344	$348	100%
Pre-2005	$ 91	$ 93	16%	$196	$190	55%
2005	278	276	46%	84	88	25%
2006	144	146	24%	58	65	18%
2007	87	83	13%	4	2	1%
2008-2015	3	3	1%	2	3	1%
Total	$603	$601	100%	$344	$348	100%
The following table summarizes the Company’s general account commercial mortgage-backed securities and asset-backed securities collateral by rating (based on the Company’s standard rating), as of the dates indicated:
	Amortized cost				Fair value
(in millions)	AAA	AA	A and below	Total	AAA	AA	A and below	Total
December 31, 2016:
Commercial mortgage-backed securities	$ 733	$220	$307	$1,260	$ 748	$221	$310	$1,279
Asset-backed securities	1,265	412	290	1,967	1,266	413	278	1,957
Total	$1,998	$632	$597	$3,227	$2,014	$634	$588	$3,236

	Amortized cost				Fair value
(in millions)	AAA	AA	A and below	Total	AAA	AA	A and below	Total
December 31, 2015:
Commercial mortgage-backed securities	$1,118	$345	$ 76	$1,539	$1,134	$353	$ 78	$1,565
Asset-backed securities	1,097	371	217	1,685	1,085	359	186	1,630
Total	$2,215	$716	$293	$3,224	$2,219	$712	$264	$3,195
Mortgage Loans, Net of Allowance
As of December 31, 2016, general account mortgage loans were $9.8 billion (17%) of the carrying value of consolidated general account investments compared to $8.4 billion (17%) as of December 31, 2015. Commercial mortgage loans represent 100% of the total mortgage loan portfolio as of December 31, 2016 and 2015, respectively. Commitments to fund mortgage loans of $110 million were outstanding as of December 31, 2016 compared to $265 million as of December 31, 2015.
The table below summarizes the carrying values of mortgage loans by regional exposure and property type, as of the dates indicated:
(in millions)	Office	Industrial	Retail	Apartment	Hotel	Other	Total
December 31, 2016
Mortgage loans:
New England	$ 88	$ 1	$ 140	$ 86	$ -	$ 26	$ 341
Middle Atlantic	189	89	459	229	25	2	993
East North Central	461	146	436	702	46	40	1,831
West North Central	7	69	125	264	-	-	465
South Atlantic	102	286	766	668	29	64	1,915
East South Central	56	19	97	132	-	-	304
West South Central	67	159	173	553	-	-	952
Mountain	135	204	212	315	17	-	883
Pacific	468	500	472	565	99	4	2,108
Total amortized cost	$1,573	$1,473	$2,880	$3,514	$216	$136	$9,792
Total valuation allowance	$ (7)	$ (6)	$ (6)	$ (10)	$ (2)	$ (1)	$ (32)
Total mortgage loans, net of allowance							$9,760
December 31, 2015
Mortgage loans:
New England	$ 58	$ 1	$ 50	$ 47	$ -	$ 27	$ 183
Middle Atlantic	196	112	391	194	24	4	921
East North Central	337	106	464	519	23	29	1,478
West North Central	8	71	127	242	-	-	448
South Atlantic	89	281	716	645	30	45	1,806
East South Central	40	18	124	105	-	-	287
West South Central	67	150	209	403	-	-	829
Mountain	115	107	205	316	17	-	760
Pacific	411	400	481	320	90	8	1,710
Total amortized cost	$1,321	$1,246	$2,767	$2,791	$184	$113	$8,422
Total valuation allowance	$ (4)	$ (5)	$ (5)	$ (10)	$ (2)	$ -	$ (26)
Total mortgage loans, net of allowance							$8,396
As of December 31, 2016, the Company’s largest exposure to any single borrower, region and property type was 1%, 22% and 36%, respectively, of the Company’s general account mortgage loan portfolio compared to 1%, 21% and 33%, respectively, as of December 31, 2015.
As of December 31, 2016 and 2015, the Company’s mortgage loans classified as delinquent, foreclosed and restructured were immaterial as a percentage of the total mortgage loan portfolio.

See Note 6 to the audited consolidated financial statements included in the F pages of this report for further details regarding the Company’s investments in mortgage loans.
Credit Quality Information
Given the current market environment, the Company considers mortgage loans that are backed by office, industrial, and hotel collateral to be higher-risk property types. Hotels have room rates that are short-term in length and can be adjusted quickly, which has generally led to higher levels of defaults and loss-severity. For the industrial and office property types (particularly flex office), downsizing and consolidation of space has resulted in lower occupancies; which, along with high tenant improvement and leasing commission costs for re-tenanting space, have put pressure on cash-flows resulting in lower debt service coverage ("DSC") and higher LTV ratios.
With regard to the other remaining property types (apartment, retail and other), the Company also considers mortgage loans to be high-risk if their collateral characteristics include, but are not limited to: LTV ratios greater than 90%, low DSC ratios, increases in vacancies or concessions, falling rental rates, and other loan specific characteristics that could indicate additional risk.
The following table provides relevant asset quality information on these high-risk categories of mortgage loans, as of the dates indicated:
(in millions)	Office	Industrial	Hotel	Other high-risk	Total portfolio	% of total
December 31, 2016
Total valuation allowance	$ 7	$ 6	$ 2	$1	$ 32	50%
Refinanced loans[1]	$249	$250	$10	$ -	$1,207	42%
Modified loans[2]	$ -	$ 9	$ 4	$ -	$ 14	93%
December 31, 2015
Total valuation allowance	$ 4	$ 5	$ 2	$ -	$ 26	42%
Refinanced loans[1]	$245	$300	$11	$ -	$1,267	44%
Modified loans[2]	$ -	$ 6	$ 5	$ -	$ 17	65%
[1]	Includes all loans refinanced at any time during the term of the loan.
[2]	Includes all loans modified at any time during the term of the loan.
As noted above, an individual mortgage loan’s LTV ratio is an additional indicator of risk and the calculation of this ratio utilizes certain assumptions and estimates made by the Company. The LTV ratio is calculated as a ratio of the amortized cost of the subject loans to the fair value of the underlying real estate collateral. The collateral value component is determined based on the Company’s view of normalized property operating income for the real estate divided by the prevailing market capitalization rates. In determining the normalized property operating income, the Company relies upon the most recent property operating statement information, and makes certain assumptions of future property rental income, property expenses, and expectations for vacancies, among other items.
The Company’s practice is to obtain updated property operating statements at least on an annual basis. The Company performs an annual internal valuation of each property, based on these property operating statements. The Company’s practice is to obtain external appraisals during the initial underwriting of the loan.
The following table represents the amortized cost (excluding valuation allowances) and average LTV ratio of mortgage loans considered high-risk by property region, as of the dates indicated:
	Office		Industrial		Hotel		Other high-risk
(in millions)	Amortized cost	Average LTV	Amortized cost	Average LTV	Amortized cost	Average LTV	Amortized cost	Average LTV
December 31, 2016
New England	$ 88	63%	$ 1	65%	$ -	-	$ -	-
Middle Atlantic	189	56%	89	45%	25	63%	30	92%
East North Central	461	60%	146	56%	46	61%	11	97%
West North Central	7	48%	69	57%	-	-	-	-
South Atlantic	102	49%	286	63%	29	50%	-	-
East South Central	56	62%	19	61%	-	-	-	-
West South Central	67	61%	159	54%	-	-	-	-

	Office		Industrial		Hotel		Other high-risk
(in millions)	Amortized cost	Average LTV	Amortized cost	Average LTV	Amortized cost	Average LTV	Amortized cost	Average LTV
Mountain	135	64%	204	57%	17	53%	-	-
Pacific	468	52%	500	55%	99	53%	-	-
Total	$1,573	57%	$1,473	57%	$216	56%	$41	93%
December 31, 2015
New England	$ 58	64%	$ 1	32%	$ -	-	$ -	-
Middle Atlantic	196	58%	112	49%	24	63%	-	-
East North Central	337	60%	106	48%	23	58%	-	-
West North Central	8	52%	71	60%	-	-	-	-
South Atlantic	89	54%	281	56%	30	58%	-	-
East South Central	40	63%	18	65%	-	-	-	-
West South Central	67	72%	150	55%	-	-	-	-
Mountain	115	64%	107	56%	17	53%	2	95%
Pacific	411	54%	400	55%	90	54%	-	-
Total	$1,321	60%	$1,246	53%	$184	56%	$ 2	95%
For additional information on the Company’s valuation allowance on mortgage loans, as well as non-accrual and delinquent status loans, see Note 2 and Note 6 to the audited consolidated financial statements included in the F pages of this report.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk Sensitive Financial Instruments
The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in interest rates and equity markets. The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to manage these risks. This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.
Interest Rate Risk
Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of its assets and liabilities. In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income. In addition, minimum guaranteed crediting rates on certain life and annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.
The following table presents account values by range of minimum guaranteed crediting rates and the current weighted average crediting rates for certain of the Company’s products, as of the dates indicated:
	Individual Products and Solutions-Annuity[1]		Individual Products and Solutions-Life and NBSG[2]		Retirement Plans[3]
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
December 31, 2016
Minimum guaranteed crediting rate of
3.51% or greater	$ 106	4.26%	$ 696	4.00%	$ 162	4.22%
Minimum guaranteed crediting rate of
3.01% to 3.50%	$ 417	3.55%	$ -	n/a	$12,375	3.50%
Minimum guaranteed crediting rate of
2.01% to 3.00%	$2,998	2.99%	$4,872	3.22%	$ 2,089	2.77%
Minimum guaranteed crediting rate of
0.01% to 2.00%	$3,302	1.66%	$ 413	3.33%	$ 776	2.04%
No minimum guaranteed crediting rate[4]	$ 802	3.42%	$ -	n/a	$ 2,025	2.84%

	Individual Products and Solutions-Annuity[1]		Individual Products and Solutions-Life and NBSG[2]		Retirement Plans[3]
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
December 31, 2015
Minimum guaranteed crediting rate of
3.51% or greater	$ 119	4.27%	$ 708	4.00%	$ 189	4.30%
Minimum guaranteed crediting rate of
3.01% to 3.50%	$ 490	3.51%	$ -	n/a	$11,374	3.38%
Minimum guaranteed crediting rate of
2.01% to 3.00%	$2,826	2.99%	$4,530	3.28%	$ 1,699	2.92%
Minimum guaranteed crediting rate of
0.01% to 2.00%	$3,345	1.65%	$ 294	3.42%	$ 866	2.10%
No minimum guaranteed crediting rate[4]	$ 829	3.42%	$ -	n/a	$ 1,796	3.03%
[1]	Includes individual fixed annuity products and the fixed investment options selected within variable annuity and indexed products.
[2]	Includes universal life products and the fixed investment options selected within variable life and indexed products.
[3]	Includes group fixed annuity products.
[4]	Includes certain products with a stated minimum guaranteed crediting rate of 0%.
The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of assets to be consistent with those of liabilities. In recent years, management has taken actions to address low interest rate environments and the resulting impact on interest spread margins, including reducing commissions on fixed annuity sales, launching new products with new guaranteed rates, discontinuing the sale of its annual reset fixed annuities and invoking contractual provisions that limit the amount of variable annuity deposits allocated to the guaranteed fixed option. In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels believed to be adequate to provide returns consistent with management expectations.
A rising interest rate environment could also result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately eleven years as of December 31, 2016. Therefore, a change in portfolio yield will lag changes in market interest rates. This lag increases if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If unable to fund surrenders with cash flow from operations, the Company might need to sell assets, which likely would have declined in value due to the increase in interest rates. The Company mitigates this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.
The Company issues a variety of insurance products that expose the Company to equity risks, including variable annuity products with guaranteed benefit features and fixed life and annuity products with indexed features. See Equity Market Risk for further explanation.
Asset/Liability Management Strategies to Manage Interest Rate Risk
The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has an investment policy based on its specific characteristics. The policy establishes asset maturity and duration, quality and other relevant guidelines.
An underlying pool or pools of investments support each general account line of business. These pools consist of whole assets purchased specifically for the underlying line of business. In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities and sectors may result in portfolio turnover or transfers among the various portfolios.
Investment strategies are executed by dedicated investment professionals based on the investment policies established for the various pools. To assist them in this regard, they receive periodic projections of investment needs from each line’s management team. Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line. In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.
Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made. In addition, plans for future asset purchases are formulated when appropriate. This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible. The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over or under investment is minimized.
As part of this process, the investment portfolio managers provide each line’s management team with forecasts of anticipated rates that the line’s future investments are expected to produce. This information, in combination with yields attributable to the line’s current investments and its investment "rollovers," gives the line management team data to use in computing and declaring interest crediting rates for their lines of business.
There are two approaches to developing investment policies:
•	For liabilities where cash flows are not interest sensitive and the credited rate is fixed (e.g., immediate annuities), the Company attempts to manage risk with a combination cash matching/duration matching strategy. Duration is a measure of the sensitivity of price to changes in interest rates. For a rate movement of 100 basis points, the fair value of liabilities with a duration of 5 years would change by approximately 5%. For this type of liability, the Company generally targets an asset/liability duration mismatch of -0.25 to +0.50 years. In addition, the Company attempts to minimize asset and liability cash flow mismatches, especially over the first five years. However, the desired degree of cash matching is balanced against the cost of cash matching.
•	For liabilities where the Company has the right to modify the credited rate and policyholders also have options, the Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios. The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy. This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.
Use of Derivatives to Manage Interest Rate Risk
See Note 7 to the audited consolidated financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage interest rate risk.

Characteristics of Interest Rate Sensitive Financial Instruments
The tables below provide information about the Company’s financial instruments as of December 31, 2016 that are sensitive to changes in interest rates. Insurance contracts that subject the Company to significant mortality risk, including life insurance contracts and life-contingent immediate annuities are not included in the table.
	Estimated year of maturities/repayments							Fair Value
(in millions)	2017	2018	2019	2020	2021	There after	Total	2016	2015
Assets
Fixed maturity securities:
Corporate bonds:
Principal	$1,105	$1,692	$2,327	$1,890	$2,545	$23,522	$33,081	$33,865	$28,460
Weighted average interest rate	4.12%	4.84%	5.14%	4.36%	4.16%	4.21%
Mortgage and other asset-backed securities:
Principal	$ 1	$ 8	$ 26	$ 119	$ 48	$ 6,186	$ 6,388	$ 6,484	$ 6,341
Weighted average interest rate	5.49%	6.27%	3.11%	3.42%	3.01%	3.64%
Other fixed maturity securities:
Principal	$ 16	$ 88	$ 317	$ 34	$ 173	$ 2,422	$ 3,050	$ 3,341	$ 2,769
Weighted average interest rate	7.67%	5.58%	3.55%	4.76%	3.45%	5.32%
Mortgage loans:
Principal	$ 168	$ 217	$ 335	$ 290	$ 544	$ 8,238	$ 9,792	$ 9,589	$ 8,462
Weighted average interest rate	5.92%	4.67%	4.35%	4.31%	4.53%	4.28%
Liabilities
Individual deferred fixed annuities:
Principal	$1,219	$ 931	$ 732	$ 637	$ 573	$ 6,538	$10,630	$10,906	$ 8,339
Weighted average crediting rate	1.52%	3.56%	2.66%	1.22%	2.63%	2.23%
Group pension deferred fixed annuities:
Principal	$2,023	$1,808	$2,072	$1,368	$1,209	$ 8,682	$17,162	$15,557	$14,304
Weighted average crediting rate	3.05%	3.03%	2.79%	2.63%	2.40%	2.35%
Funding agreements:
Principal	$ 53	$ 96	$ 685	$ 947	$ 445	$ 130	$ 2,356	$ 2,365	$ 2,286
Weighted average crediting rate	1.03%	1.09%	1.28%	1.60%	2.21%	2.70%
Immediate annuities:
Principal	$ 209	$ 162	$ 122	$ 89	$ 64	$ 175	$ 821	$ 908	$ 893
Weighted average crediting rate	4.85%	4.88%	4.91%	4.93%	4.96%	4.99%
Short-term debt:
Principal	$ 300	$ -	$ -	$ -	$ -	$ -	$ 300	$ 300	$ 400
Weighted average interest rate	0.72%
Long-term debt:
Principal	$ -	$ -	$ -	$ -	$ -	$ 707	$ 707	$ 927	$ 941
Weighted average interest rate						7.67%

f
	Estimated year of maturities/repayments
(in millions, except settlement prices)	2017	2018	2019	2020	2021	There after	Total	2016 Fair value	2015 Fair value
Derivative Financial Instruments
Interest rate swaps:
Pay fixed/receive variable:
Notional value	$ 25	$ 65	$ -	$ 80	$ 167	$1,895	$2,232	$ (37)	$ (97)
Weighted average pay rate	2.30%	2.80%		1.80%	1.80%	2.50%	2.40%
Weighted average receive rate[1]	0.30%		0.40%		0.30%	0.70%	0.70%	0.70%
Pay variable/receive fixed:
Notional value	$ 26	$ 42	$ 52	$ -	$ 41	$1,560	$1,721	$ 31	$ 36
Weighted average pay rate[1]	0.30%	0.30%	0.80%		0.60%	0.60%	0.60%
Weighted average receive rate	2.90%	2.90%	1.40%		2.40%	2.50%	2.50%
Pay fixed/receive fixed:
Notional value	$ -	$ -	$ -	$ -	$ 67	$ 969	$1,036	$ 88	$ 86
Weighted average pay rate					4.90%	2.80%	2.90%
Weighted average receive rate					5.40%	3.90%	4.00%
Credit default swaps purchased:
Notional value	$ -	$ 2	$ -	$ -	$ -	$ -	$ 2	$ -	$ -
Weighted average pay rate		2.10%					2.10%
Embedded derivatives[2]:	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$(348)	$ (71)
Option contracts
Long positions:
Contract amount/notional value	$1,004	$2,301	$2,167	$ -	$3,889	$ 201	$9,562	$ 633	$445
Weighted average settlement price	$1,652	$ 357	$ 251	$ -	$ 1	$ 1	$ 317
[1]	Variable rates are generally based on 1, 3 or 6-month U.S. LIBOR and reflect the effective rate as of December 31, 2016.
[2]	Amounts include indexed interest credit option that have maturities ranging from one to three years.
Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table on the preceding page are as follows:
Mortgage-backed securities and other asset-backed securities: The year of maturity is determined based on the terms of the securities and the current estimated rate of prepayment of the underlying pools of mortgages or assets. The Company limits its exposure to prepayments by purchasing less volatile types of mortgage-backed securities and asset-backed securities investments.
Corporate bonds and other fixed maturity securities and mortgage loans: The maturity year is that of the security or loan.
Individual deferred fixed annuities: The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms. Individual deferred fixed annuities are certain individual annuity contracts, which are also subject to surrender charges calculated as a percentage of the deposits made and assessed at declining rates during the first seven years after a deposit is made. Individual deferred fixed annuity policy reserves of $0.8 billion were in participating group annuity contracts where the crediting rate is guaranteed for a set term in 2016 and 2015. Individual deferred fixed annuity general account liabilities totaling $9.8 billion and $7.2 billion as of December 31, 2016 and 2015, respectively, were in contracts where the crediting rate is reset periodically with portions resetting in each calendar quarter, and $548 million that reset annually in 2016 compared to $569 million in 2015. Individual fixed annuity policy reserves of $1.7 billion in 2016 and $1.8 billion in 2015 were in contracts that adjust the crediting rate every five years. Individual deferred fixed annuity policy reserves of $278 million in 2016 were in contracts that adjust the crediting rate every three years compared to $309 million in 2015. The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread. However, for certain individual deferred annuities the crediting rate is also adjusted to partially reflect current new money rates.
Group pension deferred fixed annuities: The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms. Included were group annuity contracts representing $17.4 billion and $15.9 billion of general account liabilities as of December 31, 2016 and 2015, respectively, which are generally subject to market value adjustment upon surrender and which also may be subject to surrender charges. Of the total group deferred fixed annuity liabilities, $15.5 billion ($14.2 billion in 2015) were in contracts where the crediting rate is reset quarterly, $1.3 billion ($1.0 billion in 2015) were in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter, and $616 million ($663 million in 2015) were in contracts where the crediting rate is reset annually on January 1.
Funding agreements: Beginning in 2012, funding agreements have been issued to the FHLB. Such funding agreements (commonly referred to as advances) have interest and principal repayment terms which cannot be altered by the FHLB for the term of such advances. The maturity year is based upon the principal repayment schedule of these advances.
Immediate annuities: Non-life contingent contracts in payout status where the Company has guaranteed periodic payments, typically monthly, are included. The maturity year is based on the term of the contract.
Short-term debt and long-term debt: The maturity year is the stated maturity date of the obligation.
Derivative financial instruments: The maturity year is based on the terms of the related contract. Interest rate swaps include cross-currency interest rate swaps, which are used to reduce the Company’s existing asset and liability foreign currency exposure. Cross-currency interest rate swaps in place against each foreign currency obligation hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment. Underlying details by currency therefore have been omitted. Variable swap rates and settlement prices reflect rates and prices in effect as of December 31, 2016.
Foreign Currency Risk
As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. In an effort to mitigate this risk, the Company uses cross-currency swaps. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.
Credit Risk
The Company enters into credit derivative contracts, primarily credit default swaps, under which the Company buys and sells credit default protection on specific corporate creditors. These derivatives allow the Company to manage or modify its credit risk profile in general or its credit exposure to specific creditors.
Equity Market Risk
Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company. As of December 31, 2016 and 2015, approximately 88% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue. In addition, a decrease in separate account assets may decrease the Company’s expectations of future profit margins due to a decrease in asset fee revenue and/or an increase in guaranteed contract claims, which also may require the Company to accelerate amortization of DAC.
The Company’s long-term assumptions for net separate account investment performance consist of assumed gross returns of 10.5% for equity funds and 5.0% for fixed funds. This analysis assumes no other factors change and that an unlocking of DAC assumptions would not be required. However, as it does each quarter, the Company would evaluate its DAC balance and underlying assumptions to determine the need for unlocking. The Company can provide no assurance that the experience of flat equity market returns would not result in changes to other factors affecting profitability, including the possibility of unlocking of DAC assumptions.
Many of the Company’s individual variable annuity contracts offer Guaranteed Minimum Death Benefit ("GMDB") features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date. A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims. As of December 31, 2016 and 2015, the Company’s net amount at risk was $631 million and $1.3 billion, respectively. As of December 31, 2016 and 2015, the Company’s reserve for GMDB claims was $170 million and $148 million, respectively.

The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder. The Company also provides various forms of guarantees to benefit the related contractholders. The Company’s primary guarantees for variable annuity contracts include GMDB and GLWB. See Note 2 to the audited consolidated financial statements included in the F pages of this report for further information regarding these guarantees.
The Company offers certain indexed life insurance and annuity products for which the policyholders’ interest credits are based on market performance with caps and floors, and which may also include GMDB and GLWB. See Note 2 to the audited consolidated financial statements included in the F pages of this report for further information regarding these indexed features and guarantees.
Equity market and interest rate risk management: These variable annuity and indexed products and related obligations expose the Company to various market risks, predominately interest rate and equity risk. Adverse changes in the equity markets or interest rate movements expose the Company to significant volatility. To mitigate these risks, the Company enters into a variety of derivatives including interest rate swaps, equity index futures, options and total return swaps. See Note 7 to the audited consolidated financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage these risks.
Inflation
The rate of inflation did not have a material effect on the revenues or operating results of the Company during 2016, 2015 or 2014.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors of the Registrant
Name	Age	Date Service Began
John L. Carter	53	February 2013
Timothy G. Frommeyer	52	January 2009
Eric S. Henderson	54	March 2012
Stephen S. Rasmussen	64	January 2009
Mark R. Thresher	60	January 2009
Kirt A. Walker	53	December 2009
For biographical information on Messrs. Carter, Frommeyer, Henderson, Rasmussen, Thresher, and Walker, please see the information provided below in "Executive Officers of the Registrant."
Executive Officers of the Registrant
Name	Age	Position with NLIC
Stephen S. Rasmussen	64	NMIC Chief Executive Officer[1]
Kirt A. Walker	53	President and Chief Operating Officer
Michael C. Keller	57	Executive Vice President–Chief Information Officer
Gale V. King	60	Executive Vice President–Chief Administrative Officer
Mark A. Pizzi	60	Executive Vice President
Mark R. Thresher	60	Executive Vice President
Terrance Williams	48	NMIC Executive Vice President–Chief Marketing Officer[2]
Tina Ambrozy	46	Senior Vice President-NF Sales and Distribution
Pamela A. Biesecker	54	Senior Vice President-Head of Taxation
Michael A. Boyd	54	Senior Vice President-Enterprise Brand Marketing
John L. Carter	53	Senior Vice President–Nationwide Retirement Plans
Rae Ann Dankovic	49	Senior Vice President-Nationwide Financial Services Legal
Timothy G. Frommeyer	52	Senior Vice President–Chief Financial Officer
Peter A. Golato	63	Senior Vice President–Nationwide Financial Network
Harry H. Hallowell	56	Senior Vice President–Chief Investment Officer
Eric S. Henderson	54	Senior Vice President–Individual Products & Solutions
Tiffanie Hiibner	46	Senior Vice President-Marketing Services
Terri L. Hill	57	Senior Vice President
David LaPaul	51	Senior Vice President and Treasurer

Name	Age	Position with NLIC
Jennifer B. MacKenzie	47	Senior Vice President, Markting Nationwide Financial
Steven C. Power	58	Senior Vice President–Nationwide Financial Services Financial Solution & Support Services
Rondal L. Ransom	55	Senior Vice President-Integrated Relationship Strategies
Sandra L. Rich	56	Senior Vice President
Michael A. Richardson	48	Senior Vice President-Chief Information Officer Nationwide Financial Systems
Michael S. Spangler	50	Senior Vice President–Investment Management Group
1
NMIC is our ultimate parent company; however, Mr. Rasmussen does not serve as NLIC’s Chief Executive Officer.
2
NMIC is our ultimate parent company; however, Mr. Williams does not serve as NLIC's Executive Vice President-Chief Marketing Officer.
Business experience for each of the individuals listed in the previous table is set forth below:
Stephen S. Rasmussen has been the Nationwide enterprise chief executive officer since February 2009. He previously served as the President and Chief Operating Officer of NMIC and Executive Vice President of NLIC from September 2003 to February 2009. He has served as a director of NLIC since January 2009.
Kirt A. Walker has been President and Chief Operating Officer and a director of NLIC since December 2009. Previously, Mr. Walker was President and Chief Operating Officer–Nationwide Insurance of NMIC from March 2009 to December 2009. Prior to that time, he served as President, Nationwide Insurance Exclusive Operations of NMIC from November 2008 to March 2009; President, Nationwide Insurance Eastern Operations of NMIC from March 2006 to October 2008; and President, Allied Insurance of NMIC from September 2003 to February 2006. Mr. Walker has been with Nationwide since 1986.
Michael C. Keller has been Executive Vice President–Chief Information Officer of NLIC since August 2001. Mr. Keller has been Executive Vice President–Chief Information Officer of several other Nationwide companies since June 2001.
Gale V. King has been Executive Vice President–Chief Administrative Officer of NLIC since May 2009. Previously, she was Senior Vice President–Property and Casualty Human Resources of NMIC from October 2003 to February 2009. Ms. King has been with Nationwide since 1983.
Mark A. Pizzi has been Executive Vice President of NLIC since June 2009. Mr. Pizzi serves as a Director and President of several other Nationwide Companies. Mr. Pizzi has been with Nationwide since 1978
Mark R. Thresher has been Executive Vice President of NLIC since December 2009 and has served as a director of NLIC since January 2009. Prior to that time, he was President and Chief Operating Officer of NLIC from May 2004 to December 2009.
Terrance Williams has been Executive Vice President-Chief Marketing Officer of NMIC since April 2015. Previously, Mr. Williams was Senior Vice President-Nationwide Agribusiness of NMIC from April 2013 to April 2015. Prior to that time, he served as Regional Vice President-Southern States/Central Plains of NMIC from July 2010 to April 2013; Regional Vice President-Southern States of NMIC from October 2007 until July 2010; Regional Vice President-New England of NLIC and NMIC from April 2005 until October 2007; and Vice President-Regional Vice President-New England of NLIC and NMIC from October 2004 until April 2005. Mr. Williams has been with Nationwide since 1995.
Tina Ambrozy has been Senior Vice President-NF Sales and Distribution of NLIC since December 2016 and President of NFS Distributors, Inc. and Nationwide Financial Assignment Company since December 2016. Currently, Ms. Ambrozy serves as Director of other Nationwide Companies. Ms. Ambrozy has been with Nationwide since 1996.
Pamela A. Biesecker has been Senior Vice President-Head of Taxation of NLIC since May 2007. Currently, she serves as Senior Vice President-Head of Taxation for other Nationwide Companies. Ms. Biesecker has been with Nationwide since November 2006.
Michael A. Boyd has been Senior Vice President-Enterprise Brand Marketing of NLIC since November 2015. Currently, Mr. Boyd serves Senior Vice President-Enterprisse Brand Marketing for other Nationwide Company since November 2015. Mr. Boyd has been with Nationwide since 2015.
John L. Carter has been Senior Vice President–Nationwide Retirement Plans of NLIC since April 2013 and President and Chief Operating Officer of Nationwide Retirement Solutions, Inc. since July 2013. He has also served as a director of NLIC since February 2013. Prior to that time, Mr. Carter served as Senior Vice President of other Nationwide companies from November 2005 to April 2013.

Rae Ann Dankovic has been Senior Vice President-Nationwide Financial Services Legal of NLIC since February 2013. Ms. Dankovic has been with Nationwide since 1993.
Timothy G. Frommeyer has been Senior Vice President–Chief Financial Officer of NLIC and several other Nationwide companies since November 2005, and has served as a director of NLIC since January 2009.
Peter A. Golato has been Senior Vice President–Nationwide Financial Network of NLIC and several other Nationwide companies since September 2011. He served as a director of NLIC from January 2009 to March 2012. Prior to that time, he served as Senior Vice President–Individual Protection Business Head of NLIC and several other Nationwide companies from May 2004 to September 2011.
Harry H. Hallowell has been Senior Vice President–Chief Investment Officer of NLIC since January 2010. Previously, Mr. Hallowell served as Senior Vice President and Treasurer of NLIC and several other Nationwide companies from January 2006 through December 2009.
Eric S. Henderson has been Senior Vice President–Individual Products & Solutions of NLIC and several other companies within Nationwide since September 2011. He has also served as a director of NLIC since March 2012. Previously, Mr. Henderson served as Senior Vice President–Individual Investments Business Head from August 2007 to September 2011 and as Vice President and Chief Financial Officer–Individual Investments from August 2004 to August 2007.
Tiffanie J. Hiibner has been Senior Vice President-Marketing Services of NLIC since December 2015. Ms. Hiibner has been with Nationwide since 2012.
Terri L. Hill has been Senior Vice President-Nationwide Growth Solutions of NLIC since June 2014. Currently, Ms. Hill is also the President of another Nationwide company.
David LaPaul has been Senior Vice President and Treasurer of NLIC since November 2010. Currently, Mr. LaPaul serves as Senior Vice President and Treasurer for other Nationwide companies. He is also a Director for several Nationwide companies. Mr. LaPaul has been with Nationwide since 2010.
Jennifer B. MacKenzie has been Senior Vice President-Marketing Nationwide Financial of NLIC since July 2015 and serves as Senior Vice President-Marketing Nationwide Financial for other Nationwide companies. Ms. MacKenzie has been with Nationwide since 1998.
Steven C. Power has been Senior Vice President–Nationwide Financial Services Financial Solution & Support Services of NLIC since January 2010. Previously, Mr. Power was President and CEO of NatCity Investments, Inc., a wholly owned subsidiary of National City Corporation, from July 2004 to April 2009.
Rondal L. Ransom has been Senior Vice President-Integrated Relationship Strategies of NLIC since December 2016. Mr. Ransom has been with Nationwide since 2014.
Sandra L. Rich has been Senior Vice President of NLIC since July 2015. Currently, Ms. Rich serves as the Chief Compliance Officer of NMIC. Ms. Rich has been with Nationwide since 1999.
Michael A. Richardson has been Senior Vice President-Chief Information Officer Nationwide Financial Systems of NLIC. Mr. Richardson has been with Nationwide since 2004.
Michael S. Spangler has been Senior Vice President–Investment Management Group of NLIC since May 2008. Previously, Mr. Spangler was Managing Director at Morgan Stanley from May 2004 to June 2008.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
Our mission is to create value for customers and businesses (our "stakeholders") by protecting what is important to them, helping them build a secure financial future, and providing the best personalized customer experience through competitively priced, high-quality products. We motivate our executives to achieve these goals, in part, by delivering direct rewards, including base salary, short-term and long-term incentives and other benefits and perquisites. Consistent with our pay for performance philosophy, we focus our compensation programs substantially upon sustained financial performance as well as overall customer satisfaction. Compensation levels will increase or decrease to the extent we meet our pre-established performance expectations. The discussion below is intended to show how:
•	our financial planning process leads to financial and individual objectives;

•	we translate financial and individual objectives into incentive opportunities;
•	we consider individual performance and use other non-financial factors to create flexibility in our compensation programs; and
•	we think about both the level and form of these rewards, which we believe helps us to attract and retain the executive talent that is necessary to create stakeholder value.
Compensation Process and Roles
NMIC Human Resources Committee
Our board relies on the human resources committee of the NMIC board of directors for compensation decisions. The NMIC human resources committee's primary purpose is to discharge the responsibilities of the NMIC board of directors as to the compensation of our executive officers and the executive officers of our parent company, subsidiaries and affiliates. Other duties of the NMIC human resources committee include carrying out the NMIC board of directors' oversight responsibilities by reviewing our human resources, compensation and benefit practices.
The operation of the NMIC human resources committee is outlined in a charter that has been adopted by the NMIC board of directors. The charter provides that the committee's duties include, among other things:
•	establishment of an overall compensation philosophy;
•	oversight and review of human resources programs for directors, executive officers and associates;
•	responsibility for approval of salaries, incentive compensation plans and awards under such plans for certain executive officers, including those named in the "Summary Compensation Table," whom we refer to as the "named executive officers;" and
•	oversight of people and culture risk position and risk management practices, including risk policy, strategy, tolerance and control. Key areas of risk oversight focus include key person risk and succession planning, employment practices, workplace safety, organizational culture and compensation design.
The NMIC human resources committee met nine times during 2016.
Compensation Consultants
The NMIC human resources committee has the sole authority to retain and terminate any consultant assisting in the evaluation of compensation, and has the power to retain and terminate independent counsel, auditors or others to assist in the conduct of any investigation into matters within the NMIC human resources committee's scope of responsibilities. The NMIC human resources committee had retained Compensation Advisory Partners, or "CAP," to be its compensation consultant. CAP consultants attend NMIC human resources committee meetings to provide information and perspective on competitive compensation practices and to raise issues management and/or the NMIC human resources committee should address. With committee concurrence, management, at times, directed CAP to perform additional services in support of committee agendas, which included data, analysis and any supporting background material needed for the discussions. CAP also recommended pay program and compensation changes. Upon request of the NMIC human resources committee, members of management also attended these meetings in order to provide information and answer questions regarding our strategic objectives, financial performance and legal and regulatory issues that impact the committee’s functions. When the NMIC human resources committee met in executive session, certain members of management and CAP attended as needed.
The NMIC human resources committee considers factors that could affect CAP’s independence, including that CAP provides no other services for NMIC other than its engagement by the NMIC human resources committee as described above. Based on this review, the NMIC human resources committee has determined CAP’s work for the NMIC human resources committee to be free from conflicts of interest.
Role of Executives in Establishing the Compensation of our Named Executive Officers
The NMIC human resources committee has the primary authority to establish the compensation, including compensation targets, payments and individual performance contributions, for our named executive officers and administers all of our executive compensation arrangements and policies. Messrs. Rasmussen and Walker assist the NMIC human resources committee by providing recommendations regarding the compensation of our named executive officers other than themselves and Mr. Frommeyer. In addition, Mr. Rasmussen assists the NMIC human resources committee by providing recommendations regarding the compensation of Mr. Walker, and Mark R. Thresher, the NMIC Chief Financial Officer, assists the committee by providing recommendations regarding the compensation of Mr. Frommeyer.

The NMIC human resources committee and the entire NMIC board of directors, as applicable, as described in "Benchmarking and Compensation Target-Setting Process" and "Determination of the Final Short-term Incentive Payments", exercise their discretion to modify or accept these recommendations.
Mr. Rasmussen routinely attends a portion of the meetings of the NMIC human resources committee. However, the NMIC human resources committee often meets in executive session without him or other members of management when discussing compensation matters and on other occasions as determined by the NMIC human resources committee.
Compensation Objectives and Philosophy
The NMIC human resources committee believes the compensation programs for executive officers should support NMIC’s business strategies and operate within a market competitive framework. In addition, the NMIC human resources committee determines compensation based on NMIC’s overall financial results, as well as individual and group contributions that help build value for stakeholders. Our compensation programs are designed to drive desired behaviors in our executive officers using a mix of compensation elements to satisfy the personal and financial needs of our current and future workforce given existing and forecasted business conditions and cost constraints. Our board of directors is committed to this compensation philosophy. The objectives of our compensation programs are to:
•	align the interests of executives with those of stakeholders;
•	maintain a strong link between pay and performance;
•	ensure an appropriate percentage of executive compensation is contingent upon both our performance and each executive officer's individual performance; and
•	attract, retain and motivate top-caliber executive officers with compensation that is competitive in level and form.
The following table illustrates our primary compensation components and the intended purpose, including links to our objectives:
Compensation element	Description	Purpose
Base Salary	Cash compensation that is a fixed component of total compensation.	• attract and retain top-caliber executive talent • recognize executive officers’ skills, competencies, experience and job responsibilities

Short-term Incentive	Cash payments awarded after the completion of a one-year performance period.	• reward executives for achieving objective annual performance goals • recognize performance on individual objectives, as well as performance relative to the performance of other executive officers

Long-term Incentive	Cash awards based on performance over multiple years and subject to forfeiture.	• reward executives for sustained long-term performance
• retain and motivate executives to ensure business stability and success
• recognize the achievement of performance objectives that drive long-term success and financial stability and create value for our customers
• create a link between Nationwide Financial Services, Inc., or "NFS," our direct parent company, and NMIC, our ultimate parent company, to better facilitate a shared business model
Executive Benefits and Perquisites	Includes pension plans, deferred compensation plans and personal perquisites.	• attract and retain top-caliber executive talent • provide income after retirement and enable saving of income for retirement

Organizational Structure with Respect to Compensation Decisions
Our named executive officers provide services to other Nationwide companies in addition to NLIC. Decisions regarding the total compensation levels of our named executive officers are made by the NMIC human resources committee based on their roles within NFS and NMIC, as applicable. The NMIC human resources committee does not directly consider the roles of named executive officers with respect to NLIC in determining total compensation. Instead, NLIC pays an allocable portion of total compensation for its named executive officers, which is determined pursuant to a cost-sharing agreement among several Nationwide companies. The remainder of the compensation of NLIC’s executive officers was allocated to and paid by other Nationwide companies according to the terms of the cost-sharing agreement.
Amounts we disclose in this prospectus reflect only compensation allocated to and paid by NLIC; however, performance is measured at the NFS and/or NMIC level, which includes NLIC performance, when determining compensation for our named executive officers. As a result, metrics and results discussed herein will refer to NFS or NMIC metrics and results, as applicable. The methods we use for the allocation of compensation paid to our named executive officers varies by officer and the type of compensation and is discussed in more detail in "2016 Compensation Programs Design and Implementation."
Benchmarking and Compensation Target-Setting Process
The NMIC human resources committee uses competitive market data as an important tool to aid in making decisions on compensation. The NMIC human resources committee compared our compensation practices to those of companies that compete with NMIC and/or NFS for customers, capital and/or executive officers, and are similar to NMIC or NFS in size, scope, and/or business focus. Our market data sources included:
•	companies in three comparator groups that the NMIC human resources committee identified in order to provide a holistic view of the competitive market, consisting of:
❍	twenty-three companies in the insurance and broader financial services industry ("Industry Comparator Group");
❍	a general industry comparator group consisting of forty-three public companies above and below NMIC's Fortune 500 ranking based on NMIC’s statutory revenue; and
❍	a general industry comparator group consisting of forty-six public companies above and below NMIC's Fortune 500 ranking based on NMIC’s GAAP revenue;
•	companies that participate in commercially available financial services industry and general industry compensation surveys.
The insurance companies in the Industry Comparator Group are:
•	Met Life, Inc.
•	Prudential Financial, Inc.
•	The Hartford Financial Services Group, Inc.
•	Lincoln National Corporation
•	The Allstate Corporation
•	Principal Financial Group, Inc.
•	Travelers Cos, Inc.
•	Genworth Financial, Inc.
•	AFLAC, Incorporated
•	CNA Financial Corp
•	Unum Group
•	Chubb Ltd.
•	Progressive Corp
The additional financial services companies in the Industry Comparator Group are:
•	U.S. Bancorp
•	PNC Financial Services Group, Inc.
•	Sun Trust Banks, Inc.
•	State Street Corp
•	BB&T Corporation
•	American Express Company
•	Fifth Third Bancorp
•	Regions Financial Corporation
•	KeyCorp
•	Northern Trust Corporation
The surveys used to determine the competitive market data are:
•	Diversified Insurance Study of Executive Compensation, Towers Watson, 2015
•	Global Financial Services Studies Executive Database, Towers Watson, 2015
•	US Property and Casualty Insurance Compensation Survey Report, Mercer HR Consulting, 2015
•	General Industry compensation surveys from Towers Watson and Mercer, 2015

The surveys cover companies comparable in size to NMIC, and we did not rely on any one company or any single survey source. We used market data specific to the financial services industry for the named executive officers because the NMIC human resources committee believed it was appropriate to compare our positions to others in our market for talent that require similar skills, knowledge and experience. We used general industry data to supplement the industry-specific view. Of the sources available to us, including proxy statements of other companies and commercially available surveys, we used sources we believe have the best matches for our positions. We generally target pay at the market median because we believe such targets are necessary to compete for talent; however, when necessary to attract or retain exceptional talent or a unique skill set, we may target total compensation or an individual element of compensation above the median. Annually, we engage in a talent planning process to:
•	anticipate talent demands and identify implications;
•	identify critical roles;
•	conduct talent assessments; and
•	identify successors for critical roles.
The data gathered during this process helps us identify what we refer to as "benchmark plus" executives or roles, for which we will manage total compensation up to the 75th percentile of the market data, primarily by increasing the short-term and long-term incentive targets as a percent of salary. These positions may be those that lead a new business initiative or lead a significant business or enterprise initiative that directly impacts core strategic initiatives identified in the overall Nationwide business strategy. We might also manage compensation above the market median if justified by the size of a business segment compared to the competitive market, as is the case for Mr. Carter with respect to his role overseeing our retirement plans business segment.
Actual pay is expected to vary based on actual results compared to goals. Executive officers can earn top-quartile pay for results exceeding the business plan and expectations with respect to individual performance objectives, and they can earn bottom-quartile pay for results not meeting acceptable performance standards.
The following table identifies the target compensation levels, each executive officer’s current target compensation level relative to the respective market target compensation level, and the rationale for providing total compensation at those levels.
Name	Targeted market positioning	Current positioning of incumbent executive	Rationale
Kirt A. Walker, President and Chief Operating Officer	Market median	Below the 25th percentile	Market matches for this role were revised in 2015 and competitive positioning will be adjusted over time.
Timothy G. Frommeyer, Senior Vice President—Chief Financial Officer	Up to the 75th percentile	Near the 75th percentile	The complexity of Mr. Frommeyer's role as our Chief Financial Officer and board member and his responsibilities to the NMIC board of directors and many internal and external stakeholders led NMIC to apply benchmark plus principles and target his compensation at up to the 75th percentile, consistent with NMIC's talent management guidelines.
Stephen S. Rasmussen, NMIC Chief Executive Officer	Market median	Near median	This is a competitive level of compensation relative to the market data.

Name	Targeted market positioning	Current positioning of incumbent executive	Rationale
John L. Carter, Senior Vice President—Nationwide Retirement Plans	Up to the 75th percentile	Near the 75th percentile	This is a competitive level of compensation relative to the market data based on the size of our retirement plans business in the industry compared to our peers in the market surveys. Nationwide Retirement Plans is one of the largest retirement plans providers.
Eric S. Henderson, Senior Vice President—Individual Products and Solutions	Market Median	Between 25th percentile and median	This is a competitive level of compensation relative to the market data.
The NMIC human resources committee determined the total compensation levels for the named executive officers, which are benchmarked to the competitive external market, as well as the individual elements that are distributed among base salary and short-term and long-term incentives. Annually, we review and may adjust targets for company and individual performance in order to recognize competitive market compensation and performance in determining the final compensation we deliver to executive officers. We have different review procedures depending on the level and role of the executive officer. For top-tier executive officers, including Messrs. Rasmussen and Walker, CAP prepared an analysis of competitive market data that the NMIC human resources committee used in making compensation decisions. This provided an impartial frame of reference for these executive officers. For all other named executive officers, our internal compensation department analyzed the competitive market data and provided the information to senior management and the NMIC human resources committee for review and use in decision making. The following is an overview of these review procedures:
Kirt A. Walker
CAP prepared a market analysis for Mr. Walker, our President and Chief Operating Officer, which included a summary of the 25th, median and 75th percentile market data and covered the following compensation elements: base salary, target short-term incentive opportunity and target total cash compensation, and target long-term incentive opportunity and target total direct compensation. The analysis took into account the size and complexity of his job, as measured by assets managed, compared to the market data. Other factors CAP evaluated when determining individual competitiveness included:
•	the degree to which the market data consist of sources of executive talent for NMIC;
•	the comparability of Mr. Walker's job responsibilities to benchmark job responsibilities;
•	Mr. Walker's experience, tenure and performance; and
•	the responsibilities of Mr. Walker's position, internal equity and strategic importance to NMIC.
CAP also presented an aggregate analysis of the competitiveness of all of Mr. Rasmussen's direct reports, of which Mr. Walker is one, with respect to the market median, and the NMIC human resources committee considered this analysis in addition to Mr. Rasmussen's recommendation in approving Mr. Walker's base salary and 2016 target incentive levels.
Timothy G. Frommeyer, John L. Carter and Eric S. Henderson
The NMIC human resources committee considered a number of inputs with regard to Messrs. Frommeyer, Carter and Henderson, including:
•	their current compensation levels and relative market competitive pay levels;
•	the identification of Messrs. Carter and Frommeyer as occupying benchmark plus roles as well as summaries of their accomplishments and Mr. Henderson's accomplishments in 2015;
•	recommendations from Mr. Walker, for Messrs. Carter and Henderson, and from NMIC's Chief Financial Officer for Mr. Frommeyer, in considering 2016 base salary adjustments and incentive target levels; and
•	approval of Mr. Carter's sales incentive plan for 2016.

Stephen S. Rasmussen
For Mr. Rasmussen, the NMIC Chief Executive Officer, CAP summarized the 25th, median and 75th percentile market data for the position and explained any adjustments necessary to attain appropriately competitive compensation for each key element. For 2016, the NMIC human resources committee's final decision on pay targets was subject to the NMIC board of directors' assessment of Mr. Rasmussen's 2015 performance. CAP provided recommendations for Mr. Rasmussen's 2016 compensation program and met with the NMIC human resources committee, which determined a recommendation for Mr. Rasmussen's compensation targets. The NMIC human resources committee's recommendation was reviewed and approved by the full NMIC board of directors.
Pay Mix
We compensate executive officers through a mix of base salary, short-term incentives, long-term incentives, benefit plans, perquisites and deferred compensation plans. The plans and the target opportunities for base salary and short-term and long-term incentives are reviewed annually by the NMIC human resources committee to ensure total compensation and the mix of pay elements are competitive and changes reflect both the competitive market data and company needs. This ensures we continue to retain talent in key areas and provides a framework for recruiting new talent.
We determine an appropriate mix of pay elements by using the market data trends as a guideline. However, in practice, we may adjust individual components above or below the mix represented in the market data while maintaining the recommended target total compensation range. Some of the reasons we may deviate from the mix of elements represented in market data include:
•	recruiting needs based on compensation received by a candidate in previous positions;
•	year-to-year variation in the market data, indicating the market data may be volatile;
•	differences between the specific responsibilities of our executives’ positions and the positions represented in the market data; and
•	a desire to change the alignment of our incentives between short-term and long-term goals for particular positions.
For 2016, the above analysis resulted in the following allocated target compensation levels for the named executive officers:
Name [1]	Base salary (percentage of target total compensation)[1]	Target short-term incentive as a percent of base salary (percentage of target total compensation)	Target long-term incentive (percentage of target total direct compensation)	Target total compensation[2]	Percentage of target total direct compensation attributed to target incentives
Kirt A. Walker	$381,900	90%	$ 477,720	$1,146,252	70%
	(30%)	(26%)	(44%)
Timothy G. Frommeyer	$242,515	75%	$ 75,400	$ 364,286	66%
	(34%)	(25%)	(41%)
Stephen S. Rasmussen	$169,070	200%	$1,017,900	$1,518,730	89%
	(11%)	(22%)	(67%)
John L. Carter	$173,350	120%	$ 265,400	$ 757,230	69%
	(31%)	(38%)	(31%)
Eric S. Henderson	$338,856	75%	$ 238,860	$ 744,918	65%
	(35%)	(27%)	(38%)
[1]	Dollar amounts shown represent the amounts allocated to us under the cost-sharing agreement. Percentages are calculated based on the total compensation elements, including unallocated amounts that are not shown in the table.
[2]	Target total direct compensation equals base salary plus target short-term incentives plus target long-term incentives
The elements summarized in the table above illustrate the following points relative to our executive compensation philosophy:
•	Consistent with market practices, a relatively small percentage of the target total direct compensation is provided as base salary, as the NMIC human resources committee believes compensation should be delivered to our named executive officers based on performance.
•	A substantial percentage of the target total direct compensation is comprised of variable incentives, delivered through a mix of short-term incentive programs, which are more focused on short-term financial results, and long-term incentive programs, which are focused on achievements over multiple years and most closely align with building sustained value for our stakeholders. The NMIC Chief Executive Officer's pay mix is more heavily weighted toward long-term incentives, consistent with his role.
The table below identifies the percentage change in base salary, target total cash (which includes base salary and target short-term incentives), long-term incentive targets and target total direct compensation for the named executive officers in 2016 as compared to 2015. The table also sets forth the reasons for the changes. Actual base salary and incentive payments paid by us will also be influenced by changes in the allocation percentages, as discussed below in "2016 Compensation Programs Design and Implementation."
Name	Base salary change %1	Target total annual cash change %	Target long-term incentive change %	Target total direct compensation change %	Rationale
Kirt A. Walker	4.3%	10.1%	12.5%	11.2%	Mr. Walker's performance was strong compared to his 2015 pre-established objectives. Adjustments to base salary and short-term and long-term incentive targets positioned his target total direct compensation near the median of the market data for his position.
Timothy G. Frommeyer	8.0%	11.2%	0.0%	6.3%	Mr. Frommeyer's performance was exceptional compared to his 2015 pre-established objectives with respect to his leadership in organizing his team around the operating plan and managing significant product and underwriting challenges. His team's engagement increased significantly via his focus on talent management and development. His contributions to keeping NFS on track from all financial and risk management aspects resulted in a very good year for the NFS business. Mr. Frommeyer is viewed as critical talent and a successor candidate.
Stephen S. Rasmussen	0.0%	9.1%	8.0%	8.4%	Mr. Rasmussen's pay increase was a market adjustment to intended positioning near the median of the market data. The increase was delivered through increases to his short-term and long-term incentive targets, enhancing the pay for performance relationship.
John L. Carter	5.0%	10.0%	11.1%	10.4%	Mr. Carter's performance was exceptional compared to his 2015 pre-established objectives with respect to achievement of his sales goals, improving associate engagement, and achieving important industry rankings.
Eric S. Henderson	6.3%	6.3%	15.2%	9.5%	Mr. Henderson's performance was strong compared to his 2015 pre-established objectives with respect to achievement of significant sales and pre-tax operating income goals, and the achievement of a record number of product launches, which broadened NF’s strong portfolio to compete. Base salary and long-term incentive target adjustments were also intended to move Mr. Henderson’s target total direct compensation closer to the market median target total direct compensation.
[1]	Percentages are calculated based on the total compensation elements, including amounts that are not allocated to us.
2016 Compensation Programs Design and Implementation
We discuss the following items in this section:
•	what we intend to accomplish with our compensation programs;
•	how we determine the amount for each element of compensation; and
•	the impact of performance on compensation.

The principal components of 2016 compensation for our named executive officers are base salary and short-term and long-term incentives. Each component of compensation serves a different purpose, as discussed above in "Compensation Objectives and Philosophy."
Base Salary
Our overall pay philosophy is to establish base salaries that are generally at the median of the companies represented in the market data. We typically base a departure from the median on factors such as incumbent experience and industry or functional expertise, scope of job responsibilities as compared to similar positions in the market, special retention needs and executive performance. In determining adjustments to the named executive officers' salaries for 2016, the NMIC human resources committee evaluated the following:
•	salaries for comparable positions in the marketplace, taking scope of responsibility into account;
•	NMIC and NFS's recent financial performance, both overall and with respect to key financial indicators;
•	the annual performance evaluation of each executive officer compared to previously established objectives;
•	internal pay equity; and
•	management recommendations.
Mr. Rasmussen's base salary was allocated to NFS using NFS's operating revenue as a percentage of NMIC's total operating revenue. We allocated 100% of the base salary for all other named executive officers to NFS since these named executive officers primarily support this business unit. Salary was further allocated to us (as compared to other NMIC entities) as follows:
•	Allocation of base salaries for Messrs. Walker, Frommeyer and Rasmussen reflect a blend of factors used to allocate ongoing NFS operating expenses, using forecasted revenue and headcount projections as applicable. The revenue and headcount ratios are applied against specific operating expenses for allocation to legal entity, statutory and managed products and expense group.
•	Base salary allocation for Mr. Carter reflects factors that were developed using new policy counts and premium from various NFS business segments including Nationwide Individual Products and Solutions, Nationwide Retirement Plans, and Nationwide Investment Management Group.
•	Base salary for Mr. Henderson was allocated using policy in-force counts from the Nationwide Financial Individual Products and Solutions business segment.
Base salary rates for the named executive officers increased by a weighted average of 3.6% in 2016. The NMIC human resources committee established unallocated base salary rates consistent with the philosophy, objectives and factors described above. The overall salary increase percentage reflects the impact of competitive market data and individual and company performance and enables us to maintain competitive salaries. Actual base salaries paid by us, which are reported in "Summary Compensation Table," also reflect changes in the allocation percentages from 2015 to 2016, for our named executive officers.
Short-term Incentive: Performance Incentive Plan and Sales Incentive Plan
In 2016, we used short-term incentive plans to provide a portion of at-risk pay to our named executive officers, which promoted our pay-for-performance philosophy. These plans provide participants with direct financial rewards in the form of short-term incentives the participants earn subject to the achievement of key financial and strategic objectives. Plan metrics vary based on each executive officer's role and are discussed in more detail below. The short-term incentive design fulfills the following objectives:
•	emphasizes a one-company culture while recognizing the need to maintain some business unit focus;
•	focuses on the Nationwide customer experience; and
•	aligns incentive plans between associates and management.
In 2016, the NMIC human resources committee set specific company performance measures; goals for threshold, plan and outstanding results; and weightings for each performance measure under each short-term incentive plan in which the named executive officers participate. The NMIC human resources committee approved a target short-term incentive award opportunity as a percentage of base salary for each participant and approved all payments made under these plans. We base our target incentive award opportunities on our executive officers' responsibilities, their value to us and the competitive market data for similar positions. The use of these market data is discussed in "Compensation Objectives and Philosophy."

We allocated short-term incentives for Messrs. Frommeyer and Rasmussen to NFS based on NFS's operating revenue as a percentage of NMIC's total operating revenue. We allocated 100% of the short-term incentives for the other named executive officers to NFS. Short-term incentives for our named executives were further allocated to NLIC (as compared to other NMIC entities) to reflect a blend of factors used to allocate ongoing NFS operating expenses, using forecasted revenue and headcount projections as applicable. The revenue and headcount ratios are applied against specific operating expenses for allocation to legal entity, statutory product, managed product, and expense group.
Performance Incentive Plan (PIP)
We make annual payments to certain executive officers under the Performance Incentive Plan, or "PIP." In 2016, all of our named executive officers participated in the PIP. Mr. Carter also participated in the Sales Incentive Plan, or "SIP," for reasons discussed below. Under the PIP, the participant is assigned a target incentive amount representing a percentage of the participant's year-end base salary. The actual amount participants receive under the PIP will be a percentage of the target incentive depending on the achievement of specific business and individual performance objectives.
Our performance measures under the PIP are based on a broad series of key financial, business and strategic goals, as well as individual performance objectives. The specific measures vary by executive officer depending on individual positions and roles. We determine the short-term incentive performance metrics and weights after an analysis of NFS's financial and strategic goals and those of Nationwide, such as growth, profitability, capital efficiency and strategic objectives. When determining performance levels for the PIP payout scale, the NMIC human resources committee considered the probability of attaining performance levels, historical performance and payouts, industry and competitor outlooks, run rate trends and plan, and business mix and performance volatility. The maximum award is 200% of the target amount before individual adjustments.
The NMIC human resources committee authorizes the NMIC Chief Executive Officer, Mr. Rasmussen, to use his discretion to adjust calculated incentive payments, other than his own, by up to plus or minus 15%, if the calculated performance score does not reflect actual accomplishments. Factors the NMIC Chief Executive Officer may consider include, but are not limited to:
•	changes in industry and competitive conditions that occur after target setting;
•	execution and achievement of key performance indicators that have a longer-term financial impact; and
•	performance on key performance indicators, such as customer experience, associate engagement and agency ratings, that may not be reflected in the financial results.
Proposed adjustments greater than plus or minus 15% require the NMIC board of directors' approval. For 2016, the NMIC Chief Executive Officer, with the approval of the NMIC human resources committee, exercised discretion to adjust Mr. Carter’s performance score under the PIP, as discussed below in "Determination of the Final Short-term Incentive Payments."
The NMIC human resources committee may also adjust the actual performance results for one-time or unusual financial items that have impacted actual performance but which management believes should not be included to penalize or receive credit for incentive purposes. Examples may include, but are not limited to:
•	Gains and losses from the acquisition or divestiture of businesses and/or operations and related deferred costs;
•	Non-recurring, unanticipated tax adjustments; and
•	Errors and/or omissions during target calculations.
We define the financial goals used in the tables below as follows:
•	We define Consolidated Net Operating Income, or "CNOI," as a non-GAAP financial measure which highlights NMIC's results from continuing operations. CNOI excludes the impact of realized gains and losses on sales of investments and hedging instruments, certain hedged items, other than temporary impairments, discontinued operations and extraordinary items, net of tax.
•	We define the Enterprise expense metric as a blend of the Property and Casualty, or "P&C," business adjusted statutory expense ratio, comprised of the loss adjustment expense ratio plus the underwriting expense ratio net of incentives and contingent suits, with the NFS adjusted general operating expenses, comprised of general operating expenses net of incentives and contingent suits.
•	We determine direct written premium, or "DWP," growth by measuring the increase or decrease in the current performance year-ending business unit direct written premium over the prior performance year-ending business unit direct written premium as a percentage.

•	We define the non-weather loss ratio as net calendar year incurred losses from non-weather peril, excluding contingent suits, divided by earned insurance premiums in the current year.
•	We calculate NFS Return on Capital by dividing NFS net operating income for the year, excluding interest income on excess capital and adding back debt expense, by the total NFS GAAP equity plus long-term debt at the beginning of the year, excluding excess capital.
•	We define NFS Sales as new and renewal production premiums and deposits, previously referred to as "sales," that are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP, including sales as it relates to non-insurance companies. Management believes that the presentation of new and renewal production premiums and deposits enhances the understanding of the Company's business and helps depict longer-term trends that may not be apparent in the results of operations due to differences between the timing of sales and revenue recognition. Life insurance premiums determined on a GAAP basis are significantly different than statutory premiums and deposits. On a GAAP basis, premiums for traditional life insurance products are generally recognized as revenue when due. For certain annuities with life contingencies, any excess of gross premium over the net premium is deferred and recognized with the amount of expected future benefits. In addition, many life insurance and annuity products involve an initial deposit or a series of deposits from customers. These deposits are accounted for as such on a GAAP basis and therefore are not reflected in the GAAP income statement. On a statutory basis, life insurance premiums are recognized as revenue over the premium paying period of the related policies. Annuity considerations are recognized as revenue when received. Health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies.

As calculated and analyzed by management, statutory premiums and deposits on individual and group annuities and life insurance products calculated in accordance with accounting practices prescribed or permitted by regulatory authorities and deposits on administration-only group retirement plans and the advisory services program are adjusted as described below to arrive at new and renewal production premiums and deposits.

We report new and renewal production premiums and deposits as net of internal replacements, which we believe provides a more meaningful disclosure of production in a given period. In addition, our definition of new and renewal production premiums and deposits excludes asset transfers associated with large case BOLI and large case retirement plan acquisitions; FHLB funding agreements; and deposits into Nationwide employee and agent benefit plans. Although these products contribute to asset and earnings growth, their production flows potentially can mask trends in the underlying business and thus do not provide meaningful comparisons and analyses.
For 2016, the NMIC human resources committee approved the following objectives and weights under the PIP for Messrs. Walker, Frommeyer, Rasmussen and Henderson. The target amounts for the PIP vary by each executive officer.
2016 PIP Metrics and Performance for Messrs. Walker, Frommeyer, Rasmussen and Henderson
	Weights (%)
Metric ($ in millions)	Messrs. Walker and Henderson	Mr. Frommeyer	Mr. Rasmussen	2016 established business goals	2016 incentive performance results[2]
Enterprise Consolidated Net Operating Income[1]	45.00	45.00	39.38	$ 1,461.0	$ 1,009.8
Nationwide Experience Program (NEP) Customer Enthusiasm Monitor	3.33	3.33	2.92	8.55	8.53
NEP Retained Ratio-Assets Under Management	3.33	3.33	2.92	91.10%	91.33%
NEP Net Relationships with Retained Households	3.33	3.33	2.92	1.991	1.994
Enterprise Expense Metric (P&C statutory expense ratio)	10.50	10.50	9.19	41.22%	39.91%
Enterprise Expense Metric (NFS adjusted general operating expenses)	4.50	4.50	3.94	$ 1,084.8	$ 1,027.6
P&C DWP Growth	-	7.50	6.56	2.56%	1.66%
P&C Non-weather Loss Ratio	-	7.50	6.56	51.90%	56.65%
NFS Return on Capital	15.00	7.50	6.56	12.04%	13.26%
NFS Sales Growth	15.00	7.50	6.56	$24,036.0	$23,462.1
Strategic Nonfinancial Objectives			12.50	Discussed below in "Determination of the Final Short-term Incentive Payments"	160% of target amount

[1]	For 2016, performance on CNOI of $350.0 must be achieved in order for payment to be earned on the enterprise expense, NEP and business unit metrics.
[2]	These amounts are unaudited.
Sales Incentive Plan (SIP)
Mr. Carter also participated in the SIP in 2016. The majority of his total incentive target consists of the same metrics under which we measure other members of NFS’s management team under the PIP. These metrics represented 80% of Mr. Carter’s total target incentive. In addition to these metrics, 20% of his total incentive target focuses on sales results for the Retirement Plans business segment. Mr. Carter participated in the SIP in addition to the PIP because the SIP includes an emphasis on results that he directly influences. These metrics are consistent with prevalent practices for similar roles in the financial services industry, and also maintains alignment with NFS's overall financial goals. For 2016, the maximum award opportunity under the plan was 200% of the target amount. The NMIC Chief Executive Officer had the discretion to adjust scores for individual sales metrics by plus or minus 15%, subject to approval by the NMIC human resources committee of the final SIP payment. This discretion was exercised in 2016 to adjust Mr. carter’s final payment. When determining the performance levels for the payout under the SIP, the planning process included consideration of the current plan year to new plan year rates of sales growth. We used a different incentive scale for private and public retirement plan sales to reflect key differences between them, such as:
•	the competitive environment of each market segment;
•	the outlook for sales growth in each market segment;
•	the level of maturity of each market segment;
•	historical rates of sales growth; and
•	our expectation as to the difficulty of achieving the planned rates of sales growth in each market segment.
The following table sets forth the short-term incentive performance metrics and weights for the PIP and SIP for Mr. Carter.
2016 PIP and SIP Metrics and Performance for Mr. Carter
Performance Criteria ($ in millions)	Weights (%)	2016 established goals	2016 incentive performance results[3]
Retirement Plans Group (SIP):
Private Sector 1st year	6.00	$ 1,637.0	$ 1,570.9
Private Sector Recurring	4.00	$ 4,103.0	$ 3,959.1
Public Sector 1st year	5.00	$ 1,708.4	$ 1,864.4
Public Sector Recurring	5.00	$ 3,911.3	$ 4,153.6

NFS and Enterprise Metrics (PIP)
Enterprise Consolidated Net Operating Income[1]	36.00	$ 1,461.0	$ 1,009.8
Nationwide Experience Program (NEP) Customer Enthusiasm Monitor	2.67	8.55	8.53
NEP Retained Ratio-Assets Under Management	2.67	91.10%	91.33%
NEP Net Relationships with Retained Households	2.67	1.991	1.994
Enterprise Expense Metric (P&C statutory expense ratio)	8.40	41.22%	39.91%
Enterprise Expense Metric (NFS adjusted general operating expenses)	3.60	$ 1,084.8	$ 1,027.6
NFS Return on Capital	12.00	12.04%	13.26%
NFS Sales Growth	12.00	$24,036.0	$23,462.1
[1]	For 2016, performance on CNOI of $350.0 must be achieved in order for payment to be earned on the enterprise expense, NEP, NFS return on capital, and NFS sales metrics.
[2]	These amounts are unaudited.
Determination of the Final Short-term Incentive Payments
To determine the 2016 short-term incentive compensation payments for our named executive officers, the NMIC human resources committee assessed each executive officer's performance under the PIP or SIP, as applicable, considering the metrics in the tables above, in addition to the executive officer's overall performance, our overall financial performance and management's assessment of performance on individual objectives. Additionally, in assessing final performance for the

PIP, the NMIC human resources committee reviewed actual performance relative to established goals and considered the following items: earnings quality, the level of catastrophic losses, industry results, achievement of strategic performance metrics, and business conditions and capital stewardship.
Consistent with prior years’ treatment, the NMIC human resources committee exercised its discretion to exclude the impact of asbestos and environmental reserve strengthening for the determination of CNOI for incentive purposes.
The amounts our named executive officers receive under the PIP, and the amount Mr. Carter receives for the sales metrics under the SIP, will be a percentage of the target incentive depending on the achievement of the approved metrics and may be adjusted at the discretion of the NMIC Chief Executive Officer and/or the NMIC human resources committee. For 2016, the NMIC Chief Executive Officer recommended a discretionary adjustment for Mr. Carter, which the NMIC human resources committee approved, to increase the score determined by the achievement of the approved metrics under the PIP.
For Mr. Rasmussen, 12.5% of his weighted objectives consisted of non-financial objectives, which were reviewed and discussed by the NMIC human resources committee and approved by the NMIC board. These non-financial objectives focused on the following three categories:
•	delivering results through highly engaged associates, with regard to creating an engaging work experience by improving leadership effectiveness, ensuring a diverse pipeline for senior leadership talent, ensuring qualified successors are identified for key management roles and effectively leading the organization through NMIC’s brand integration initiative;
•	enabling execution of Nationwide's strategy with accountability, with regard to execution of growth, capital, returns and brand initiatives, operating as One Nationwide, strengthening the foundation, and advantaged growth; and
•	the accountability and transparency of Nationwide's governance, with regard to continuing board engagement with senior line and functional leaders, adhering to and reinforcing Nationwide's code of conduct, maintaining effective relationships with sponsor and community organizations, and maintaining quality communications with associates and key stakeholders.
Each independent director on the NMIC board of directors completed a formal evaluation and gave Mr. Rasmussen a rating on a five-point scale for each objective and an overall rating using the same scale. CAP summarized the results and met with the chair of the NMIC human resources committee to review the evaluation. CAP then met with the full NMIC human resources committee to discuss the ratings and assist the committee to arrive at an overall score to be recommended to and approved by the NMIC board of directors.
The resulting cash payouts for our named executive officers, which are shown in columns (d) and (g) of the "Summary Compensation Table," are as follows:
Name	Comparison of short-term incentive payment to target before discretion	Comparison of short-term incentive payment to target after discretion	Summary of rationale
Kirt A. Walker	103% of target	n/a	Performance compared to the PIP objectives
Timothy G. Frommeyer	92% of target	n/a	Performance compared to the PIP objectives
Stephen S. Rasmussen	101% of target	n/a	Performance compared to the PIP objectives
John L. Carter	103% of target	108% of target	Performance compared to the PIP objectives and discretion
	126% of target	n/a	Performance compared to the SIP objectives
Eric S. Henderson	103% of target	n/a	Performance compared to the PIP objectives
Long-Term Incentives
Three-year Performance Cycle

In 2016, the NMIC human resources committee administered the Nationwide Long-Term Performance Plan, or "LTPP," to award long-term incentives to the named executive officers. Long-term incentive compensation constitutes a significant portion of an executive officer's total compensation package, consistent with our philosophy of emphasizing pay that is conditional or contingent on our performance. The LTPP is intended to accomplish the following objectives:
•	reward sustained long-term value creation with appropriate consideration of risk capacity, tolerance and limits;
•	deliver market-competitive target compensation consistent with organizational performance; and
•	retain and motivate executives to ensure business stability and success.
We established long-term incentive targets in 2016 based on a review of relevant market data and/or comparisons to other business segment leaders, as we described in "Benchmarking and Compensation Target-Setting Process" above. The goals used in the three-year cycle awards under the LTPP are as follows:
•	NFS Sales and P&C Direct Written Premium growth; and
•	Capital strength, which is determined by combining our internal economic capital calculation (50%) and Standard & Poor's capital calculation (50%).
Performance on each metric is compared to a matrix where the x-axis is capital strength and the y-axis is operating revenue growth. A 1.0 score is awarded when NFS Sales and DWP growth equals plan and capital strength equals a AA+ rating. The score is determined at the intersection of the NFS sales and DWP growth and capital strength performance on the matrix at the end of each year in the performance period based on the matrix approved for that year. The final score at the end of the three-year period will be the average of the three annual scores. Potential payments range from zero to two times the target amount.
For 2016, the NMIC human resources committee approved the following objectives and weights under the three-year cycle awards under the LTPP. The target amounts vary by executive officer.
2016 Three-year Cycle LTPP Metrics and Performance
Metric	Weight	2016 established business goals	2016 incentive performance results
NFS Sales/DWP Growth	50%	1.91%	0.17%
Internal Economic Capital	25%	AA+	AAA
S&P Capital	25%	AA+	AAA
At its meeting on February 14, 2017, the NMIC human resources committee approved a final score of 0.94, which will be used for the first year of the 2016-2018 performance period, the second year of the 2015-2017 performance period, and the third year of the 2014-2016 performance period. The final average score for the 2014-2016 performance period was 1.14, which was multiplied by the target amounts for all of our named executive officers. The resulting cash payout is reported in Columns (g) and (h) of the Summary Compensation Table.
The 2016 grants under the LTPP for all of our named executive officers are reported in "Grants of Plan-Based Awards."
Enterprise Business Transformation Plan (EBTP)
In 2016, the NMIC human resources committee implemented a supplementary incentive plan award under the LTPP. This plan was designed to reward senior executives for driving the success of Nationwide’s business transformation efforts. The plan is expected to be in place for three years, and the targets for the participants are calculated as 15% of the target amounts under the 2016-2018 three-year cycle awards described above. Potential payments can range from zero to two times the target amount and performance is determined at the end of each annual period.
At its meeting on April 5, 2016, the NMIC human resources committee approved the following objectives and weights for EBTP awards under the LTPP. The target amounts vary by executive officer.
2016 EBTP Metrics
Operate as One Nationwide	Advantaged Growth	Strengthen the Foundation
Deliver 2016 Agency Transformation	Grow Direct within PL DWP, Finalize FS Digital / Direct strategy	Achieve 2016 expense reduction commitment
Launch PLT Umbrella, Auto and Home	Launch Commercial BOP and Commercial auto direct internet quote in 11 states	Deliver DOL compliance build solutions for affiliated and non-affiliated channels

Operate as One Nationwide	Advantaged Growth	Strengthen the Foundation
Complete Claims Transformation	Define four Commercial Lines industry verticals and staff key leadership roles (including worker’s comp)	Deliver Promise 2020 foundational and planning milestones on schedule
	Deliver Financial Services New Product Innovation	Deliver Momentum releases on schedule
Take appropriate capital actions to strengthen capital position relative to buffer
At its meeting on February 14, 2017, the NMIC human resources committee approved a final score of 1.17, which was multiplied by the target amounts for all of our named executive officers.
We allocated long-term incentives for Messrs. Frommeyer and Rasmussen to NFS based on NFS's operating revenue as a percentage of NMIC's total operating revenue. We allocated 100% of the long-term incentives for the other named executive officers to NFS. Long-term incentives for our named executives were further allocated to NLIC (as compared to other NMIC entities) to reflect a blend of factors used to allocate ongoing NFS operating expenses, using forecasted revenue and headcount projections as applicable. The revenue and headcount ratios are applied against specific operating expenses for allocation to legal entity, statutory and managed products, and expense group.
Clawback Policy
If we are required to prepare a material financial accounting restatement or to materially adjust the results of a metric used for funding incentive compensation plans, we may recover from any current or former person we determine to be an elected officer any amount in excess of what should have been paid, up to and including:
•	The amount of any incentive award under the PIP, SIP or LTPP to the extent the restatement impacts the amount awarded;
•	The total amount of awards granted to the extent the restatement impacts the amounts that would have been granted, with such awards valued in good faith in the discretion of the NMIC board of directors, and;
•	Any other amount determined by the NMIC board of directors, in its sole discretion, to have been improperly awarded.
Recovery may, at the NMIC board of directors’ discretion, be in the form of an adjustment to future incentive awards, as applicable.
Personal Benefits and Perquisites
We provide to our executive officers certain perquisites and other personal benefits, including health and welfare benefits, which are the same for all associates, and pension and savings plans, deferred compensation plans and personal perquisites, all of which we believe are consistent with market competitive practices. For more information about these personal benefits and perquisites, see columns (h) and (i) of the "Summary Compensation Table."
Termination Benefits and Payments
It is NMIC's practice to provide severance agreements to the NMIC Chief Executive Officer and a limited number of senior executive officers, including most of the NMIC Chief Executive Officer's direct reports. Of our named executive officers, we have entered into severance agreements with Messrs. Rasmussen, Walker and Carter. We believe these agreements are a standard industry practice for these positions and are necessary to attract and retain executive officers at this level. The agreements provide certain protections to the executive officer with regard to compensation and benefits. In exchange for those protections, the executive officer agrees to keep our information confidential, and agrees not to solicit our employees or customers and not to compete with Nationwide for a specified period of time following termination. We provide additional information with respect to post-termination benefits provided under these severance agreements in "Potential Payments Upon Termination or Change of Control."
Certain termination-of-employment events may trigger post-termination payments and benefits in the event that a severance agreement does not apply to the payments and benefits. Those events include retirement, severance, termination for cause, death, disability and voluntary termination. The details of the benefits and payments made upon termination are also described in "Potential Payments Upon Termination or Change of Control."
Impact of Regulatory Requirements on Compensation
There were no regulatory requirements that influenced our compensation arrangements.

Conclusion
As discussed in "Compensation Objectives and Philosophy," we design our compensation programs to be competitive, to attract and retain top talent and to drive our performance, with the ultimate goal of increasing stakeholder and customer value. To attain these objectives, we compare ourselves to other companies that are similar to us in setting target pay opportunities and financial business goals. In 2016, the objectives for incentive purposes were established to reward value-creating performance and we awarded a substantial percentage of total compensation opportunity to our named executive officers in the form of pay-at-risk, which increases or decreases according to the level of our performance. Our business results produced payments under our short-term and long-term incentive plans for our named executive officers, rewarding our executive officers with what we believe to be reasonable pay relative to our 2016 performance, consistent with our pay-for-performance philosophy.
Compensation Committee Interlocks and Insider Participation
Our board of directors does not have a compensation committee. All named executive officers' compensation decisions were approved by the NMIC board of directors or NMIC human resources committee.
Summary Compensation Table
The information set forth in the "Summary Compensation Table" and other related compensation tables reflect the compensation allocated to us pursuant to the cost-sharing agreement with respect to our named executive officers.
Name and principal position (a)	Year (b)	Salary (c)	Bonus (d)	Non-equity incentive plan compensation (g)	Change in pension value and non- qualified deferred compensation earnings[3] (h)	All other compensation (i)	Total (j)
Kirt A. Walker, President & Chief Operating Officer	2016	$378,254	$ –	$ 832,905[2]	$363,749	$28,563 [4]	$1,603,471
	2015	$424,423	$ 43,913	$ 781,640	$276,588	$ 24,281	$1,550,845
	2014	$446,676	$ –	$ 1,019,997	$515,422	$ 30,736	$2,012,831
Timothy G. Frommeyer, Senior Vice President– Chief Financial Officer	2016	$238,370	$ –	$ 123,060[2]	$274,682	$13,353 [5]	$649,465
	2015	$232,042	$ 6,201	$ 121,797	$105,284	$ 12,216	$ 477,540
	2014	$225,275	$ –	$ 147,863	$562,763	$ 14,924	$ 950,825
Stephen S. Rasmussen, NMIC Chief Executive Officer	2016	$169,081	$ –	$1,586,510 [2]	$311,728	$25,019 [6]	$2,092,338
	2015	$173,217	$ –	$ 1,588,052	$293,742	$ 27,069	$2,082,080
	2014	$171,050	$ –	$ 1,914,818	$565,786	$ 28,316	$2,679,970
John L. Carter, Senior Vice President- Nationwide Retirement Plans	2016	$171,436	$13,270 [1]	$ 661,562[2]	$144,934	$16,395 [7]	$1,007,597
	2015	$165,771	$ 39,988	$ 640,793	$ 59,534	$ 8,502	$ 914,588
	2014	$162,664	$ –	$ 764,501	$236,280	$ 13,373	$1,176,818
Eric S. Henderson, Senior Vice President–Individual Products and Solutions	2016	$334,221	$ –	$ 420,542[2]	$526,891	$20,294 [8]	$1,301,948
	2015	$329,063	$ 28,281	$ 403,855[2]	$306,699	$ 19,114	$1,087,012
	2014	$313,491	$ –	$ 551,139	$822,191	$ 62,814	$1,749,635
[1]	Represents the amount paid under the PIP that was attributed to a discretionary adjustment.
[2]	Represents the amount determined under the PIP for Messrs. Walker, Frommeyer, Rasmussen and Henderson, and under the PIP and SIP for Mr. Carter, that was paid in 2017 for the 2016 performance year and attributed to financial, or for Mr. Rasmussen, financial and non-financial, metrics; and the amounts earned in 2016 and paid in 2017 under the three-year performance cycle and the EBTP under the LTPP, as follows: Mr. Walker—$295,231 (PIP) and $453,834 (three-year cycle) and $83,840 (EBTP); Mr. Frommeyer—$42,661 (PIP) and $67,166 (three-year cycle) and $13,233 (EBTP); Mr. Rasmussen—$333,419 (PIP) and $1,074,450 (three-year cycle) and $178,641 (EBTP); Mr. Carter—$342,684 (PIP and SIP) and $272,300 (three-year cycle) and $46,578 (EBTP); and Mr. Henderson—$172,218 (PIP) and $206,404 (three-year cycle) and $41,920 (EBTP).
[3]	Represents the change in pension value for all named executive officers. There were no above-market earnings on deferred compensation.
[4]	Includes tax gross-ups totaling $5,268 for amenities received at company events and the contribution we made on behalf of Mr. Walker in the amount of $18,235 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.

[5]	Includes a tax gross-up in the amount of $829 for the company-paid cost of an executive physical. Aggregate value of perquisites and personal benefits is less than $10,000.
[6]	Includes the value of amenities received at company events, and tax gross-ups totaling $214 for such amenities, the actual incremental cost of Mr. Rasmussen's personal use of the company plane, the contribution we made on behalf of Mr. Rasmussen in the amount of $13,493 under the Nationwide Supplemental Defined Contribution Plan and the company-paid portion for parking expenses and automotive service in the executive parking garage.
[7]	Includes a tax gross-up of $6,496 for amenities received at a company event. Aggregate value of perquisites and personal benefits is less than $10,000.
[8]	Includes tax gross-ups totaling $514 for amenities received at a company event and the contribution we made on behalf of Mr. Henderson in the amount of $13,366 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
Grants of Plan-Based Awards in 2016
Estimated future payouts under non-equity incentive plan awards[1]
Name (a)	Grant date (b)	Threshold (c)	Target (d)	Maximum (e)
Kirt A. Walker	2/09/2016 [2,3]	$143,316	$ 286,632	$ 716,580
	2/09/2016 [4]	$ 0	$ 477,720	$ 955,440
	4/05/2016 [5]	$ 0	$ 71,658	$ 143,316
Timothy G. Frommeyer	2/09/2016 [2,3]	$ 23,186	$ 46,371	n/a
	2/09/2016 [4]	$ 0	$ 75,400	$ 150,800
	4/05/2016 [5]	$ 0	$ 11,310	$ 22,620
Stephen S. Rasmussen	2/09/2016 [2,3]	$165,880	$ 331,760	$ 829,400
	2/09/2016 [4]	$ 0	$1,017,900	$2,035,800
	4/05/2016 [6]	$ 0	$ 152,685	$ 305,370
John L. Carter	2/09/2016 [2,3]	$159,240	$ 318,480	$ 636,960
	2/09/2016 [4]	$ 0	$ 265,400	$ 530,800
	4/05/2016 [5]	$ 0	$ 39,810	$ 79,620
Eric S. Henderson	2/09/2016 [2,3]	$ 83,601	$ 167,202	n/a
	2/09/2016 [4]	$ 0	$ 238,860	$ 477,720
	4/05/2016 [5]	$ 0	$ 35,829	$ 71,658
[1]	Values are the amounts allocated to us pursuant to the cost-sharing agreement.
[2]	We calculated thresholds for certain metrics other than CNOI separately after a $350.0 million performance level was achieved on CNOI. Actual payment may be less than the amount shown.
[3]	Represents a PIP, or for Mr. Carter, a PIP and SIP, award.
[4]	Represents an LTPP award using NFS Sales and P&C DWP growth, and capital strength, as metrics.
[5]	Represents an EBTP award under the LTPP.
On February 9, 2016, we granted short-term incentive award opportunities to our named executive officers. The amounts of these earned 2016 short-term award opportunities are reflected in the "Summary Compensation Table for 2016" in columns (d) and (g). On February 9, 2016, we granted long-term incentive target opportunities to all of our named executive officers. On April 5, 2016, we granted EBTP target opportunities to all of our named executive officers.
Pension Benefits for 2016
Name (a)	Plan name (b)	Number of years credited service (c)	Present value of accumulated benefit[1] (d)	Payments during last fiscal year (e)
Stephen S. Rasmussen	Nationwide Retirement Plan	18.0	$ 84,943	$–
	Nationwide Supplemental Retirement Plan	18.0	$1,663,736	$–
Kirt A. Walker	Nationwide Retirement Plan	18.0	$ 234,537	$–
	Nationwide Supplemental Retirement Plan	18.0	$1,242,877	$–

Name (a)	Plan name (b)	Number of years credited service (c)	Present value of accumulated benefit[1] (d)	Payments during last fiscal year (e)
Timothy G. Frommeyer	Nationwide Retirement Plan	29.3	$ 850,760	$–
	Nationwide Supplemental Retirement Plan	29.3	$1,204,960	$–
John L. Carter	Nationwide Retirement Plan	10.2	$ 108,704	$–
	Nationwide Supplemental Retirement Plan	10.2	$ 726,659	$–
Eric S. Henderson	Nationwide Retirement Plan	29.8	$1,175,409	$–
	Nationwide Supplemental Retirement Plan	29.8	$1,841,239	$–
[1]	These amounts are unaudited.
The "Pension Benefits for 2016" table reports the years of credited service and the present value of accrued benefits under the Nationwide Retirement Plan, or "NRP," and the Nationwide Supplemental Retirement Plan, or "SRP," as of December 31, 2016. We discuss these plans in more detail below. The reported values are the present value of accrued benefits with benefit commencement occurring at normal retirement age, which is age sixty-five, payable as a life annuity. Optional payment forms are available with reduced payments. A full single lump sum payment option is not available.
Credited Service
The credited service reported in the "Pension Benefits for 2016" table represents complete years of credited service under the NRP and SRP; however, the NRP and the SRP provide for crediting of service in different ways. The NRP provides one month of credited service for each month a participant works, beginning with the participant's hire date. The SRP credits service based on the date an individual first becomes a participant. For details regarding how the SRP credits service, see the "Supplemental Defined Benefit Plan" section below. We do not provide credited service under the NRP or the SRP on a more favorable basis for the named executives than for other eligible participants.
Present Value of Accumulated Benefits
The reported present values of accumulated benefits, which are payable as a life annuity, are based upon the benefit earned from service and compensation as of December 31, 2016. The present values assume the participant survives to, and commences his or her benefit at, the earliest age at which unreduced benefits are payable, which is age sixty-five.
We base the present value determinations on the measurement date, discount rate, and postretirement mortality in accordance with FASB ASC 715, Compensation-Retirement Benefits. For the December 31, 2016, and 2015 valuations, the discount rates used under this guidance were 4.10% and 4.40%, respectively. There is no mortality discount prior to age sixty-five in the values reported above. We also used the Pension Protection Act Mortality Table.
Pension plan compensation includes base salary and certain management incentives. We allocate benefit values based on the compensation reported in the "Summary Compensation Table for 2016," and reflect the arrangement under the cost sharing agreement. The pension benefit values reflect the cost allocated to us.
Qualified and Supplemental Pension Plans
Nationwide Retirement Plan
Nationwide maintains a qualified defined benefit plan called the Nationwide Retirement Plan, or the "NRP." In general, the named executive officers and other participants in the NRP will receive an annual retirement benefit under the NRP equal to the greater of the benefit calculated under the final average pay formula, if applicable, or the account balance formula. We describe these formulae below. Any participant, including a named executive officer, who we hired on or after January 1, 2002, will receive an annual retirement benefit under the NRP based solely on the account balance formula. Participants become fully vested in the NRP after the completion of three years of service. The accrued benefit is payable as a life annuity. Optional payment forms are available, however, with reduced payments. A full, single lump sum payment option is not available.
The NRP allows a participant the option of receiving his or her benefit at any age, provided that he or she is vested when he or she leaves Nationwide. If a participant terminates his or her employment with Nationwide before age sixty-five, and decides to receive benefits before age sixty-five, the participant will receive an actuarially reduced monthly benefit amount to reflect the longer payout period due to early distribution. Prior to January 1, 2010, benefits for vested participants who we hired before January 1, 2002, and who terminated employment after age fifty-five, were eligible for a subsidized early retirement benefit. The subsidized early retirement benefit is reduced 1% per year from age sixty-five to age sixty-two and 5% per year from age sixty-two to age fifty-five.
Effective January 1, 2010, the NRP was amended to eliminate the subsidized early retirement benefit for those employees who were hired before January 1, 2002. If the age requirements are met for these individuals, the NRP benefit upon termination of employment will be the greatest of the four following calculations: (i) the Final Average Pay (FAP) formula without the subsidized early retirement factor; (ii) the account balance formula at the time of termination of employment; (iii) the FAP formula benefit as of December 31, 2009, with the subsidized early retirement factor; or (iv) the account balance formula as of December 31, 2009.
Mr. Rasmussen is eligible for the subsidized early retirement benefits. Although we hired Messrs. Frommeyer, Henderson, and Walker before January 1, 2002, they have not met the age requirement to be eligible for subsidized early retirement benefits. As a result, they are only eligible for actuarially reduced benefits upon termination. We hired Mr. Carter after January 1, 2002, and he is eligible only for an actuarially reduced benefit upon termination.
The NRP provides a pre-retirement death benefit payable to a participant's spouse. The NRP also provides for the funding of retiree medical benefits under Section 401(h) of the Internal Revenue Code.
The Final Average Pay Formula (FAP)
We compute the FAP formula benefit as follows:
•	1.25% of the participant's final average compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years subject to the limitations set forth in the Internal Revenue Code; plus
•	0.50% of the participant's final average compensation in excess of Social Security covered compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years and subject to the limitations set forth in the Internal Revenue Code.
For services rendered prior to January 1, 1996, final average compensation is equal to the average of the highest three consecutive covered compensation amounts of the participant in the participant's last ten years of service. For services rendered on January 1, 1996, or later, final average compensation is equal to the average of the highest five consecutive covered compensation amounts of the participant in the participant's last ten years of service. The NRP defines covered compensation to mean all wages reported on a Form W-2 Wage and Tax Statement from any Nationwide company, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excluding:
•	severance pay and other amounts following the later of: (i) the pay period that includes the participant's date of termination, or (ii) the pay period in which the participant's date of termination is posted to Nationwide's payroll system;
•	a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•	imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•	income imputed to any participant as a result of the provisions of health or other benefits to members of the participant's household;
•	any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•	any payment of deferred compensation made prior to the participant's severance date;
•	expense reimbursement or expense allowances including reimbursement for relocation expenses;
•	retention payments made on or after January 1, 2002;
•	all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•	compensation earned following the date on which a participant's employment status changes from eligible to ineligible and during the period he or she is ineligible.
Covered compensation is subject to Internal Revenue Code limits and, for purposes of determining final average compensation, is calculated on a calendar-year basis.

Social Security covered compensation means the average of the Social Security wage bases in effect during the thirty-five-year period ending with the last day of the year that the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age sixty-five, whichever is later.
Account Balance Formula
For employees hired (or rehired) before January 1, 2002, benefits are the greater of the FAP formula determination or the account balance formula, described below. We use the account balance formula to determine the retirement benefit under the NRP for all employees hired or rehired on or after January 1, 2002. The notional account under the account balance formula is comprised of the following components:
•	Opening Balance Amount: We determined the accrued benefit under the FAP formula as of December 31, 2001, and converted this accrued benefit into a lump sum that reflected the current value of that benefit; plus
•	Pay Credits: We add amounts to the account every pay period based on the participant's years of service and compensation. The pay credits range from 3% of pay if the participant has up to thirty-five months of service, plus 3% of pay over the Social Security wage base for the year in question, to 7% of pay for those with over twenty-two years of service, plus 4% of pay over the Social Security wage base for the year in question; plus
•	Interest Credits: We add interest amounts to the account on a biweekly basis based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
Effective January 1, 2010, participants eligible for the FAP formula are not eligible to receive pay credits under the account balance formula after December 31, 2009; however, such participants do continue to receive interest credits on their account balance benefit.
Nationwide Supplemental Retirement Plan
NMIC maintains the Nationwide Supplemental Retirement Plan, or "SRP," an unfunded, nonqualified supplemental defined benefit plan. The SRP provides supplemental retirement benefits to individuals who are in an executive-level position and who are receiving compensation in excess of the limits set by Section 401(a)(17) of the Internal Revenue Code. An individual's participation in the SRP begins the first day of January of the calendar year following the date they meet the eligibility requirements. Participants receive the following benefits under the SRP:
•	1.25% of the participant's final average compensation, as defined in the "Qualified Pension Plans" section above, multiplied by the number of years of service, up to a maximum of forty years; plus
•	0.75% of the participant's final average compensation in excess of Social Security-covered compensation, as defined in "Qualified Pension Plans" above, multiplied by the number of years of service, up to a maximum of forty years; less
•	benefits the executive accrued under the NRP.
For purposes of the SRP, the definition of "covered compensation" is the same as described above in the "Final Average Pay Formula" section, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with any Nationwide company.
To the extent permitted under the rules governing nondiscrimination for the NRP, all or a portion of the benefit under the SRP for participants who were fully vested on December 31, 2008, was transferred to the NRP. As a result, for most fully vested participants, a greater portion of their retirement benefit will be provided under the NRP.
In addition, the SRP provides all participants with a minimum benefit equal to the accrued benefit under the SRP as of December 31, 2007. For participants who first became eligible on or after January 1, 1999, and before January 1, 2007, benefits vest over a period of five years. Benefits vest for participants who first become eligible on or after January 1, 2007, over a period of 49 months. The vested percentage is based on the lesser of the participant's vested percentage in the NRP or the vested percentage pursuant to a specified vesting percentage schedule under the SRP.
For all individuals who are new participants on or after January 1, 2009, the SRP credits service by providing twelve months of credited service on the date they become a participant and credits twelve months of service for each subsequent calendar year only if the individual meets the eligibility requirements as of the last day of the calendar year. For individuals who were participants in the SRP before January 1, 2009, the SRP provides one month of credited service for each month the participant performs service, beginning on the participant's date of hire through December 31, 2007. After December 31, 2007, these participants received credits for twelve months of service for a calendar year only if the individual meets the SRP eligibility requirements as of the last day of the calendar year.
Effective January 1, 2010, the SRP no longer provides a subsidized early retirement benefit for participants whose benefit calculation includes months of credited service accrued or credited on or after January 1, 2010. For an affected participant, the SRP determines his or her benefit by providing the greatest of three benefit calculations:
•	his or her SRP benefit as of December 31, 2007, with the subsidized early retirement factors;
•	his or her total benefit as of December 31, 2009 minus the benefits accrued under the NRP at date of termination, with the subsidized early retirement factors; or
•	his or her SRP benefit without subsidized early retirement factors at the date of termination.
Effective January 1, 2016, the maximum number of SRP participation service years includable in an individual’s benefit determination under the SRP is reduced from 40 years to 25 years. For SRP participants who had more than 25 years of participation service as of December 31, 2015, the maximum number of SRP participation years included in the SRP benefit determination is the total number of participation years as of December 31, 2015 (not to exceed 40 years). In addition, an additional vesting criterion is added to the SRP. In lieu of the previous four year vesting schedule, participants now become 100% vested in their SRP benefit upon the attainment of 120 months of vesting service. Participants who were 100% vested as of January 1, 2016 will remain 100% vested. However, any participant who was not 100% vested had his vesting percentage, as of December 31, 2015, frozen until such time as he attains 120 months of vesting service. These participants become 100% vested at 120 months of vesting service. Lastly, effective as of January 1, 2016, SRP participants must be age 55 or older at the date of termination of employment to be eligible to receive benefits under the SRP.
Nationwide Savings Plan
The Nationwide Savings Plan, or the "NSP," is a qualified profit-sharing plan that includes a qualified cash or deferred arrangement and covers eligible employees of participating Nationwide companies. Under the NSP, our named executive officers and other eligible participants may elect to contribute between 1% and 80% of their compensation to accounts established on their behalf. Participant contributions are in the form of voluntary, pre-tax salary deductions or after-tax "Roth 401(k)" salary deductions. Participants who reach the age of fifty during the plan year may also make "catch up" contributions for that year of up to the IRS published limits. Participating Nationwide companies make matching employer contributions for the benefit of their participating employees, at a rate of 50% of the first 6% of compensation deferred or contributed to the NSP by each employee. The NSP holds all amounts that the participants contribute in a separate account for each participant and invests the amounts in the available investment options chosen by the participant.
For purposes of the NSP, covered compensation includes all wages reported on a Form W-2 Wage and Tax Statement from any Nationwide company, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excludes:
•	severance pay and other amounts following the later of (i) the pay period that includes the participant's date of termination, and (ii) the pay period in which the participant's date of termination is posted to Nationwide's payroll system;
•	company car value or subsidy or reimbursement for loss of a company car;
•	a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•	imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•	income imputed to any participant as a result of the provision of health or other benefits to members of the participant's household;
•	any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•	any payment of deferred compensation made prior to the participant's severance date or on account of a participant's severance date; and
•	expense reimbursement or expense allowances including reimbursement for relocation expenses.
Covered compensation is subject to Internal Revenue Code limits and is calculated on a calendar-year basis.

A participant is eligible to receive the value of his or her vested account balance upon termination of his or her employment. However, he or she may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age fifty-nine and one-half years old. A participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals or after-tax contributions and earnings or losses on those deferrals or contributions, as applicable. Vesting in employer matching contributions and earnings or losses on those contributions occurs on a pro rata basis over a period of five years.
The NSP offers an automatic enrollment and automatic increase feature, which applies to participants contributing less than 12% of their compensation.
Nationwide Supplemental Defined Contribution Plan
The Nationwide Supplemental Defined Contribution Plan, or "NSDC Plan," is an unfunded, nonqualified defined contribution supplemental benefit plan. The NSDC Plan provides benefits equal to employer matching contributions that would have been made for the participants under the Nationwide Savings Plan, or "NSP," but for the Internal Revenue Code's limitation on compensation that can be considered for deferrals to the NSP. Only executives of certain Nationwide companies whose annual compensation is in excess of the limit set forth in the Internal Revenue Code are eligible to participate in the NSDC Plan. The benefits under the plan vest after five years of participation.
For purposes of the NSDC Plan, "covered compensation" refers to covered compensation as defined in "Nationwide Savings Plan" above, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with any Nationwide company. We credit individual accounts under the NSDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the plan. No guaranteed or above-market earnings are available under this plan. Participants may change their investment options on a daily basis.
Payouts under the NSDC Plan are made as follows:
•	credits made for plan years prior to 1996, and earnings on those amounts, are paid in January of the year following the year the participant’s employment terminates;
•	unless otherwise elected in accordance with the terms of the plan, credits made to the plan for plan years after 1995, and earnings on those amounts, are paid in 10 installments for participants who qualify for a benefit from the NRP and whose account balance exceeds $25,000, and in a single lump sum payment for all other participants.
Nonqualified Deferred Compensation for 2016
Name (a)	Executive contributions in last fiscal year1 (b)	Registrant contributions in last fiscal year2 (c)	Aggregate earnings in last fiscal year3 (d)	Aggregate withdrawals/ distributions4 (e)	Aggregate balance at last fiscal year end5 (f)
Kirt A. Walker	$102,122	$15,235	$80,480	$94,632	$1,274,256
Timothy G Frommeyer	$ 0	$ 6,390	$ 2,919	$ 0	$ 91,377
Stephen S. Rasmussen	$ 0	$13,218	$16,333	$ 0	$ 235,368
John L. Carter	$ 42,238	$ 7,843	$11,900	$ 0	$ 300,508
Eric S. Henderson	$ 0	$10,097	$ 2,490	$ 0	$ 77,966
[1]	Amount represents voluntary deferrals to the Nationwide Individual Deferred Compensation Plan. These amounts are reported in the Salary, Bonus and Non-equity Incentive Compensation columns of the Summary Compensation Table.
[2]	Amount represents company contributions to the Nationwide Supplemental Defined Contribution Plan. These amounts are reported in the "All other compensation" column of the Summary Compensation Table.
[3]	Amount represents investment gain from applicable nonqualified deferred compensation plans attributable to all prior year deferrals in the plans. Investment gains or losses are attributable to the notional investment selections the executive officer makes. Executive officers may choose from approximately fifty investment options. These amounts are not reported in the Summary Compensation Table.
[4]	Amount represents distributions from the Nationwide Individual Deferred Compensation Plan. These amounts are not reported in the Summary Compensation Table.
[5]	Represents balances in the following plans: the Nationwide Individual Deferred Compensation Plan, the Nationwide Supplemental Defined Contribution Plan and the Nationwide Economic Value Incentive Plan. The Nationwide Economic Value Incentive Plan is a terminated plan that provided for involuntarily deferred compensation we may still pay to an executive officer based on his or her distribution election. These amounts were reported in the Summary Compensation Table for previous years.

Nonqualified Deferred Compensation Plans
We provide a voluntary deferred compensation plan to allow executives to prepare for retirement.
Nationwide Individual Deferred Compensation Plan
Under the "Nationwide Individual Deferred Compensation Plan," or "IDC Plan," eligible executives of participating Nationwide companies may elect to defer payment of compensation otherwise payable to them. Eligible executive officers may enter into deferral agreements in which they may annually elect to defer up to 80% of their salary and short-term incentive compensation they earn during the following year or performance cycle. Participants may also defer up to 80% of the long-term incentive compensation they earn during the following performance cycle. Deferral elections are effective prospectively. Amounts an executive officer defers under the IDC Plan are generally payable in cash in annual installments beginning in January of the calendar year immediately following the calendar year in which the executive officer terminates his or her employment, including due to the death of the participant. However, an executive officer may elect to receive payments after the expiration of the deferral period the executive officer elects, from one to fifteen years from the year in which the deferral of compensation applies. If the entire account balance is less than $25,000 at the time a payment is due, the entire account balance will be distributed, regardless of the distribution election on file. We credit individual accounts under the IDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the IDC Plan. No guaranteed or above-market earnings are available under this plan. The plan permits participants to make investment changes on a daily basis. Each participant is always fully vested in his or her accrued amount.
The IDC Plan permits a participant or beneficiary to take an unscheduled withdrawal from his or her account provided that such elective withdrawal applies only to amounts earned and vested, including earnings, on or before December 31, 2004, and any such withdrawal is subject to a 10% early withdrawal penalty.
Potential Payments Upon Termination or Change of Control
We have entered into agreements and maintain plans that require us to provide compensation to our named executive officers upon an involuntary termination of employment. The following narrative describes the payments and benefits our named executive officers could receive under these agreements and plans. The tables that follow reflect our estimate of the payments and benefits, to the extent allocable to us under the cost-sharing agreement, we would provide to each of our named executive officers under various termination scenarios. The amounts shown in the tables assume that terminations of employment and, as applicable, the change of control, occurred on December 31, 2016.
Certain payments and benefits that are generally available to all salaried employees, and that do not discriminate in favor of the executive officers, such as disability benefits, are not disclosed. Generally, the amounts shown are estimates and actual payments and benefits could be more or less than the amounts shown.
Payments Made Upon Standard Termination
General Termination Payments
Regardless of the manner in which an executive officer’s employment terminates, he or she is entitled to receive the following amounts, which are earned during employment:
•	vested amounts contributed, plus related earnings under, the Nationwide Savings Plan, the Nationwide Individual Deferred Compensation Plan, and the Nationwide Supplemental Defined Contribution Plan;
•	amounts accrued and vested under the Nationwide Retirement Plan and the Nationwide Supplemental Retirement Plan; and
•	unused paid time off, up to specified limits and subject to certain limitations as specified within our paid time off plan.
Short-Term Incentive Awards
The effect of a termination of employment on certain executive officers' short-term incentives is controlled by the terms of either the PIP or the SIP, as applicable. Under these plans, unless otherwise provided by the NMIC human resources committee in connection with specified terminations of employment, we make a payment of a short-term incentive only if, and to the extent, the executive officer has attained the performance goals with respect to the related performance period, and only if we employ the executive officer through the end of the performance period. In addition, an executive officer must be employed through the date the short-term award is made. However, in the event an executive officer's employment terminates during the performance period, or prior to the date awards are paid, due to death or disability, the executive officer or the executive officer's estate will receive a portion or all of the incentive as the NMIC human resources committee determines, and subject to adjustment by the NMIC chief executive officer. In the event an executive officer's employment terminates during the performance period (or for PIP, prior to the date PIP payments are made) due to retirement or termination of the executive officer's employment without cause, the executive officer will remain eligible to receive a portion of the incentive based on the amount of time the executive officer was employed during the performance period on the date the PIP or SIP payment is made and the executive officer's attainment of the performance goals for the performance period.
Nationwide Long-Term Performance Plan
The LTPP plan design measures performance over a three-year period. The design requires both revenue growth and capital strength in order for participants to receive payments, which will range from zero to two times the target amount. If a voluntary termination of employment or termination for cause occurs prior to the last day of the performance period, an executive officer's outstanding target award opportunities will be forfeited. If a termination is due to death, disability or retirement the target award opportunity will be prorated based on the number of days worked in the performance period. Because the termination payment tables that follow assume that the named executive officers worked through all three years of the 2014-2016 performance period, through the first and second years of the 2015-2017 performance period, and through the first year of the 2016-2018 performance period, the amounts shown in the tables relating to the awards under the LTPP reflect prorated opportunities for termination without cause or for termination due to death, disability or retirement, which would be paid after December 31, 2017 or 2018 (as applicable), based on actual performance. Organizational performance was estimated at target performance for purposes of these tables.
Effective for the 2016 performance year, LTPP participants received an EBTP grant designed to reward participants specifically for driving the success of Nationwide’s business transformation efforts. The grant is based on a one-year performance period and is in addition to the LTPP grants that are based on a three-year performance period.
Severance Payments and Benefits
Those named executive officers who do not have a severance agreement participate in the Nationwide Severance Pay Plan. The plan is generally available to all of our salaried employees and provides for certain payments if an employee, including an executive officer, involuntarily leaves the company due to job elimination. The longer an executive officer works for us, the more the executive officer may be eligible to receive as severance pay benefits when the executive officer's employment ends. In order to receive payment under the Nationwide Severance Pay Plan, if eligible, the executive officer must sign a severance and release agreement. We generally calculate severance pay as one week for each year of service, not to exceed twenty-five weeks, with a minimum of two weeks. Years of service used to calculate the severance payment includes all types of service with us, including service with affiliates and subsidiaries, calculated through the last date of employment.
Certain severance agreement guidelines are applicable to our executive officers. The guidelines provide for severance benefits that may be available to executive officers in lieu of the Nationwide Severance Pay Plan, assuming the executive signs the appropriate release. The guidelines allow management to offer the following when negotiating severance agreements with executive officers:
•	a lump-sum cash payment equal to six to twelve months, depending on the circumstances of departure, of the annual base salary in effect on the date of termination;
•	paid leave of absence of twenty-one days for executive officers over the age of forty to permit the executive officer time to seek legal advice regarding the terms of the severance agreement;
•	short-term incentive payments earned under the PIP, prorated to the date of termination;
•	up to one year of executive placement services, or a lump-sum payment of $6,800 in lieu of such services; and
•	payout of the current year earned but unused paid time off.
Executive Severance Agreements
NMIC has entered into executive severance agreements with Messrs. Rasmussen, Carter, and Walker. The initial term of the agreement for Mr. Rasmussen ended on December 31, 2011, with automatic one-year renewals commencing on January 1, 2012, unless NMIC or the executive officer gives notice of nonrenewal. NMIC entered into new agreements with Messrs. Walker and Carter on January 1, 2016. The initial term ended on December 31, 2016, with automatic one-year renewals commencing on January 1, 2017, unless NMIC or the executive officer gives notice of nonrenewal.

The agreements provide that NMIC will pay salary, incentive compensation, and benefits as determined by NMIC's board of directors, or a committee thereof. The agreements also contain provisions related to certain payments and benefits NMIC would pay upon specified termination events, a portion of which would be allocated to NLIC. The details of those provisions are set forth below.
The executive severance agreements in effect as of December 31, 2016, for Messrs. Rasmussen, Walker, and Carter are substantially similar to each other. Each agreement contains material non-competition, non-solicitation and confidentiality provisions, which condition Nationwide's promises to pay severance on the executive officer's compliance with such provisions. The agreements also condition receipt of severance upon the execution of a binding release of NMIC and other related parties.
Under the executive severance agreements in effect as of December 31, 2016, upon a termination by NMIC without cause [at any time], the following payments and benefits would be provided:
•	a lump-sum cash payment equal to one or two times, as applicable, the annual base salary in effect immediately before the termination, payable within 30 days following the executive's termination;
•	a lump-sum cash payment equal to one or two times, as applicable, the short-term incentive compensation that would have been earned pursuant to the PIP or SIP during the fiscal year in which the executive officer's termination date occurs payable based on actual performance over the full year, payable when annual bonuses are paid to our other executives;
•	a lump-sum cash payment equal to the cost, including a gross-up payment to cover income and FICA taxes on the payment, to the executive officer of continuing the medical and dental coverage under COBRA, or under the retiree medical provisions of NMIC's medical plan, if applicable, for the executive officer, his spouse and dependents, for a specified period of time following the executive's termination date;
•	supplemental benefits equal to the benefits the executive officer would have been entitled to receive on the termination date under certain retirement and deferred compensation plans, had the executive officer been fully vested in those plans on the termination date, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•	in the event that the executive officer's termination date occurs within three years of the date on which the executive officer would have been first eligible to retire under the Nationwide Retirement Plan, a supplemental benefit equal to the benefits the executive officer would have received under the Nationwide Retirement Plan and the Nationwide Supplemental Retirement Plan, had the executive officer earned service and age credit for the period ending on the earlier of three years after the executive officer's termination date or the earliest date the executive officer would have been eligible to retire under the Nationwide Retirement Plan and had the executive officer been fully vested under those plans, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•	a lump-sum cash payment equal to the matching contributions that NMIC would have made for the executive officer under the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan during the severance period defined in the agreement, as if the executive officer's contributions had continued in the same amount and at the same rate in effect immediately prior to the executive officer's termination date, payable within 30 days following the executive's termination date;
•	service and age credits for the purpose of eligibility under NMIC's retiree medical plan, as if the executive officer had continued employment through the executive severance agreement's specified severance period;
•	the right to retain certain computer and office equipment and furniture used at the executive officer's home; and
•	amounts earned, accrued or owed but not paid and benefits owed under employee benefit plans and programs.
Whether a "substantial reorganization" has occurred will be determined by the board of directors of NMIC.
If the board of directors has determined that a substantial reorganization has occurred, it may establish a period of time during which the executive may terminate his employment if an event constituting "good reason" occurs. Under the severance agreements, the executive will have "good reason" to terminate his employment during the period established by the board of directors if any of the following events occur and remain uncured for 30 days after the executive's notice to NMIC of the event:
•	a material diminution in the executive’s authority, duties or responsibilities, as reasonably determined by the board of directors of NMIC;
•	a material change in the geographic location at which the executive must perform services;

•	a material diminution in the executive’s base salary, other than due to a change in base salary for all senior executives in NMIC; or
•	any action or inaction of NMIC that constitutes a material breach by NMIC of the severance agreement.
Under the severance agreements, "cause" means any of the following:
•	the executive has been convicted of a felony;
•	the executive neglects, refuses or fails to perform his material duties to NMIC, which failure has continued for a period of at least 30 days after notice from NMIC;
•	the executive engages in misconduct in the performance of his duties;
•	the executive engages in public conduct that is harmful to the reputation of NMIC;
•	the executive breaches his non-competition, non-disclosure or non-solicitation covenants; or
•	the executive breaches NMIC's written code of business conduct and ethics.
Payments Made Upon Retirement
If an executive officer were to retire on December 31, 2016, the executive officer would receive the full three-year 2014-2016 LTPP award relating to operating revenue growth/capital strength, an amount equal to two-thirds of the total target incentive opportunity for the 2015-2017 performance period and one-third of the total target incentive opportunity for the 2016-2018 performance period multiplied by the respective performance scores paid in the year following the end of the performance periods. For purposes of operating revenue growth/capital strength awards, retirement means a termination of employment on or after the date on which the executive officer has attained:
•	Normal Retirement Age;
•	age fifty-five and completed 120 months of vesting service; or
•	age sixty-two and completed sixty months of vesting service, as determined under the NRP.
The PIP and the SIP provide that if an executive officer retires, the executive officer will receive his or her short-term incentive compensation earned during the fiscal year in which termination occurs. The short-term compensation payment is prorated to reflect services performed through the date of employment termination and is based on actual performance for the year.
Payments Made Upon Death or Disability
If an executive officer dies or becomes disabled, in addition to any applicable benefits listed in "Payments Made Upon Standard Termination," the executive officer will receive benefits under our disability plan or his named beneficiary will receive payments under NMIC's life insurance plan, as appropriate. In addition, under the PIP and the SIP, the executive officer will receive his or her short-term incentive compensation earned during the fiscal year in which the termination occurs. The short-term compensation payment is prorated to reflect services performed through the date of employment termination and is based on the actual performance for the year.
Payments Made Upon a Change of Control or Termination Upon or Following a Change of Control
The PIP, the SIP, the LTPP, and the Severance Pay Plan do not provide for special treatment of awards upon a change in control. However, a resignation for good reason following a substantial reorganization entitles executives with executive severance agreements to certain payments described above and shown in the tables below.
The following tables reflect our estimates of the allocated payments and benefits our named executive officers would have received, under the terms of the plans and agreements then in effect, if a termination of employment had occurred on December 31, 2016. All payments are made in a lump sum except as noted above.
Kirt A. Walker
Benefits and payments upon termination	Voluntary termination	Termination without cause	For cause termination	Death, disability, or retirement
Short-term incentives:
Annual incentives1	$–	$–	$–	$295,231

Benefits and payments upon termination	Voluntary termination	Termination without cause	For cause termination	Death, disability, or retirement
Long-term incentives:
LTPP 14-16 award2	$453,834	$ 453,834	$–	$ 453,834
LTPP 15-17 award3	$ –	$ 271,783	$–	$ 271,783
LTPP 16-18 award3	$ –	$ 156,040	$–	$ 156,040
EBTP award4	$ 83,840	$ 83,840		$ 83,840
Life insurance proceeds	$ –	$ –	$–	$1,909,500
Cash severance5	$ –	$ 718,458	$–	$ –
Total compensation	$537,674	$1,683,955	$–	$3,170,228
[1]	Reflects the amount Mr. Walker would receive with respect to the 2016 short-term incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2016. Mr. Walker would not be eligible to receive a PIP award payment upon a voluntary termination on December 31, 2016. The PIP requires that plan participants be employed on the date PIP awards are paid. The "Termination without cause" column does not include the 2016 short-term incentive opportunity as the severance agreement provides that the short-term incentive payment under the agreement is in lieu of the payments that would be made under the PIP. The amounts were not reduced to their present value.
[2]	Reflects the amount Mr. Walker would receive with respect to the 2014-2016 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2016.
[3]	Reflects the amount Mr. Walker would receive with respect to the 2015-2017 and 2016-2018 awards under the LTPP upon termination without cause, or for death, disability or retirement (not eligible), on December 31, 2016. Mr. Walker would not have qualified for retirement under the LTPP and would forfeit the target award opportunity granted in the year of termination unless termination is due to death or disability or if the termination is without cause. Accordingly, the amounts shown assume a two-thirds distribution of the total 2015-2017 award, which would have been paid in 2018, and a one-third distribution of the total 2016-2018 award, which would have been paid in 2019, using a performance score that was estimated as of December 31, 2016. The amounts were not reduced to their present value.
[4]	Reflects the amount Mr. Walker would receive with respect to the 2016 award under the LTPP upon a termination, except for cause, on December 31, 2016.
[5]	Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2016 matching amounts in the Nationwide Savings Plan and Nationwide Supplemental Defined Contribution Plan; one times the 2016 short-term incentive bonus; and one times the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Walker and his family. The amounts were not reduced to their present value.
Timothy G. Frommeyer
Benefits and payments upon termination	Voluntary termination	Termination without cause	For cause termination	Death, disability, or retirement
Short-term incentives:
Annual incentives[1]	$ –	$ 42,661	$–	$ 42,661
Long-term incentives:
LTPP 14-16 award[2]	$67,166	$ 67,166	$–	$ 67,166
LTPP 15-17 award[3]	$ –	$ 48,258	$–	$ 48,258
LTPP 16-18 award[3]	$ –	$ 24,628	$–	$ 24,628
EBTP award[4]	$13,323	$ 13,323	$ -	$ 13,323
Life insurance proceeds	$ –	$ –	$–	$1,070,308
Cash severance[5]	$ –	$249,315	$–	$ –
Total compensation	$80,489	$445,351	$–	$1,266,344
[1]	Reflects the amount Mr. Frommeyer would receive with respect to the 2016 short-term incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2016. Mr. Frommeyer would not be eligible to receive a PIP award payment upon a voluntary termination on December 31, 2016. The PIP requires that plan participants be employed on the date PIP awards are paid.
[2]	Reflects the amount Mr. Frommeyer would receive with respect to the 2014-2016 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2016.
[3]	Reflects the amount Mr. Frommeyer would receive with respect to the 2015-2017 and 2016-2018 awards under the LTPP upon termination without cause, or for death, disability or retirement (not eligible), on December 31, 2016. Mr. Frommeyer would not have qualified for retirement under the LTPP and would forfeit the target award opportunity granted in the year of termination unless termination is due to death or disability or if the termination is without cause. Accordingly, the amounts shown assume a two-thirds distribution of the total 2015-2017 award, which would have been paid in 2018, and a one-third distribution of the total 2016-2018 award, which would have been paid in 2019, using a performance score that was estimated as of December 31, 2016. The amounts were not reduced to their present value.

[4]	Reflects the amount Mr. Frommeyer would receive with respect to the 2016 award under the LTPP upon a termination, except for cause, on December 31, 2016.
[5]	Includes an estimate of the amount we would pay under the severance plan guidelines for executives described above. For purposes of this table, we assumed a payment based on twelve months of base salary and $6,800, in lieu of outplacement services.
Stephen S. Rasmussen
Benefits and payments upon termination	Voluntary termination	Termination without cause or resignation for good reason following a substantial reorganization	For cause termination	Death, disability, or retirement
Short-term incentives:
Annual incentive[1]	$ 333,419	$ –	$ –	$ 333,419
Long-term incentives:
LTPP 14-16 award[2]	$1,074,450	$1,074,450	$ –	$1,074,450
LTPP 15-17 award[3]	$ 603,230	$ 603,230	$ –	$ 603,230
LTPP 16-18 award[3]	$ 332,481	$ 332,481	$ –	$ 332,481
EBTP award[4]	$ 178,641	$ 178,641	$--	$ 178,641
Life insurance proceeds	$ –	$ –	$ –	$ 461,100
Cash severance[5]	$ –	$1,057,111	$ –	$ –
Total compensation	$2,522,221	$3,245,913	$ –	$2,983,321
[1]	Reflects the amount Mr. Rasmussen would receive with respect to the 2016 short-term incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2016. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Rasmussen would have qualified for retirement on December 31, 2016, he would receive the PIP payment. The "Termination without cause or resignation for good reason following a substantial reorganization" column does not include the 2016 short-term incentive opportunity, as the severance agreement provides that the short-term incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
[2]	Reflects the amount Mr. Rasmussen would receive with respect to the 2014-2016 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2016.
[3]	Reflects the amount Mr. Rasmussen would receive with respect to the 2015-2017 and 2016-2018 awards under the LTPP upon termination on December 31, 2016. Mr. Rasmussen would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2015-2017 award, which would be paid in 2018, and a one-third distribution of the total 2016-2018 award, which would be paid in 2019, using a performance score that was estimated as of December 31, 2016. The amounts were not reduced to their present value.
[4]	Reflects the amount Mr. Rasmussen would receive with respect to the 2016 award under the LTPP upon a termination, except for cause, on December 31, 2016.
[5]	Includes lump-sum cash amounts equal to the sum of two times base salary; three times the 2016 matching amounts in the Nationwide Savings Plan and Nationwide Supplemental Defined Contribution Plan; two times the 2016 short-term incentive bonus; and three times the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Rasmussen and his family. The amounts were not reduced to their present value.
John L. Carter
Benefits and payments upon termination	Voluntary termination	Termination without cause	For cause termination	Death, disability, or retirement
Short-term incentives:
Sales Incentive[1]	$ –	$ –	$ –	$ 355,954
Long-term incentives:
LTPP 14-16 award[2]	$272,300	$ 272,300	$ –	$ 272,300
LTPP 15-17 award[3]	$ –	$ 152,878	$ –	$ 152,878
LTPP 16-18 award[3]	$ –	$ 86,689	$ –	$ 86,689
EBTP award[4]	$ 46,578	$ 46,578	$--	$ 46,578
Life insurance proceeds	$ –	$ –	$ –	$1,040,100
Cash severance[5]	$ –	$ 544,262	$ –	$ –
Total compensation	$318,878	$1,102,707	$ –	$1,954,499
[1]	Reflects the amount Mr. Carter would receive with respect to the 2016 short-term incentive payment under the SIP upon a termination of employment, except for cause, on December 31, 2016. Mr. Carter would not be eligible to receive a SIP award payment upon a voluntary termination on December 31, 2016. We require that SIP participants be employed on the date SIP awards are paid. The "Termination without cause" column does not include the 2016 short-term incentive opportunity, as the severance agreement provides that the short-term incentive payment under the agreement is in lieu of the payment that would be made under the SIP. The amounts were not reduced to their present value.
[2]	Reflects the amount Mr. Carter would receive with respect to the 2014-2016 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2016.
[3]	Reflects the amount Mr. Carter would receive with respect to the 2015-2017 and 2016-2018 awards under the LTPP upon termination without cause, or for death, disability or retirement (not eligible), on December 31, 2016. Mr. Carter would not have qualified for retirement under the LTPP and would forfeit the target award opportunity granted in the year of termination unless termination is due to death or disability or if the termination is without cause. Accordingly, the amounts shown assume a two-thirds distribution of the total 2015-2017 award, which would have been paid in 2018, and a one-third distribution of the total 2016-2018 award, which would have been paid in 2019, using a performance score that was estimated as of December 31, 2015. The amounts were not reduced to their present value.
[4]	Reflects the amount Mr. Carter would receive with respect to the 2016 award under the LTPP upon a termination, except for cause, on December 31, 2016.
[5]	Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2016 matching amounts in the Nationwide Savings Plan and Nationwide Supplemental Defined Contribution Plan; one times the 2016 short-term incentive bonus; and one times the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Carter and his family. The amounts were not reduced to their present value.
Eric S. Henderson
Benefits and payments upon termination	Voluntary termination	Termination without cause	For cause termination	Death, disability, or retirement
Short-term incentives:
Annual incentive[1]	$ –	$172,218	$ –	$ 172,218
Long-term incentives:
LTPP 14-16 award[2]	$206,404	$206,404	$ –	$ 206,404
LTPP 15-17 award[3]	$ –	$132,732	$ –	$ 132,732
LTPP 16-18 award[3]	$ –	$ 78,020	$ –	$ 78,020
EBTP award[4]	$ 41,920	$ 41,920	$--	$ 41,920
Life insurance proceeds	$ –	$ –	$ –	$1,601,475
Cash severance[5]	$ –	$345,656	$ –	$ –
Total compensation	$248,324	$976,950	$ –	$ 2,32,769
[1]	Reflects the amount Mr. Henderson would receive with respect to the 2016 short-term incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2016. Mr. Henderson would not be eligible to receive a PIP award payment upon a voluntary termination on December 31, 2016. The PIP requires that plan participants be employed on the date PIP awards are paid.
[2]	Reflects the amount Mr. Henderson would receive with respect to the 2014-2016 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2016.
[3]	Reflects the amount Mr. Henderson would receive with respect to the 2015-2017 and 2016-2018 operating revenue growth/capital strength awards under the LTPP upon termination without cause, or for death, disability or retirement (not eligible), on December 31, 2016. Mr. Henderson would not have qualified for retirement under the LTPP and would forfeit the target award opportunity granted in the year of termination unless termination is due to death or disability or if the termination is without cause. Accordingly, the amounts shown assume a two-thirds distribution of the total 2015-2017 award, which would have been paid in 2018, and a one-third distribution of the total 2016-2018 award, which would have been paid in 2019, using a performance score that was estimated as of December 31, 2016.
[4]	Reflects the amount Mr. Henderson would receive with respect to the 2016 award under the LTPP upon a termination, except for cause, on December 31, 2016.
[5]	Includes an estimate of the amount we would pay under the severance plan guidelines for executives described above. For purposes of this table, we assumed a payment based on twelve months of base salary and $6,800, in lieu of outplacement services.
Director Compensation for 2016
We do not separately compensate members of our board of directors who are also our employees or employees of our affiliates, for their service on our board of directors. As Nationwide employees, our directors receive no additional compensation for service on our board of directors.

Compensation Policies and Practices as they Relate to Risk Management
We believe that our compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding beneficial ownership as of March 21, 2017, of the holders of our common stock. Our directors and executive officers do not beneficially own any of our common stock.
Common Stock
The following table sets forth the number of issued and outstanding shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Nationwide Financial Services, Inc. 1 Nationwide Plaza Columbus, Ohio 43215	3,814,779 shares	100%
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
License to Use Nationwide Name and Service Marks
We have a license to use the "Nationwide" trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.
Nationwide Mutual Agents
NMIC allows us to distribute our variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through NMIC agents.
See Note 15 to the audited consolidated financial statements included in the F pages of this report for a discussion of related party transactions.
Policies and Procedures for Review and Approval of Related Person Transactions
We have a written conflict of interests policy that is administered by the Office of Ethics. All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members. The policy prohibits:
•	using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage; and
•	any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide.
We require our executive officers and directors to annually complete a conflict of interests certificate. This certificate requires the executive officers and directors to represent that they have read the conflict of interests policy and disclose any conflicts of interests. Each reported possible conflict of interest is reviewed by the Office of Ethics and addressed by appropriate action. The Office of Ethics submits an annual summary report covering each reported conflict of interest an executive officer or director reports and the disposition of each matter to the board of directors.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

FOR THE YEAR ENDED DECEMBER 31, 2016

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Nationwide Life Insurance Company:

We have audited the accompanying consolidated balance sheets of Nationwide Life Insurance Company and subsidiaries (the Company) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2016. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying table of contents. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life Insurance Company and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

(signed) KPMG LLP

Columbus, Ohio

February 28, 2017

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Consolidated Statements of Operations

	Year ended December 31,
(in millions)	2016	2015	2014
Revenues
Policy charges	$2,361	$2,216	$2,065
Premiums	642	786	831
Net investment income	2,139	1,982	1,900
Net realized investment (losses) gains, including other-than-temporary impairment losses	(111)	82	(1,078)
Other revenues	8	14	11

Total revenues	$5,039	$5,080	$3,729

Benefits and expenses
Interest credited to policyholder account values	$1,406	$1,078	$1,096
Benefits and claims	1,298	1,662	1,502
Amortization of deferred policy acquisition costs	433	68	207
Other expenses, net of deferrals	998	1,044	1,055

Total benefits and expenses	$4,135	$3,852	$3,860

Income (loss) before federal income taxes and noncontrolling interests	$904	$1,228	$(131)
Federal income tax expense (benefit)	126	293	(147)

Net income	$778	$935	$16
Loss attributable to noncontrolling interests, net of tax	(91)	(96)	(94)

Net income attributable to Nationwide Life Insurance Company	$869	$1,031	$110

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Consolidated Statements of Comprehensive Income

	Year ended December 31,
(in millions)	2016	2015	2014
Net income	$778	$935	$16

Other comprehensive income (loss), net of tax
Changes in:
Net unrealized gains (losses) on available-for-sale securities	$237	$(720)	$435
Other	22	43	27

Total other comprehensive income (loss), net of tax	$259	$(677)	$462

Total comprehensive income	$1,037	$258	$478
Comprehensive loss attributable to noncontrolling interests, net of tax	(91)	(96)	(94)

Total comprehensive income attributable to Nationwide Life Insurance Company	$1,128	$354	$572

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Consolidated Balance Sheets

	December 31,
(in millions, except for share and per share amounts)	2016	2015
Assets
Investments:
Fixed maturity securities, available-for-sale	$43,690	$37,570
Mortgage loans, net of allowance	9,760	8,396
Policy loans	989	993
Short-term investments	1,944	766
Other investments	1,111	943

Total investments	$57,494	$48,668

Cash and cash equivalents	92	67
Accrued investment income	514	477
Deferred policy acquisition costs	5,432	5,200
Goodwill	200	200
Other assets	2,835	2,328
Separate account assets	89,071	87,238

Total assets	$155,638	$144,178

Liabilities and equity
Liabilities
Future policy benefits and claims	$52,911	$45,397
Short-term debt	300	400
Long-term debt	707	707
Other liabilities	3,104	2,042
Separate account liabilities	89,071	87,238

Total liabilities	$146,093	$135,784

Shareholder’s equity
Common stock ($1 par value; authorized - 5,000,000 shares, issued and outstanding - 3,814,779 shares)	$4	$4
Additional paid-in capital	1,718	1,718
Retained earnings	6,530	5,661
Accumulated other comprehensive income	626	367

Total shareholder’s equity	$8,878	$7,750
Noncontrolling interests	667	644

Total equity	$9,545	$8,394

Total liabilities and equity	$155,638	$144,178

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Consolidated Statements of Equity

(in millions)	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total shareholder’s equity	Non- controlling interest	Total equity
Balance as of December 31, 2013	$4	$1,718	$4,520	$582	$6,824	$680	$7,504
Comprehensive income (loss):
Net income (loss)	$—	$—	$110	$—	$110	$(94)	$16
Other comprehensive income	—	—	—	462	462	—	462

Total comprehensive income (loss)	$—	$—	$110	$462	$572	$(94)	$478
Change in noncontrolling interest	—	—	—	—	—	54	54

Balance as of December 31, 2014	$4	$1,718	$4,630	$1,044	$7,396	$640	$8,036

Comprehensive income (loss):
Net income (loss)	$—	$—	$1,031	$—	$1,031	$(96)	$935
Other comprehensive (loss)	—	—	—	(677)	(677)	—	(677)

Total comprehensive income (loss)	$—	$—	$1,031	$(677)	$354	$(96)	$258
Change in noncontrolling interest	—	—	—	—	—	100	100

Balance as of December 31, 2015	$4	$1,718	$5,661	$367	$7,750	$644	$8,394

Comprehensive income (loss):
Net income (loss)	$—	$—	$869	$—	$869	$(91)	$778
Other comprehensive income	—	—	—	259	259	—	259

Total comprehensive income (loss)	$—	$—	$869	$259	$1,128	$(91)	$1,037
Change in noncontrolling interest	—	—	—	—	—	114	114

Balance as of December 31, 2016	$4	$1,718	$6,530	$626	$8,878	$667	$9,545

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Consolidated Statements of Cash Flows

	Year ended December 31,
(in millions)	2016	2015	2014
Cash flows from operating activities
Net income	$778	$935	$16
Adjustments to net income:
Net realized investment losses (gains), including other-than-temporary impairment losses	111	(82)	1,078
Interest credited to policyholder account values	1,406	1,078	1,096
Capitalization of deferred policy acquisition costs	(823)	(870)	(685)
Amortization of deferred policy acquisition costs	433	68	207
Amortization and depreciation	81	107	128
Deferred tax expense (benefit)	65	217	(152)
Changes in:
Policy liabilities	(680)	(249)	(421)
Derivatives, net	(247)	(141)	(181)
Other, net	(142)	(280)	(59)

Net cash provided by operating activities	$982	$783	$1,027

Cash flows from investing activities
Proceeds from maturities of available-for-sale securities	$3,007	$2,828	$2,798
Proceeds from sales of available-for-sale securities	852	466	647
Purchases of available-for-sale securities	(8,938)	(7,106)	(5,640)
Proceeds from repayments and sales of mortgage loans	792	1,027	920
Issuances of mortgage loans	(2,163)	(2,155)	(1,837)
Net (purchases) sales of short-term investments	(1,174)	169	(524)
Collateral received, net	217	48	399
Other, net	(231)	(136)	(94)

Net cash used in investing activities	$(7,638)	$(4,859)	$(3,331)

Cash flows from financing activities
Net change in short-term debt	$(100)	$(260)	$382
Repayments of long-term debt	—	(2)	—
Investment and universal life insurance product deposits	10,894	8,224	6,037
Investment and universal life insurance product withdrawals	(4,132)	(3,884)	(4,095)
Other, net	19	(12)	(4)

Net cash provided by financing activities	$6,681	$4,066	$2,320

Net increase (decrease) in cash and cash equivalents	$25	$(10)	$16
Cash and cash equivalents at beginning of year	67	77	61

Cash and cash equivalents at end of year	$92	$67	$77

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(1)	Nature of Operations

Nationwide Life Insurance Company (“NLIC,” or collectively with its subsidiaries, “the Company”) was incorporated in 1929 and is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies (“Nationwide”), which is comprised of Nationwide Mutual Insurance Company (“NMIC”) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (“NFS”), a holding company formed by Nationwide Corporation (“Nationwide Corp.”), a majority-owned subsidiary of NMIC.

The Company is a leading provider of long-term savings and retirement products in the United States of America (“U.S.”). The Company develops and sells a wide range of products and services, which include fixed and variable individual annuities, private and public sector group retirement plans, life insurance, investment advisory services and other investment products.

The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouse and regional firms, pension plan administrators and life insurance specialists. Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. (“NRS”) and Nationwide Financial Network (“NFN”) producers, which includes the agency distribution force of the Company’s ultimate parent company, NMIC.

Wholly-owned subsidiaries of NLIC as of December 31, 2016 include Nationwide Life and Annuity Insurance Company (“NLAIC”), Nationwide Investment Services Corporation (“NISC”), Nationwide Investment Advisor (“NIA”) and Eagle Captive Reinsurance, LLC (“Eagle”). NLAIC primarily offers universal life insurance, variable universal life insurance, term life insurance, corporate-owned life insurance (“COLI”) and individual annuity contracts on a non-participating basis. NISC is a registered broker-dealer. NIA is a registered investment advisor.

As of December 31, 2016 and 2015, the Company did not have a significant concentration of financial instruments in a single investee, industry or geographic region. Also, the Company did not have a concentration of business transactions with a particular customer, lender, distribution source, market or geographic region in which a single event could cause a severe impact on the Company’s financial position after considering insurance risk that has been transferred to external reinsurers.

(2)	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of NLIC and companies in which NLIC directly or indirectly has a controlling financial interest. The consolidated financial statements include wholly-owned subsidiaries and consolidated variable interest entities (“VIEs”). All intercompany accounts and transactions have been eliminated.

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the consolidated financial statements in accordance with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates include the balance and amortization of deferred policy acquisition costs (“DAC”), legal and regulatory reserves, certain investment and derivative valuations, future policy benefits and claims, goodwill, provision for income taxes and valuation of deferred tax assets. Actual results could differ significantly from those estimates.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Revenues and Benefits

Investment and universal life insurance products. Investment products are long-duration contracts that do not subject the Company to significant risk arising from mortality (the incidence of death) or morbidity (the incidence of disability resulting from disease or physical impairment). These include variable and fixed deferred annuity contracts in the accumulation phase with individuals and groups, as well as certain annuities without life contingencies. Universal life insurance products include long-duration insurance contracts that do not have fixed or guaranteed terms. These include universal life insurance, variable universal life insurance, COLI, bank-owned life insurance (“BOLI”) and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, surrender charges and other policy charges earned and assessed against policy account balances during the period. Policy charges are assessed on a daily or monthly basis and are recognized as revenue when assessed and earned. Assessments for services provided in future periods are recorded as unearned revenue and recognized as revenue over the periods benefited. Surrender charges are recognized as revenue upon surrender of a contract in accordance with contractual terms.

Traditional life insurance products. Traditional life insurance products include those products with fixed and guaranteed terms, primarily consisting of whole life insurance, term life insurance and certain annuities with life contingencies. Premiums for traditional life insurance products are generally recognized as revenue when due. For certain annuities with life contingencies, any excess of gross premium over the net premium is deferred and recognized with the amount of expected future benefits. Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the contract. This association is accomplished through the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

Future Policy Benefits and Claims

Investment and universal life insurance products. The Company calculates its liability for future policy benefits and claims for investment products in the accumulation phase and for universal life insurance policies at the policy accrued account balance, which represents participants’ net deposits adjusted for investment performance, interest credited and applicable contract charges. Policy benefits and claims that are charged to expense include interest credited to policyholder accounts and benefits and claims incurred in the period in excess of related policyholder accounts.

The Company offers guarantees on variable and fixed indexed annuity products, which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.

As part of its valuation procedures, the Company makes an assumption of the expected utilization of guarantee benefits by participants. Guarantees that include a benefit that is wholly life contingent or is expected to be exercised upon annuitization are accounted for as insurance liabilities that accumulate over time. Guarantees that are expected to be exercised using a net settlement option are accounted for as embedded derivatives, which are required to be separated and valued apart from the host variable annuity contracts.

Guaranteed minimum death benefits (“GMDB”) and certain guaranteed living withdrawal benefits (“GLWB”) on variable annuity and fixed annuity products, as well as no-lapse guarantees on universal life and variable universal life insurance products are accounted for as insurance liabilities. Liabilities for these guarantees are calculated by multiplying the current benefit ratio by the cumulative assessments recorded from contract inception through the balance sheet date, less the cumulative guaranteed benefit payments plus interest. The Company evaluates its experience and assumptions and adjusts the benefit ratio as appropriate. If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes, with a related charge or credit to benefits and claims in the period of evaluation. Determination of the expected benefit payments and assessments are based on a range of scenarios and assumptions, including those related to market rates of return and volatility, contract surrenders and mortality experience. The accounting for these guarantees impacts estimated gross profits used to calculate the balance and amortization of DAC and other expenses.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Certain GLWB that are expected to net settle on variable annuity products represent embedded derivatives which are held at fair value and include the present value of attributed fees. Subsequent changes in the fair value of the embedded derivatives are recognized in earnings as a component of net realized investment gains and losses. The fair value of the embedded derivatives is calculated based on a combination of capital market and actuarial assumptions. Projections of cash flows inherent in the valuation of the embedded derivatives incorporate numerous, unobservable assumptions including, but not limited to, mortality, lapse rates, index volatility, benefit utilization and discounting. Benefit utilization includes a wait period (the number of years the policyholder is assumed to wait prior to beginning withdrawals once eligible) and efficiency of benefit utilization (the percent of the maximum permitted withdrawal that a policyholder takes). Discounting includes liquidity and non-performance risk (the risk that the liability will not be fulfilled) and affects the value at which the liability is transferred. The Company derives these inputs, which vary widely by product, attained age, policy duration, benefits in the money and the existence of surrender charges, from experience and industry data.

The Company offers certain indexed life insurance and annuity products for which the policyholders’ interest credits are based on market performance with caps and floors. The interest credits represent embedded derivatives within the insurance contract and therefore are required to be separated and valued apart from the host contracts. The embedded derivatives are held at fair value. Subsequent changes in the fair value of the embedded derivatives are recognized in earnings as a component of interest credited. The fair value of the embedded derivatives is calculated based on a combination of capital market and actuarial assumptions. Projections of cash flows inherent in the valuation of the embedded derivatives incorporate numerous assumptions including, but not limited to, mortality, lapse rates and index volatility.

The assumptions used to calculate the fair value of embedded derivatives are reviewed as part of an annual comprehensive study of assumptions. Quarterly, consideration is given as to whether adjustments to these assumptions are necessary.

Traditional life and other insurance products. The process of calculating reserve amounts for traditional life insurance products involves the use of a number of assumptions, including those related to persistency (the percentage of insurance policies remaining in-force from year to year), mortality, morbidity, interest rates and certain other expenses.

The liability for future policy benefits and claims for traditional life insurance policies was determined using the net level premium method, with weighted average interest rates of 6.6% and estimates of mortality, morbidity, investment yields and persistency that were used or being experienced at the time the policies were issued, with a provision for adverse deviation.

The liability for future policy benefits for certain annuities with life contingencies was calculated using the present value of future benefits and certain expenses, discounted using weighted average interest rates of 4.6% with a provision for adverse deviation.

The Company issues fixed and floating rate funding agreements to the Federal Home Loan Bank of Cincinnati (“FHLB”). The liability for such funding agreements is recorded in future policy benefits and claims. The amount of collateralized funding agreements outstanding with the FHLB as of December 31, 2016 and 2015 was $2.3 billion. In connection with an FHLB requirement for funding agreements, the Company held $47 million and $46 million of FHLB stock as of December 31, 2016 and 2015, respectively.

The Company offers certain short duration traditional insurance, consisting primarily of accident and health contracts. These short duration insurance contracts are subject to an internal modified coinsurance treaty where activity including premiums, investment income, losses paid and adjustments to reserves, dividends paid and expenses incurred are ceded from NLIC to NMIC. The Company’s reserve for short duration contracts was $72 million and $78 million as of December 31, 2016 and 2015, respectively.

Reinsurance Ceded

The Company cedes insurance to other companies in order to limit potential losses and to diversify its exposures. Such agreements do not relieve the original insurer from its primary obligation to the policyholder in the event the reinsurer is unable to meet the obligations it has assumed. Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported in the consolidated balance sheets on a gross basis, separately from the related future policy benefits and claims of the Company.

Under the terms of contracts held with certain unaffiliated reinsurers, specified assets have been placed in trusts as collateral for the recoveries. The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% of the reinsured reserves, as outlined in the underlying reinsurance contracts.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Deferred Policy Acquisition Costs

The Company has deferred certain acquisition costs that are directly related to the successful acquisition of new and renewal insurance and investment contracts. The methods and assumptions used to amortize and assess recoverability of the DAC balance depend on the type of product.

Investment and universal life insurance products. For certain investment and universal life insurance products, DAC is amortized with interest over the lives of the policies in relation to the present value of estimated gross profits, which is determined primarily from projected interest margins, policy charges and net realized investment gains and losses, less policy benefits and other expenses. The DAC asset related to investment and universal life insurance products is adjusted to reflect the impact of unrealized gains and losses on available-for-sale securities, with the corresponding adjustment recorded in accumulated other comprehensive income (“AOCI”). This adjustment to DAC represents the change in amortization that would have been required as a charge or credit to earnings had such unrealized amounts been realized. DAC for investment and universal life insurance products is subject to recoverability testing in the year of policy issuance, and DAC for universal life insurance products is also subject to loss recognition testing at the end of each reporting period.

The assumptions used in the estimation of gross profits are based on the Company’s current best estimates of future events and are reviewed as part of an annual comprehensive study of assumptions. The most significant assumptions that are involved in the estimation of future gross profits include future net general and separate account investment performance, surrender/lapse rates, interest margins, renewal premiums and mortality. Quarterly, consideration is given as to whether adjustments to these assumptions are necessary. The Company uses a reversion to the mean process to determine the assumption for the future net separate account investment performance. This process assumes different performance levels over the next three years, such that the separate account mean return, measured from the anchor date to the end of the life of the product, equals the long-term assumption. The Company’s long-term assumptions for net separate account investment performance consist of assumed gross returns of 10.5% for equity funds and 5.0% for fixed funds.

Changes in assumptions can have a significant impact on the amount of DAC reported for investment and universal life insurance products and on their related amortization patterns. In the event actual experience differs from assumptions or future assumptions are revised, the Company will record an increase or decrease in DAC amortization expense, which could be significant.

Traditional life insurance products. DAC is amortized with interest over the premium-paying period of the related policies in proportion to premium revenue recognized. These assumptions are consistent with those used in the calculation of liabilities for future policy benefits at issuance. DAC is evaluated for recoverability in the year of policy issuance, and loss recognition testing is conducted each reporting period.

Refer to Note 5 for discussion regarding DAC amortization and related balances.

Investments

Available-for-sale securities. Available-for-sale securities are reported at fair value, with unrealized gains and losses reported as a separate component of other comprehensive income, net of adjustments for DAC, future policy benefits and claims, policyholder dividend obligations and deferred federal income taxes. Realized gains and losses on sales of available-for-sale securities are recognized in income based on the specific identification method. Interest and dividend income is recognized when earned.

As of December 31, 2016 and 2015, 99% of fixed maturity securities were priced using externally sourced data. Independent pricing services are most often utilized (86% as of December 31, 2016 and 2015) to determine the fair value of securities for which market quotations or quotations on comparable securities are available. For these securities, the Company obtains the pricing services’ methodologies, pricing from additional sources, and classifies the investments accordingly in the fair value hierarchy.

A corporate pricing matrix is used in valuing certain corporate debt securities. The corporate pricing matrix was developed using publicly and privately available spreads for privately placed corporate securities with varying weighted average lives and credit quality ratings. The weighted average life and credit quality rating of a particular fixed maturity security to be priced using the corporate pricing matrix are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate U.S. Treasury yield to create an estimated market yield for that security. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular security.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Non-binding broker quotes are also utilized to determine the fair value of certain fixed maturity securities when deemed appropriate or when quotes are not available from independent pricing services or a corporate pricing matrix. These securities are classified with the lowest priority in the fair value hierarchy as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased. Inputs used in the development of prices are not provided to the Company by the brokers, as the brokers often do not provide the necessary transparency into their quotes and methodologies. At least annually, the Company performs reviews and tests to ensure that quotes are a reasonable estimate of the investments’ fair value. Price movements of broker quotes are subject to validation and require approval from the Company’s management. Management uses its knowledge of the investment and current market conditions to determine if the price is indicative of the investment’s fair value.

When the collectability of contractual interest payments on fixed maturity securities is considered doubtful, such securities are placed in non-accrual status and any accrued interest is excluded from investment income. These securities are not restored to accrual status until the Company determines that future payment of principal and interest is probable.

The Company has entered into securities lending agreements with a custodial bank whereby eligible securities are loaned to third parties, primarily major brokerage firms. These transactions are used to generate additional income in the securities portfolio. The Company is entitled to receive from the borrower any payments of interest and dividends received on loaned securities during the loan term. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as collateral. Cash collateral is invested by the custodial bank in investment-grade securities, which are included in the total investments of the Company. Additionally, the Company may receive non-cash collateral, which would be recorded off-balance sheet. As of December 31, 2016 and December 31, 2015, the fair value of the securities received as collateral and recorded off balance sheet is $331 million and $167 million, respectively. The Company recognizes loaned securities in available-for-sale investments. A securities lending payable is recorded in other liabilities for the amount of cash collateral received. Net income received from securities lending activities is included in net investment income. As of December 31, 2016 and 2015, the fair value of loaned securities was $541 million and $389 million, respectively.

For investments in certain residential and commercial mortgage-backed securities, the Company recognizes income and amortizes discounts and premiums using the effective-yield method, based on prepayment assumptions and the estimated economic life of the securities. When actual prepayments differ significantly from estimated prepayments, the effective-yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income in the period the estimates are revised. All other investment income is recorded using the effective-yield method without anticipating the impact of prepayments.

The Company periodically reviews its available-for-sale securities to determine if any decline in fair value to below amortized cost is other-than-temporary. Factors considered in determining whether a decline is other-than-temporary include the length of time a security has been in an unrealized loss position, the severity of the unrealized loss, reasons for the decline in value and expectations for the amount and timing of a recovery in fair value.

In assessing corporate debt securities for other-than-temporary impairment (“OTTI”), the Company evaluates the ability of the issuer to meet its debt obligations, the value of the company or specific collateral securing the debt, the Company’s intent to sell the security and whether it is more likely than not the Company will be required to sell the security before the recovery of its amortized cost basis. The Company evaluates U.S. government and agencies and obligations of states and political subdivisions securities for OTTI by examining similar characteristics.

Mortgage-backed securities are assessed for impairment using default estimates based on loan level data, where available. Where loan level data is not available, a proxy based on collateral characteristics is used. The impairment assessment considers loss severity as a function of multiple factors, including unpaid balance, interest rate, mortgage insurance ratios, assessed property value at origination, change in property value, loan-to-value (“LTV”) ratio at origination and prepayment speeds. Cash flows generated by the collateral are then utilized, along with consideration of the instrument’s position in the overall structure, to determine cash flows associated with the security.

Certain asset-backed securities are assessed for impairment using expected cash flows based on various inputs, including default estimates based on the underlying corporate securities, historical and forecasted loss severities or other market inputs when recovery estimates are not feasible. When the collateral is regional bank and insurance company trust preferred securities, default estimates used to estimate cash flows are based on U.S. Bank Rating service data and broker research.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The Company evaluates its intent to sell on an individual security basis. OTTI losses on securities when the Company does not intend to sell the security and it is not more likely than not it will be required to sell the security prior to recovery of the security’s amortized cost basis are bifurcated, with the credit related portion of the impairment loss being recognized in earnings and the non-credit related portion of the impairment loss and any subsequent changes in the fair value of those debt securities being recognized in other comprehensive income, net of applicable taxes and other offsets. To estimate the credit related portion of an impairment loss recognized in earnings, the Company considers the present value of the cash flows. To the extent that the present value of cash flows generated by a debt security is less than the amortized cost, an OTTI is recognized through earnings.

It is possible that further declines in fair values of such investments, or changes in assumptions or estimates of anticipated recoveries and/or cash flows, may cause further OTTI, which could be significant.

The Company invests in fixed maturity securities that could qualify as VIEs, including corporate securities, mortgage-backed securities and asset-backed securities. The Company is not the primary beneficiary of these securities as the Company does not have the power to direct the activities that most significantly impact the entities’ performance. The Company’s potential loss is limited to the carrying values of these securities. There are no liquidity arrangements, guarantees or other commitments by third parties that affect the fair value of the Company’s interest in these assets.

Mortgage loans, net of allowance. The Company holds commercial mortgage loans that are collateralized by properties throughout the U.S. These mortgage loans are further segregated into the following classes based on the unique risk profiles of the underlying property types: office, industrial, retail, apartment and other. Mortgage loans held-for-investment are held at amortized cost less a valuation allowance.

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan. Third-party appraisals are obtained to support loaned amounts, as the loans are usually collateral dependent.

The collectability and value of a mortgage loan are based on the ability of the borrower to repay and/or the value of the underlying collateral. The Company’s commercial mortgage loans are typically structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property.

Mortgage loans require a loan-specific reserve when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When management determines that a loan requires a loan-specific reserve, a provision for loss is established equal to the difference between the carrying value and either the fair value of the collateral less costs to sell or the present value of expected future cash flows, discounted at the loan’s market interest rate. Loan-specific reserve charges are recorded in net realized investment gains and losses. In the event a loan-specific reserve charge is reversed, the recovery is also recorded in net realized investment gains and losses.

In addition to the loan-specific reserves, the Company maintains a non-specific reserve based primarily on loan surveillance categories and property type classes, which reflects management’s best estimates of probable credit losses inherent in the portfolio of loans without specific reserves as of the balance sheet date. Management’s periodic evaluation of the adequacy of the non-specific reserve is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect a borrower’s ability to repay, the estimated value of the underlying collateral, the composition of the loan portfolio, current economic conditions and other relevant factors. Non-specific reserve changes are recorded in net realized investment gains and losses.

Management evaluates the credit quality of individual commercial mortgage loans and the portfolio as a whole through a number of loan quality measurements, including but not limited to LTV and debt service coverage (“DSC”) ratios. The LTV ratio is calculated as a ratio of the amortized cost of a loan to the estimated value of the underlying collateral. DSC is the amount of cash flow generated by the underlying collateral of the mortgage loan available to meet periodic interest and principal payments of the loan. This process identifies commercial mortgage loans representing the lowest risk profile and lowest potential for loss and those representing the highest risk profile and highest potential for loss. These factors are updated and evaluated at least annually.

Interest income on performing mortgage loans is recognized over the life of the loan using the effective-yield method. Loans in default or in the process of foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans is included in net investment income in the period received. Loans are restored to accrual status when the principal and interest is current and it is determined the future principal and interest payments are probable or when the loan is modified. Loans are considered delinquent when contractual payments are 90 days past due.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Policy loans. Policy loans, which are collateralized by the related insurance policy, are held at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

Short-term investments. Short-term investments consist primarily of highly liquid mutual funds and government agency discount notes with maturities of twelve months or less at acquisition. The Company and various affiliates maintain agreements with Nationwide Cash Management Company (“NCMC”), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC for the benefit of the Company are included in short-term investments on the consolidated balance sheets. The Company carries short-term investments at fair value.

Other investments. Other investments consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds and real estate partnerships and funds accounted for under the equity method, as well as trading securities, equity securities and capital stock with the FHLB. The Company applies mark-to-market accounting to trading securities and recognizes changes in fair value in net realized investment gains and losses.

The Company holds alternative investments as described above and applies the equity method of accounting to these investments as it does not have a controlling financial interest. The Company recognizes the change in equity method investments in net investment income. The Company’s unfunded commitments related to these investments were $495 million and $315 million as of December 31, 2016 and 2015, respectively. The carrying value of these investments was $362 million and $199 million as of December 31, 2016 and 2015, respectively.

The Company has sold $1.5 billion and $1.4 billion in tax credit funds to unrelated third parties as of December 31, 2016 and 2015, respectively. The Company has guaranteed after-tax benefits to the third party investors through periods ending in 2032. These guarantees are in effect for periods of approximately 15 years each. The tax credit funds provide a stream of tax benefits to the investors that will generate a yield and return of capital. If the tax benefits are not sufficient to provide these cumulative after-tax yields, the Company must fund any shortfall. The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $836 million, but the Company does not anticipate making any material payments related to the guarantees. The Company’s risks are mitigated in the following ways: (1) the Company has the right to buyout the equity related to the guarantee under certain circumstances, (2) the Company may replace underperforming properties to mitigate exposure to guarantee payments and (3) the Company oversees the asset management of the deals.

In the normal course of business, the Company has relationships with VIEs. If the Company determines that it has a variable interest and is the primary beneficiary, it consolidates the VIE. The Company is the primary beneficiary if the Company has the power to direct the activities of the VIE that most significantly impact the economic performance of the entity and the obligation to absorb losses or receive benefits from the entity that could be potentially significant to the VIE. This determination is based on a review of the entity’s contract and other deal-related information, such as the entity’s equity investment at risk, decision-making abilities, obligations to absorb economic risks and right to receive economic rewards of the entity. These consolidated VIEs are primarily made up of the tax credit funds discussed above.

Net assets (controlling and noncontrolling interests) of all consolidated VIEs totaled $667 million and $644 million as of December 31, 2016 and 2015, respectively, and are included within the consolidated balance sheet primarily as other investments of $614 million, other assets of $77 million and other liabilities of $67 million as of December 31, 2016, and other investments of $585 million, other assets of $113 million and other liabilities of $67 million as of December 31, 2015. The Company’s general credit is not exposed to the creditors or beneficial interest holders of these consolidated VIEs. The results of operations and financial positions of each VIE for which the Company is the primary beneficiary, as well as the corresponding noncontrolling interests, are recorded in the consolidated financial statements. Ownership interests held by unrelated third parties in the consolidated VIEs are presented as noncontrolling interests in the equity section of the consolidated financial statements. Losses attributable to noncontrolling interests are excluded from the net income attributable to the Company on the consolidated statements of operations.

The Company is not required and does not intend to provide financial or other support outside of contractual requirements to any VIE.

Derivative Instruments

The Company uses derivative instruments to manage exposures and mitigate risks primarily associated with interest rates, equity markets and foreign currency. These derivative instruments primarily include interest rate swaps, futures contracts and options. Certain features embedded in the Company’s indexed products and certain variable annuity contracts require derivative accounting. All derivative instruments are held at fair value and are reflected as other assets or liabilities in the consolidated balance sheets.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The fair value of derivative instruments is determined using various valuation techniques relying predominantly on observable market inputs. These inputs include interest rate swap curves, credit spreads, interest rates, counterparty credit risk, equity volatility and equity index levels. In cases where observable inputs are not available, the Company will utilize non-binding broker quotes to determine fair value, and these instruments are classified accordingly in the fair value hierarchy. Price movements of these broker quotes are subject to validation and require approval from the Company’s management. Management uses models to internally value the instruments for comparison to the values received through broker quotes.

For derivatives that are not designated for hedge accounting, the gain or loss on the derivative is recognized in net realized investment gains and losses.

For derivative instruments that are designated and qualify for cash flow hedge accounting, the effective portion of the gain or loss on the derivative instrument is reported as a component of accumulated other comprehensive income and reclassified into earnings in the same period or periods that the hedged transaction impacts earnings. The ineffective portion of the derivative’s change in value, if any, along with any of the derivative’s change in value that is excluded from the assessment of hedge effectiveness, are recorded in net realized investment gains and losses.

The Company’s derivative transaction counterparties are generally financial institutions. To reduce the credit risk associated with open contracts, the Company enters into master netting agreements, which permit the closeout and netting of transactions with the same counterparty upon the occurrence of certain events. In addition, the Company attempts to reduce credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral vary based on an assessment of the credit risk of the counterparty. The Company accepts collateral in the forms of cash and marketable securities. Non-cash collateral received is recorded off-balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In determining fair value, the Company uses various methods, including market, income and cost approaches.

The Company categorizes its financial instruments into a three-level hierarchy based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes assets and liabilities held at fair value in the consolidated balance sheets as follows:

Level 1. Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date and mutual funds, where the value per share (unit) is determined and published daily and is the basis for current transactions.

Level 2. Unadjusted quoted prices for similar assets or liabilities in active markets or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means. Primary inputs to this valuation technique may include comparative trades, bid/asks, interest rate movements, U.S. Treasury rates, London Interbank Offered Rate (“LIBOR”), prime rates, cash flows, maturity dates, call ability, estimated prepayments and/or underlying collateral values.

Level 3. Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimates of the assumptions market participants would use at the measurement date in pricing the asset or liability. Consideration is given to the risk inherent in both the method of valuation and the valuation inputs.

The Company reviews its fair value hierarchy classifications for assets and liabilities quarterly. Changes in the observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications are reported as transfers at the beginning of the period in which the change occurs.

Fair Value Option. The Company assesses the fair value option election for newly acquired assets or liabilities on a prospective basis. There are no material assets or liabilities for which the Company has elected the fair value option.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of less than three months.

Goodwill

In connection with business acquisitions, the Company recognizes goodwill as the excess of the purchase price or fair value of consideration exchanged over the fair values of tangible assets acquired, liabilities assumed and separately identified intangible assets. Goodwill is not amortized, but is evaluated for impairment at the reporting unit level annually. Goodwill of a reporting unit is tested for impairment on an interim basis, in addition to the annual evaluation, if an event occurs or circumstances change which would more likely than not reduce the fair value of a reporting unit below its carrying amount. If a reporting unit’s fair value is less than its carrying value, the Company will calculate implied goodwill. Goodwill is impaired at the reporting unit level if its carrying value exceeds the implied value of its goodwill.

The process of evaluating goodwill for impairment requires several judgments and assumptions to be made to determine the fair value of the reporting units, including the method used to determine fair value, discount rates, expected levels of cash flows, revenues and earnings, and the selection of comparable companies used to develop market-based assumptions. The Company performed its 2016 annual impairment test and determined that no impairment was required. As of December 31, 2016 and 2015, there were no accumulated impairments.

Closed Block

In connection with the sponsored demutualization of Provident Mutual Life Insurance Company (“Provident”) prior to its acquisition by the Company, Provident established a closed block for the benefit of certain classes of individual participating policies that had a dividend scale payable in 2001. Assets were allocated to the closed block in an amount that produces cash flows which, together with anticipated revenues from closed block business, is reasonably expected to be sufficient to provide for (1) payment of policy benefits, specified expenses and taxes, and (2) the continuation of dividends throughout the life of the Provident policies included in the closed block based upon the dividend scales payable for 2001, if the experience underlying such dividend scales continues.

Assets allocated to the closed block benefit only the holders of the policies included in the closed block and will not revert to the benefit of the Company. No reallocation, transfer, borrowing or lending of assets can be made between the closed block and other portions of the Company’s general account, any of its separate accounts, or any affiliate of the Company without the approval of the Pennsylvania Insurance Department and ODI. The closed block will remain in effect as long as any policy in the closed block is in force.

If, over time, the aggregate performance of the closed block assets and policies is better than was assumed in funding the closed block, dividends to policyholders will increase. If, over time, the aggregate performance of the closed block assets and policies is less favorable than was assumed in the funding, dividends to policyholders could be reduced. If the closed block has insufficient funds to make guaranteed policy benefit payments, such payments will be made from the Company’s assets outside of the closed block, which are general account assets.

The assets and liabilities allocated to the closed block are recorded in the Company’s consolidated financial statements on the same basis as other similar assets and liabilities. The carrying amount of closed block liabilities in excess of the carrying amount of closed block assets at the date Provident was acquired by the Company represents the maximum future earnings from the assets and liabilities designated to the closed block that can be recognized in income, for the benefit of stockholders, over the period the policies in the closed block remain in force.

If actual cumulative earnings exceed expected cumulative earnings, the expected earnings are recognized in income. This is because the excess actual cumulative earnings over expected cumulative earnings, which represents undistributed accumulated earnings attributable to policyholders, is recorded as a policyholder dividend obligation. Therefore, the excess will be paid to closed block policyholders as an additional policyholder dividend expense in the future unless it is otherwise offset by future performance of the closed block that is less favorable than originally expected. If actual cumulative performance is less favorable than expected, actual earnings will be recognized in income.

The principal cash flow items that affect the amount of closed block assets and liabilities are premiums, net investment income, purchases and sales of investments, policyholder benefits, policyholder dividends, premium taxes and income taxes. The principal income and expense items excluded from the closed block are management and maintenance expenses, commissions and net investment income and realized gains and losses on investments held outside of the closed block that support the closed block business, all of which enter into the determination of total gross margins of closed block policies. See Note 10 for further disclosure.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Separate Accounts

Separate account assets and liabilities represent contractholders’ funds that have been legally segregated into accounts with specific investment objectives. In the separate account, investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder. Separate account assets are recorded at fair value, with the value of separate account liabilities set to equal the fair value of separate account assets. Separate account assets are primarily comprised of public, privately-registered and non-registered mutual funds, whose fair value is primarily based on the funds’ net asset value. Other separate account assets are recorded at fair value based on the methodology that is applicable to the underlying assets.

Federal Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, net operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded to reduce a deferred tax asset to the amount expected to be realized. Interest expense and any associated penalties which relate to tax years still subject to review by the Internal Revenue Service (“IRS”) are recorded as income tax expenses.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the consolidated financial statements, which could be significant.

Tax reserves are reviewed regularly and are adjusted as events occur that the Company believes impact its liability for additional taxes, such as the lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues, release of administrative guidance or rendering of a court decision affecting a particular tax issue. The Company believes its tax reserves reasonably provide for potential assessments that may result from IRS examinations and other tax-related matters for all open tax years.

The Company files with the NMIC consolidated federal income tax return. Prior to 2015, NLIC filed a separate consolidated federal income tax return with its subsidiaries.

Participating Business

Participating business, which refers to policies that participate in profits through policyholder dividends, represented approximately 3% of the Company’s life insurance in force in 2016 and 2015 (4% in 2014) and 33% of the number of life insurance policies in force in 2016 (35% in 2015 and 37% in 2014). The provision for policyholder dividends was based on the respective year’s dividend scales and has been included in future policy benefits and claims in the consolidated balance sheets.

Subsequent Events

The Company evaluated subsequent events through February 28, 2017, the date the consolidated financial statements were issued.

(3)	Recently Issued Accounting Standards

Adopted Accounting Standards

On January 1, 2016, the Company adopted ASU 2015-07, which amends ASC 820, Fair Value Measurements. The amended guidance eliminates the requirement to categorize investments using net asset value as a practical expedient for fair value within the fair value hierarchy. The adoption of this guidance resulted in changes to disclosures only. Refer to Note 8 for the disclosure in accordance with the adopted guidance.

On January 1, 2016, the Company adopted ASU 2015-09, which amends ASC 944, Financial Services-Insurance. The amended guidance requires additional disclosures for short duration insurance contracts. The adoption of this guidance had no material impact on the Company’s consolidated financial statements. Refer to Note 2 for discussion on short duration insurance contracts.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Pending Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The amended guidance develops a single standard to recognize revenue when the identified performance obligation is satisfied. In August 2015, the FASB issued ASU 2015-14, Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 by one year for all entities. The Company will adopt ASU 2014-09 for annual periods beginning January 1, 2018. The Company is currently in the process of determining the impact of adoption.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Liabilities. The amended guidance primarily affects the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the FASB clarified guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The Company will adopt the ASU for annual periods beginning January 1, 2018. The Company is currently in the process of determining the impact of adoption.

In February 2016, the FASB issued ASU 2016-02, Leases Section A – Leases. The amended guidance introduces a new standard on leases that requires recognition of assets and liabilities arising from all leasing arrangements on the balance sheet. The Company will adopt the ASU for annual periods beginning January 1, 2019. The Company is currently in the process of determining the impact of adoption.

In March 2016, the FASB issued ASU 2016-05, Derivatives and Hedging: Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships. The update clarifies that a change in the hedging derivative’s counterparty does not, in and of itself, trigger de-designation of a hedging relationship provided that all other hedge accounting criteria continue to be met. The Company will adopt the ASU for annual periods beginning January 1, 2017. The adoption of this guidance will not have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-06, Derivatives and Hedging: Contingent Put and Call Options in Debt Instruments. The update clarifies that in assessing whether an embedded contingent put or call option is clearly and closely related to the debt host, an entity is required to perform only the four-step decision sequence as amended by the ASU. Consequently, the Company does not have to separately assess whether the event that triggers its ability to exercise the contingent option is itself indexed only to interest rates or credit risk. The Company will adopt the ASU for annual periods beginning January 1, 2017. The adoption of this guidance will not have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-07, Equity Method and Joint Ventures: Simplifying the Transition to the Equity method of Accounting. The update simplifies the equity method of accounting by eliminating the requirement to retrospectively apply the equity method to an investment that subsequently qualified for such accounting as a result of an increase in the level of ownership interest or degree of influence. Consequently, when an investment qualifies for equity method, the cost of acquiring the additional interest in the investee would be added to the current basis of the investor’s previously held interest, and the equity method would be applied subsequently from the date on which the investor obtains the ability to exercise significant influence over the investee. Unrealized holding gains or losses in accumulated other comprehensive income related to an available-for-sale security that becomes eligible for the equity method are to be recognized in earnings as of the date on which the investment qualifies for the equity method. The Company will adopt the ASU for annual periods beginning January 1, 2017. The adoption of this guidance will not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments. The guidance introduces a new approach for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. It also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The Company will adopt the ASU for annual periods beginning January 1, 2020. The Company is currently in the process of determining the impact of adoption.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force). The amended guidance clarifies how certain transactions should be classified in the statement of cash flows. The Company will adopt the ASU for annual periods beginning January 1, 2018. The Company is currently in the process of determining the impact of adoption.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(4)	Certain Long-Duration Contracts

Variable Annuity Contracts

The Company provides various forms of guarantees to benefit the related contractholders of variable annuity contracts issued through general and separate accounts. The primary guarantee types include GMDB and GLWB.

The GMDB, offered on variable annuity contracts, provides a specified minimum return upon death. Many of these death benefits are spousal, whereby a death benefit will be paid upon death of the first spouse. The survivor has the option to terminate the contract or continue it by having the death benefit paid into the contract and having a second death benefit paid upon the survivor’s death.

The GLWB, primarily offered in the Company’s Lifetime Income products, are living benefits that provide for enhanced retirement income security without the liquidity loss associated with annuitization. The withdrawal rates vary based on the age when withdrawals begin and are applied to a benefit base to determine the guaranteed lifetime income amount available to a contractholder. The benefit base is equal to the variable annuity premium at contract issuance and may increase as a result of a feature driven by minimum return and contract duration.

Other guarantee types the Company previously offered include guaranteed minimum accumulation benefits (“GMAB”) and guaranteed minimum income benefits (“GMIB”). The GMAB is a living benefit that provides the contractholder with a guaranteed return of deposits, adjusted proportionately for withdrawals, after a specified time period (5, 7 or 10 years). The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization stream of income. The separate account value subject to GMAB was $359 million and $496 million for the years ended December 31, 2016 and December 31, 2015, respectively. The separate account value subject to GMIB was $347 million and $380 million for the years ended December 31, 2016 and December 31, 2015, respectively. The net amount at risk, general account value, reserve balances and paid claims for GMAB and GMIB were immaterial for the years ended December 31, 2016 and 2015.

The following table summarizes information regarding variable annuity contracts with GMDB and GLWB invested in general and separate accounts, as of the dates indicated (a contract may contain multiple guarantees):

	December 31, 2016				December 31, 2015
(in millions)	General account value	Separate account value	Net amount at risk[1]	Average age[2]	General account value	Separate account value	Net amount at risk[1]	Average age[2]
Contracts with GMDB:
Return of net deposits	$922	$27,459	$76	66	$885	$24,452	$208	66
Minimum return or anniversary contract value	1,813	31,380	555	71	1,817	31,511	1,133	70

Total contracts with GMDB	$2,735	$58,839	$631	69	$2,702	$55,963	$1,341	68

Contracts with GLWB:
GLWB minimum return or anniversary contract value	$149	$34,974	$166	67	$141	$32,187	$142	67

[1]	Net amount at risk is calculated on a policy-level basis and equals the respective guaranteed benefit less the account value (or zero if the account value exceeds the guaranteed benefit).
[2]	Represents the weighted average attained age of contractholders at the respective date.

The following table summarizes the reserve balances for the primary guarantees on variable annuity contracts, as of the dates indicated:

	December 31,
(in millions)	2016	2015
GMDB	$170	$148
GLWB	$297	$180

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

During 2016, the Company recognized an increase in the liability for future policy benefits and claims in conjunction with the annual comprehensive review of assumptions for guarantees on variable annuity contracts, primarily related to the Company’s assumptions related to lapses, mortality, interest rates and market rates of return. For the year ended December 31, 2016, the updated assumptions resulted in an increase to life insurance benefits and claims of $62 million and lower amortization of DAC of $21 million.

During 2015, the Company recognized a net decrease in the liability for future policy benefits and claims in conjunction with the annual comprehensive review of assumptions, primarily related to the Company’s assumptions of participant benefit utilization of the net settlement option within the GLWB. The Company updated its estimate to reduce expected utilization of the net settlement option. For the year ended December 31, 2015, the change in estimate resulted in net realized investment gains of $187 million, an increase to life insurance benefits and claims of $164 million and lower amortization of DAC of $28 million.

Paid claims for GMDB were $36 million and $20 million for the years ended December 31, 2016 and 2015, respectively. Paid claims for GLWB were immaterial for the years ended December 31, 2016 and 2015.

The following table summarizes the account balances of deferred variable annuity contracts with guarantees invested in separate accounts, as of the dates indicated:

	December 31,
(in millions)	2016	2015
Mutual funds:
Bond	$5,986	$5,371
Domestic equity	48,824	46,469
International equity	3,010	3,001

Total mutual funds	$57,820	$54,841

Money market funds	1,019	1,122

Total[1]	$58,839	$55,963

[1]	Excludes $30.2 billion and $31.3 billion as of December 31, 2016 and 2015, respectively, of separate account assets not related to deferred variable annuity contracts with guarantees, primarily attributable to retirement plan, variable universal life and COLI products.

Fixed Annuity Contracts

The Company offers certain fixed indexed annuity products with GMDB and GLWB. As of December 31, 2016 and 2015, the general account value for contracts with GMDB was $5.2 billion and $2.7 billion, respectively, which includes $2.5 billion and $1.4 billion, respectively, of general account value relating to contracts that also have GLWB. The net amount at risk, reserve balance and paid claims for these guarantees were immaterial as of December 31, 2016 and 2015.

Universal and Variable Universal Life Insurance Contracts

The Company offers certain universal life and variable universal life insurance products with no-lapse guarantees. These no-lapse guarantees provide that a policy will not lapse so long as the policyholder makes minimum premium payments. The reserve balances on these guarantees were $710 million and $548 million as of December 31, 2016 and 2015, respectively. Paid claims on these guarantees were immaterial for the years ended December 31, 2016 and 2015.

The following table summarizes information regarding universal and variable universal life insurance contracts with no-lapse guarantees invested in general and separate accounts, as of the dates indicated:

(in millions)	General account value	Separate account value	Adjusted insurance in force[1]	Average age[2]
December 31, 2016	$2,991	$2,117	$55,053	51
December 31, 2015	$2,473	$2,053	$48,140	51

[1]	The adjusted insurance in force is calculated on a policy-level basis and equals the respective guaranteed death benefit less the account value and reinsurance.
[2]	Represents the weighted average attained age of contractholders at the respective date.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(5)	Deferred Policy Acquisition Costs

The following table summarizes changes in the DAC balance, as of the dates indicated:

	December 31,
(in millions)	2016	2015	2014
Balance at beginning of year	$5,200	$4,063	$3,778
Capitalization of DAC	823	870	685
Amortization of DAC, excluding unlocks	(412)	(326)	(397)
Amortization of DAC related to unlocks	(21)	258	190
Adjustments to DAC related to unrealized gains and losses on available-for-sale securities	(158)	335	(193)

Balance at end of year	$5,432	$5,200	$4,063

During 2016, the Company conducted its annual comprehensive review of model assumptions used to project DAC and other related balances, including valuation of business acquired (“VOBA”) and unearned revenue reserves. As part of this review, the Company recognized an increase in amortization for DAC of $21 million and a decrease in amortization for other related balances of $75 million. The updated assumptions were primarily related to a decrease in expected lapse rates and mortality performance. This was partially offset by updated assumptions for persistency, interest rates and market rates of return.

During 2015, the Company recognized a decrease in amortization for DAC of $258 million and decrease in amortization for other related balances of $21 million as a result of the annual comprehensive review of model assumptions and enhancements. The updated assumptions were primarily related to revisions made to the Company’s economic hedging strategies in conjunction with the change in estimate discussed in Note 4, as well as a decrease in the expected lapse rates for certain variable annuity products.

During 2014, the Company recognized a decrease in amortization for DAC of $190 million and decrease in amortization for other related balances of $15 million as a result of the annual comprehensive review of model assumptions and enhancements. The updated assumptions were primarily related to the actual performance of the block of business since the prior year review and the expectations for lapses, partially offset by an update to the Company’s long-term assumptions for separate account investment performance.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(6)	Investments

Available-for-Sale Securities

The following table summarizes the amortized cost, unrealized gains and losses and fair value of available-for-sale securities, as of the dates indicated:

(in millions)	Amortized cost	Unrealized gains	Unrealized losses	Fair value
December 31, 2016
Fixed maturity securities:
U.S. government and agencies	$596	$49	$—	$645
Obligations of states, political subdivisions and foreign governments	2,454	265	23	2,696
Corporate public securities	27,355	1,049	350	28,054
Corporate private securities	5,731	227	147	5,811
Residential mortgage-backed securities	3,161	126	39	3,248
Commercial mortgage-backed securities	1,260	23	4	1,279
Asset-backed securities	1,967	30	40	1,957

Total fixed maturity securities	$42,524	$1,769	$603	$43,690
Equity securities	2	8	—	10

Total available-for-sale securities	$42,526	$1,777	$603	$43,700

December 31, 2015
Fixed maturity securities:
U.S. government and agencies	$343	$59	$—	$402
Obligations of states, political subdivisions and foreign governments	2,137	241	11	2,367
Corporate public securities	23,174	868	752	23,290
Corporate private securities	5,082	203	115	5,170
Residential mortgage-backed securities	3,036	152	42	3,146
Commercial mortgage-backed securities	1,539	37	11	1,565
Asset-backed securities	1,685	19	74	1,630

Total fixed maturity securities	$36,996	$1,579	$1,005	$37,570
Equity securities	7	14	—	21

Total available-for-sale securities	$37,003	$1,593	$1,005	$37,591

The fair value of the Company’s available-for-sale securities may fluctuate significantly in response to changes in interest rates, investment quality ratings and credit spreads. The Company has the ability and intent to hold equity securities until anticipated recovery. The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, fixed maturity securities in an unrealized loss position.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The following table summarizes the amortized cost and fair value of fixed maturity securities, by contractual maturity, as of December 31, 2016. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without early redemption penalties.

(in millions)	Amortized cost	Fair value
Fixed maturity securities:
Due in one year or less	$1,122	$1,135
Due after one year through five years	11,637	12,127
Due after five years through ten years	11,677	11,727
Due after ten years	11,700	12,217

Subtotal	$36,136	$37,206
Residential mortgage-backed securities	3,161	3,248
Commercial mortgage-backed securities	1,260	1,279
Asset-backed securities	1,967	1,957

Total fixed maturity securities	$42,524	$43,690

The following table summarizes the components of net unrealized gains and losses, as of the dates indicated:

(in millions)	December 31,
	2016	2015
Net unrealized gains on available-for-sale securities, before adjustments and taxes[1]	$1,174	$588
Adjustment to DAC	(191)	(33)
Adjustment to future policy benefits and claims	(68)	(16)
Adjustment to policyholder dividend obligation	(74)	(67)
Deferred federal income tax expense	(288)	(156)

Net unrealized gains on available-for-sale securities	$553	$316

[1]	Includes net unrealized gains (losses) of $1 million and ($20) million as of December 31, 2016 and 2015, respectively, related to the non-credit portion of other-than-temporarily impaired securities.

The following table summarizes the change in net unrealized gains and losses reported in accumulated other comprehensive income, for the years ended:

	December 31,
(in millions)	2016	2015
Balance at beginning of year	$316	$1,036
Unrealized gains and losses arising during the year:
Net unrealized gains (losses) on available-for-sale securities before adjustments	499	(1,662)
Non-credit impairments and subsequent changes in fair value of impaired debt securities	21	(11)
Net adjustment to DAC and other expense	(158)	339
Net adjustment to future policy benefits and claims	(52)	143
Net adjustment to policyholder dividend obligations	(7)	53
Related federal income tax (expense) benefit	(109)	401

Unrealized gains (losses) on available-for-sale securities	$194	$(737)
Less: Reclassification adjustment for net losses realized on available-for-sale securities, net of tax benefit ($23 and $9 as of December 31, 2016 and 2015, respectively)	(43)	(17)

Net unrealized gains (losses) on available-for-sale securities	$237	$(720)

Balance at end of year	$553	$316

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The following table summarizes, by asset class, available-for-sale securities, in an unrealized loss position based on the amount of time each type of security has been in an unrealized loss position, as well as the related fair value, as of the dates indicated:

	Less than or equal to one year		More than one year		Total
(in millions)	Fair value	Unrealized losses	Fair value	Unrealized losses	Unrealized losses[1]
December 31, 2016
Fixed maturity securities:
Corporate public securities	$7,315	$255	$990	$95	$350
Corporate private securities	1,447	65	508	82	147
Residential mortgage-backed securities	303	6	397	33	39
Asset-backed securities	327	1	365	39	40
Other	716	21	94	6	27

Total[2]	$10,108	$348	$2,354	$255	$603

December 31, 2015
Fixed maturity securities:
Corporate public securities	$8,170	$455	$975	$297	$752
Corporate private securities	1,642	56	418	59	115
Residential mortgage-backed securities	427	3	423	39	42
Asset-backed securities	654	7	756	67	74
Other	844	20	81	2	22

Total[2]	$11,737	$541	$2,653	$464	$1,005

[1]	As of December 31, 2016 and 2015, there were $118 million and $448 million, respectively, of unrealized losses related to available-for-sale securities with a fair value to amortized cost ratio of less than 80%.
[2]	Represents 946 and 1,059 available-for-sale securities in an unrealized loss position as of December 31, 2016 and 2015, respectively.

The Company believes the unrealized losses on these available-for-sale securities represent temporary fluctuations in economic factors that are not indicative of OTTI.

Mortgage Loans, Net of Allowance

The following table summarizes the amortized cost of mortgage loans by method of evaluation for credit loss, and the related valuation allowances by type of credit loss, as of the dates indicated:

	December 31,
(in millions)	2016	2015
Amortized cost:
Loans with non-specific reserves	$9,775	$8,403
Loans with specific reserves[1]	17	19

Total amortized cost	$9,792	$8,422

Valuation allowance:
Non-specific reserves	$28	$23
Specific reserves	4	3

Total valuation allowance[2]	$32	$26

Mortgage loans, net of allowance	$9,760	$8,396

[1]	Interest income recognized on mortgage loans with a specific reserve was immaterial for the years ended December 31, 2016, 2015 and 2014. The average recorded investment was $18 million, $14 million and $16 million for the years ended December 31, 2016, 2015 and 2014, respectively.
[2]	Changes in the valuation allowance are due to current period provisions and recoveries. These changes in the valuation allowance for the years ended December 31, 2016, 2015 and 2014 were immaterial.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

As of December 31, 2016 and 2015, the Company’s mortgage loans classified as delinquent and/or in non-accrual status were immaterial in relation to the total mortgage loan portfolio. The Company had no mortgage loans 90 days or more past due and still accruing interest.

The following table summarizes the LTV ratio and DSC ratios of the mortgage loan portfolio, as of the dates indicated:

	LTV ratio			DSC ratio
(in millions)	Less than 90%	90% or greater	Total[1]	Greater than 1.00	Less than 1.00	Total[1]
December 31, 2016
Apartment	$3,503	$11	$3,514	$3,514	$—	$3,514
Industrial	1,459	14	1,473	1,439	34	1,473
Office	1,570	3	1,573	1,539	34	1,573
Retail	2,850	30	2,880	2,866	14	2,880
Other	352	—	352	352	—	352

Total[2]	$9,734	$58	$9,792	$9,710	$82	$9,792

December 31, 2015
Apartment	$2,791	$—	$2,791	$2,791	$—	$2,791
Industrial	1,221	25	1,246	1,193	53	1,246
Office	1,318	3	1,321	1,286	35	1,321
Retail	2,765	2	2,767	2,756	11	2,767
Other	297	—	297	297	—	297

Total[3]	$8,392	$30	$8,422	$8,323	$99	$8,422

[1]	While these loan quality measurements contribute to management’s assessment of relative credit risk in the commercial mortgage loan portfolio for the dates indicated, based on underwriting criteria and ongoing assessment of the properties’ performance, management believes the amounts, net of valuation allowance, are collectible.
[2]	As of December 31, 2016, the weighted average DSC ratios for the respective LTV ratio ranges above were 2.05 and 1.26, with a total weighted average DSC ratio of 2.04. As of December 31, 2016, the weighted average LTV ratios for the respective DSC ratio ranges above were 58% and 74%, with a total weighted average LTV ratio of 59%.
[3]	As of December 31, 2015, the weighted average DSC ratios for the respective LTV ratio ranges above were 2.02 and 0.83, with a total weighted average DSC ratio of 2.02. As of December 31, 2015, the weighted average LTV ratios for the respective DSC ratio ranges above were 60% and 85%, with a total weighted average LTV ratio of 60%.

Available-For-Sale Securities on Deposit, Held in Trust and Pledged as Collateral

Available-for-sale securities with a carrying value of $10 million and $8 million were on deposit with various regulatory agencies as required by law as of December 31, 2016 and 2015, respectively. Additionally, available-for-sale securities with a carrying value of $260 million and $538 million were pledged as collateral to secure recoveries under reinsurance contracts and other funding agreements as of December 31, 2016 and 2015, respectively. These securities are primarily included in fixed maturity securities in the consolidated balance sheets.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Net Investment Income

The following table summarizes net investment income, by investment type, for the years ended:

	December 31,
(in millions)	2016	2015	2014
Fixed maturity securities, available-for-sale	$1,781	$1,646	$1,575
Mortgage loans	407	390	362
Alternative Investments	(60)	(56)	(32)
Policy loans	52	51	51
Other	21	12	3

Gross investment income	$2,201	$2,043	$1,959
Investment expenses	62	61	59

Net investment income	$2,139	$1,982	$1,900

Net Realized Investment Gains and Losses, Including Other-Than-Temporary Impairments

The following table summarizes net realized investment gains and losses, including other-than-temporary impairments, by source, for the years ended:

	December 31,
(in millions)	2016	2015	2014
Realized gains on sales[1]	$50	$15	$31
Realized losses on sales[1]	(90)	(41)	(19)
Net realized derivative (losses) gains	(42)	120	(1,087)
Valuation losses and other	(3)	(11)	2
OTTI losses[2]	(26)	(1)	(5)

Net realized investment (losses) gains	$(111)	$82	$(1,078)

[1]	Proceeds from the sale of available-for-sale securities were $852 million, $466 million and $647 million during the years ended December 31, 2016, 2015 and 2014, respectively. Gross gains of $49 million, $11 million and $17 million and gross losses of $89 million, $36 million and $10 million were realized on sales of available-for-sale securities during the years ended December 31, 2016, 2015 and 2014, respectively.
[2]	OTTI on fixed maturity securities excludes $6 million, $2 million and $1 million of non-credit losses included in other comprehensive income for the years ended December 31, 2016, 2015 and 2014, respectively.

The following table summarizes the cumulative credit losses, for the years ended:

	December 31,
(in millions)	2016	2015	2014
Cumulative credit losses at beginning of year[1]	$(224)	$(254)	$(272)
New credit losses	(22)	(1)	(2)
Incremental credit losses	—	—	(4)
Losses related to securities included in the beginning balance sold or paid down during the period	51	31	24

Cumulative credit losses at end of year[1]	$(195)	$(224)	$(254)

[1]	Cumulative credit losses are defined as amounts related to the Company’s credit portion of the OTTI losses on debt securities that the Company does not intend to sell and that it is not more likely than not the Company will be required to sell prior to recovery of the amortized cost basis.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(7)	Derivative Instruments

The Company is exposed to certain risks related to its ongoing business operations which are managed using derivative instruments.

Interest rate risk management. In the normal course of business, the Company enters into transactions that expose the Company to interest rate risk arising from mismatches between assets and liabilities. The Company uses interest rate swaps and futures to reduce or alter interest rate exposure.

Interest rate contracts are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns. As such, interest rate contracts are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa. In addition, prior to expiry in June 2015, the Company engaged in an interest rate swap program, which was structured to provide an offset against the negative impact of higher interest rates on the Company’s statutory surplus position and to mitigate the negative impact of lower interest rates on certain guarantees related to variable annuity contracts.

Equity market risk management. The Company issues a variety of insurance and annuity products that expose the Company to equity risks. To mitigate these risks, the Company enters into a variety of derivatives including equity index futures, options and total return swaps.

Other risk management. As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument are intended to mitigate the changes in the functional-currency equivalent cash flows of the hedged item. To mitigate this risk, the Company uses cross-currency swaps, which are included in other derivative contracts in the following tables.

Credit risk associated with derivatives transactions. The Company periodically evaluates the risks within the derivative portfolios due to credit exposure. When evaluating these risks, the Company considers several factors which include, but are not limited to, the counterparty credit risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty and changes in relevant market data in order to gain insight into the probability of default by the counterparty. The Company also considers the impact credit exposure could have on the effectiveness of the Company’s hedging relationships. As of December 31, 2016 and 2015, the impact of the exposure to credit risk on the fair value measurement of derivatives and the effectiveness of the Company’s hedging relationships was immaterial.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The following table summarizes the fair value and related notional amounts of derivative instruments, as of the dates indicated:

(in millions)	Derivative assets		Derivative liabilities
	Fair value	Notional	Fair value	Notional
December 31, 2016
Derivatives designated and qualifying as hedging instruments	$128	$942	$11	$288
Derivatives not designated as hedging instruments:
Interest rate contracts	$75	$2,078	$110	$1,681
Equity contracts	633	9,562	—	—
Total return swaps and other derivative contracts	—	—	2	2

Total derivatives[1]	$836	$12,582	$123	$1,971

December 31, 2015
Derivatives designated and qualifying as hedging instruments	$86	$725	$2	$89
Derivatives not designated as hedging instruments:
Interest rate contracts	$39	$875	$98	$1,059
Equity contracts	445	7,329	—	—
Total return swaps and other derivative contracts	—	77	6	2

Total derivatives[1]	$570	$9,006	$106	$1,150

[1]	Fair value balance excludes accrued interest on derivative assets and liabilities of $10 million and $11 million, respectively, as of December 31, 2016 and 2015.

Of the $836 million and $570 million of fair value of total derivative assets at December 31, 2016 and 2015, $71 million and $48 million, respectively, are subject to master netting agreements. The Company received $660 million and $374 million of cash collateral and held $89 million and $99 million, respectively, of securities as off-balance sheet collateral, resulting in an immaterial uncollateralized position as of December 31, 2016 and 2015. Of the $123 million and $106 million of fair value of total derivative liabilities at December 31, 2016 and 2015, $71 million and $48 million are subject to master netting agreements, respectively. The Company posted $151 million and $92 million of cash collateral and pledged securities with a fair value of $54 million and $64 million, respectively, resulting in an immaterial uncollateralized position as of December 31, 2016 and 2015.

The following table summarizes gains and losses for derivative instruments recognized in net realized investment gains and losses in the consolidated statements of operations, for the years ended:

(in millions)	December 31,
	2016	2015	2014
Derivatives not designated as hedging instruments:
Interest rate contracts	$13	$(141)	$142
Equity contracts	(81)	(257)	(79)
Total return swaps	—	(44)	(195)
Other derivative contracts	8	(6)	4
Net interest settlements	(2)	32	20

Total derivative losses[1]	$(62)	$(416)	$(108)
Change in embedded derivative liabilities and related fees[2]	20	536	(979)

Net realized derivative (losses) gains	$(42)	$120	$(1,087)

[1]	Included in total derivative losses are economic hedging (losses) gains of $(2) million, $(402) million and $941 million related to the guaranteed benefit annuity programs for the years ended December 31, 2016, 2015 and 2014, respectively. Included in total derivative (losses) gains for the year ended December 31, 2015 and 2014 are economic hedging gains (losses) of $52 million and $(1.0) billion related to the program that protects against the negative impact of higher interest rates on the Company’s statutory surplus position through expiry.
[2]	The annual comprehensive review of model assumptions for the individual variable annuity business produced an immaterial impact for the year ended December 31, 2016. The annual review produced a favorable impact for the year ended December 31, 2015, attributable to the change in estimate discussed in Note 4. The annual review produced a favorable impact for the year ended December 31, 2014, primarily due to model enhancements and updated assumptions for discounting and benefit utilization, partially offset by mortality and lapse rates.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(8)	Fair Value Measurements

The following table summarizes assets and liabilities held at fair value on a recurring basis as of December 31, 2016:

(in millions)	Level 1	Level 2	Level 3	Total
Assets
Investments:
Fixed maturity securities, available-for-sale:
U.S. government and agencies	$642	$1	$2	$645
Obligations of states, political subdivisions and foreign governments	57	2,639	—	2,696
Corporate public securities	—	27,845	209	28,054
Corporate private securities	—	4,747	1,064	5,811
Residential mortgage-backed securities	1,385	1,857	6	3,248
Commercial mortgage-backed securities	—	1,279	—	1,279
Asset-backed securities	—	1,817	140	1,957

Total fixed maturity securities, available-for-sale, at fair value	$2,084	$40,185	$1,421	$43,690
Other investments at fair value	1,050	957	1	2,008

Investments at fair value	$3,134	$41,142	$1,422	$45,698

Derivative instruments - assets	—	203	633	836
Separate account assets[1]	87,266	1,374	65	88,705

Assets at fair value	$90,400	$42,719	$2,120	$135,239

Liabilities
Future policy benefits and claims	$—	$—	$346	$346
Derivative instruments - liabilities	—	121	2	123

Liabilities at fair value	$—	$121	$348	$469

[1]	Excludes $366 million as of December 31, 2016 of separate account assets that use net asset value (“NAV”) as a practical expedient to estimate fair value.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2016:

(in millions)	Fixed maturity securities[2]	Other investments	Derivative assets[3]	Separate account assets[4]	Total assets at fair value	Liabilities at fair value[3]
Balance as of December 31, 2015	$1,228	$37	$445	$361	$2,071	$71
Net gains (losses)
In operations[1]	(12)	8	92	(13)	75	277
In other comprehensive income	39	(11)	—	—	28	—
Purchases	147	—	115	—	262	—
Sales	(178)	(33)	(19)	(283)	(513)	—
Transfers into Level 3	261	—	—	—	261	—
Transfers out of Level 3	(64)	—	—	—	(64)	—

Balance as of December 31, 2016	$1,421	$1	$633	$65	$2,120	$348

[1]	Net gains and losses included in operations are reported in net realized investment gains and losses and interest credited to policyholder accounts. The net unrealized gains on separate account assets are attributable to contractholders and therefore are not included in the Company’s earnings. The change in unrealized gains (losses) included in operations on assets and liabilities still held at the end of the year was $157 million for future policy benefits and claims, $145 million for derivative assets, $(4) million for derivative liabilities and $(2) million for other investments at fair value.
[2]	Non-binding broker quotes were utilized to determine a fair value of $1.0 billion of the total fixed maturity securities as of December 31, 2016.
[3]	Non-binding broker quotes were utilized to determine a fair value of all Level 3 derivative assets and liabilities.
[4]	Certain prior period amounts related to separate account assets that use NAV as a practical expedient to estimate fair value has changed to conform with current period presentation as a result of new guidance.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Transfers into and out of Level 3 during the year ended December 31, 2016 are primarily due to the change in observability of pricing inputs used for certain corporate public and private securities. There were no material transfers between Levels 1 and 2 during the year ended December 31, 2016.

Living Benefit Guarantees

The following table summarizes significant unobservable inputs used for fair value measurements for living benefits liabilities, included in future policy benefits and claims and classified as Level 3 as of December 31, 2016:

Unobservable Inputs	Range
Mortality	0.1% - 10%[3]
Lapse	0% - 35%[4]
Wait period	0 yrs - 30 yrs[5]
Efficiency of benefit utilization[1]	60% - 100%[6]
Discount rate[2]	See note 2 below
Index volatility	15% - 25%

[1]	The unobservable input is not applicable to GMABs.
[2]	Incorporates the liquidity and non-performance risk adjustment. The liquidity spread takes into consideration market observables for spreads in illiquid assets. The non-performance risk adjustment reflects an additional spread over LIBOR determined by market observables for similarly rated public bonds.
[3]	Represents the mortality for the majority of business with living benefits, with policyholder issue ages ranging from 45 to 85.
[4]	Certain scenarios could drive dynamic lapses outside of the specified range. The range shown represents lapses for the vast majority of scenarios.
[5]	A portion of the contractholders could never use the benefit, which would extend the range to an indeterminate period.
[6]	A portion of the contractholders could withdraw more than the benefit guarantee allows. For these policies, the excess withdrawals are assumed to be temporary before reverting back to 100% utilization.

The following changes in any of the significant unobservable inputs presented in the table above may result in a change in the fair value measurements of the living benefits liability:

Higher mortality rates tend to decrease the value of the liability and lower mortality rates tend to increase the value of the liability.

Higher lapse rates tend to decrease the value of the liability and lower lapse rates tend to increase the value of the liability. Factors that impact the predicted lapse rate can include: age, policy duration, policy size, benefit in-the-moneyness, tax status (i.e. qualified or non-qualified), interest rate levels, short-term equity market performance, partial withdrawal behavior and applicable surrender charges. All else being equal, policies that are in-the-money will have lower lapse rates than policies that are out-of-the-money, and policies that have a surrender charge present will have lower lapse rates than policies without a surrender charge.

The assumed wait period and the efficiency of utilization determine the timing and amount of living benefits withdrawals. These assumptions vary by the product type, age of the policyholder, policy size and policy duration. Many products have a bonus feature which enhances the guarantee on every policy anniversary for the first ten years so long as withdrawals have not commenced. All else being equal, policies commencing withdrawals at a time around the year ten bonus will have higher liability values than policies commencing withdrawals 20 years after issue or policies commencing withdrawals only one year after issue. In addition, policies that are assumed to withdraw the maximum permitted amount will have a higher liability value than a policy that is assumed to withdraw less than the maximum allowed amount.

A higher discount rate tends to decrease the value of the liability and a lower discount rate tends to increase the value of the liability.

Higher index volatility tends to increase the value of the liability and lower index volatility tends to decrease the value of the liability.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Indexed Products

The following table summarizes significant unobservable inputs used for fair value measurements for indexed universal life and indexed annuity products classified as Level 3 as of December 31, 2016:

Unobservable Inputs	Range
Mortality	0% - 5%¹
Lapse	0% - 10%
Index volatility	15% - 25%[2]

[1]	Represents the mortality for the majority of business, with policyholder issue ages ranging from 0 to 80.
[2]	Certain managed volatility indices utilize a 5% index volatility.

The following changes in any of the significant unobservable inputs presented in the table above may result in a change in the fair value measurements of the indexed products:

Higher mortality rates tend to decrease the value of the liability and lower mortality rates tend to increase the value of the liability.

Higher lapse rates tend to decrease the value of the liability and lower lapse rates tend to increase the value of the liability. Factors that impact the predicted lapse rate can include: age, policy duration, policy size, and applicable surrender charges. All else being equal, policies with a surrender charge present will have lower lapse rates than policies without a surrender charge.

Higher index volatility tends to increase the value of the liability and lower index volatility tends to decrease the value of the liability.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The following table summarizes assets and liabilities held at fair value on a recurring basis as of December 31, 2015:

(in millions)	Level 1	Level 2	Level 3	Total
Assets
Investments:
Fixed maturity securities, available-for-sale:
U.S. government and agencies	$399	$1	$2	$402
Obligations of states, political subdivisions and foreign governments	63	2,304	—	2,367
Corporate public securities	—	23,142	148	23,290
Corporate private securities	—	4,226	944	5,170
Residential mortgage-backed securities	846	2,291	9	3,146
Commercial mortgage-backed securities	—	1,565	—	1,565
Asset-backed securities	—	1,505	125	1,630

Total fixed maturity securities, available-for-sale, at fair value	$1,308	$35,034	$1,228	$37,570
Other investments at fair value	270	546	37	853

Investments at fair value	$1,578	$35,580	$1,265	$38,423

Derivative instruments - assets	—	125	445	570
Separate account assets[1]	83,466	1,323	361	85,150

Assets at fair value	$85,044	$37,028	$2,071	$124,143

Liabilities
Future policy benefits and claims	$—	$—	$65	$65
Derivative instruments - liabilities	—	100	6	106

Liabilities at fair value	$—	$100	$71	$171

[1]	Excludes $2.1 billion of separate account assets that use NAV as a practical expedient to estimate fair value, which presentation has changed to conform with the current period presentation as a result of new guidance. This included an investment in a mutual fund that was not redeemed until the guarantee period expired in 2016 with a net asset value of $1.7 billion. The investment strategy of this fund was to build a portfolio where the assets were sufficient to achieve a target portfolio value by the end of the guarantee period.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2015:

(in millions)	Fixed maturity securities[2]	Other investments	Derivative assets[3]	Separate account assets[4]	Total assets at fair value	Liabilities at fair value[3]
Balance as of December 31, 2014	$1,267	$36	$411	$354	$2,068	$264
Net (losses) gains
In operations[1]	(6)	—	(46)	7	(45)	(313)
In other comprehensive income	(44)	—	—	—	(44)	—
Purchases	142	1	104	—	247	144
Sales	(162)	—	(24)	—	(186)	(24)
Transfers into Level 3	201	—	—	—	201	—
Transfers out of Level 3	(170)	—	—	—	(170)	—

Balance as of December 31, 2015	$1,228	$37	$445	$361	$2,071	$71

[1]	Net gains and losses included in operations are reported in net realized investment gains and losses and interest credited to policyholder accounts. The net unrealized gains on separate account assets are attributable to contractholders and therefore are not included in the Company’s earnings. The change in unrealized gains (losses) included in operations on assets and liabilities still held at the end of the year was $316 million for future policy benefits and claims, $(9) million for derivative assets, and $2 million for derivative liabilities.
[2]	Non-binding broker quotes were utilized to determine a fair value of $1.1 billion of total fixed maturity securities as of December 31, 2015.
[3]	Non-binding broker quotes were utilized to determine a fair value of all Level 3 derivative assets and liabilities.
[4]	Certain prior period amounts related to separate account assets that use NAV as practical expedient to estimate fair value has changed to conform with the current period presentation as a result of new guidance.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Transfers into and out of Level 3 during the year ended December 31, 2015 are primarily due to the change in observability of pricing inputs used for certain corporate private securities. There were no material transfers between Levels 1 and 2 during the year ended December 31, 2015.

Financial Instruments Not Carried at Fair Value

The following table summarizes the carrying value and fair value of the Company’s financial instruments not carried at fair value as of the dates indicated. The valuation techniques used to estimate these fair values are described below.

	December 31, 2016				December 31, 2015
	Carrying	Fair			Carrying	Fair
(in millions)	value	value	Level 2	Level 3	value	value	Level 2	Level 3
Assets
Investments:
Mortgage loans, net of allowance	$9,760	$9,589	$—	$9,589	$8,396	$8,462	$—	$8,462
Policy loans	$989	$989	$—	$989	$993	$993	$—	$993
Other investments	$72	$72	$—	$72	$71	$71	$—	$71

Liabilities
Investment contracts	$31,431	$29,736	$—	$29,736	$27,301	$25,822	$—	$25,822
Short-term debt	$300	$300	$—	$300	$400	$400	$—	$400
Long-term debt	$707	$927	$920	$7	$707	$941	$934	$7

Mortgage loans, net of allowance. The fair values of mortgage loans are estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings.

Policy loans. The carrying amount reported in the consolidated balance sheets approximates fair value as policy loans are fully collateralized by the cash surrender value of underlying insurance policies.

Other investments. Other investments not held at fair value consist of FHLB stock. The carrying amount reported in the consolidated balance sheets approximates fair value due to ownership restrictions and lack of market.

Investment contracts. For investment contracts without defined maturities, fair value is the amount payable on demand, net of surrender charges. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued. The fair value of adjustable rate contracts approximates their carrying value.

Short-term debt. The carrying amount reported in the consolidated balance sheets approximates fair value due to the short-term nature of this debt instrument.

Long-term debt. The fair values for long-term debt are based on estimated market prices using observable inputs from similar debt instruments.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(9)	Goodwill

The following table summarizes changes in the carrying value of goodwill by segment for the years indicated:

(in millions)	Retirement Plans	Individual Products & Solutions - Life and NBSG	Total
Balance as of December 31, 2014[1]	$25	$175	$200
Adjustments	—	—	—

Balance as of December 31, 2015[1]	$25	$175	$200
Adjustments	—	—	—

Balance as of December 31, 2016[1]	$25	$175	$200

[1]	The goodwill balances have not been previously impaired.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(10)	Closed Block

The amounts shown in the following tables for assets, liabilities, revenues and expenses of the closed block are those that enter into the determination of amounts that are to be paid to policyholders.

The following table summarizes financial information for the closed block, as of the dates indicated:

	December 31,
(in millions)	2016	2015
Liabilities:
Future policyholder benefits	$1,602	$1,637
Policyholder funds and accumulated dividends	138	138
Policyholder dividends payable	20	21
Policyholder dividend obligation	100	99
Other policy obligations and liabilities	38	35

Total liabilities	$1,898	$1,930

Assets:
Available-for-sale securities	$1,286	$1,316
Mortgage loans, net of allowance	223	235
Policy loans	138	146
Other assets	98	71

Total assets	$1,745	$1,768

Excess of reported liabilities over assets	$153	$162

Portion of above representing other comprehensive income:
Increase (decrease) in unrealized gain on fixed maturity securities, available-for-sale	$7	$(53)
Adjustment to policyholder dividend obligation	(7)	53

Total of above representing other than comprehensive income	$—	$—

Maximum future earnings to be recognized from assets and liabilities	$153	$162

Other comprehensive income:
Available-for-sale securities:
Fair value	$1,286	$1,316
Amortized cost	1,212	1,249
Shadow policyholder dividend obligation	(74)	(67)

Net unrealized appreciation	$—	$—

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The following table summarizes closed block operations for the years ended:

	December 31,
(in millions)	2016	2015	2014
Revenues:
Premiums	$56	$58	$61
Net investment income	84	87	93
Realized investment (losses) gains	(3)	1	1
Realized losses credited to policyholder benefit obligation	(1)	(5)	(5)

Total revenues	$136	$141	$150

Benefits and expenses:
Policy and contract benefits	$125	$122	$124
Change in future policyholder benefits and interest credited to policyholder accounts	(36)	(33)	(34)
Policyholder dividends	40	40	43
Change in policyholder dividend obligation	(8)	(4)	(1)
Other expenses	1	1	2

Total benefits and expenses	$122	$126	$134

Total revenues, net of benefits and expenses, before federal income tax expense	$14	$15	$16
Federal income tax expense	5	5	6

Revenues, net of benefits and expenses and federal income tax expense	$9	$10	$10

Maximum future earnings from assets and liabilities:
Beginning of period	$162	$172	$182
Change during period	(9)	(10)	(10)

End of period	$153	$162	$172

Cumulative closed block earnings from inception through December 31, 2016, 2015 and 2014 were higher than expected as determined in the actuarial calculation. Therefore, policyholder dividend obligations (excluding the adjustment for unrealized gains on available-for-sale securities) were $26 million, $32 million and $32 million as of December 31, 2016, 2015 and 2014, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(11)	Short-Term Debt

The Company classifies debt as short-term if the maturity date at inception is less than one year.

In December 2015, the Company renewed an agreement to increase its $600 million commercial paper program to $750 million. The Company had $300 million and $400 million outstanding under the agreement as of December 31, 2016 and 2015, respectively, with a weighted average interest rate of 0.72% and 0.45%, respectively.

In November 2015, the Company terminated its $400 million unsecured revolving promissory note and line of credit agreement with its parent company.

In March 2016, the Company renewed an agreement with the FHLB to extend its ability to borrow in order to provide financing for operations. This extension, which expires on March 24, 2017, allows the Company access to borrow up to $250 million, which would be collateralized by pledged securities. The Company had $6.1 billion and $6.7 billion in eligible collateral and no amounts outstanding under the agreement as of December 31, 2016 and 2015, respectively.

In April 2015, NMIC and the Company replaced their previous $600 million revolving credit facility with a new credit facility of $750 million, which expires on April 2, 2020. The Company had no amounts outstanding under this agreement as of December 31, 2016 and 2015.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to one-month U.S. LIBOR. The Company had no amounts outstanding under this agreement as of December 31, 2016 and 2015.

The amount of interest paid on short-term debt was immaterial in 2016, 2015 and 2014.

(12)	Long-Term Debt

The following table summarizes the carrying value of long-term debt, as of the dates indicated:

	December 31,
(in millions)	2016	2015
8.15% surplus note, due June 26, 2032, payable to NFS	$300	$300
7.50% surplus note, due December 17, 2031, payable to NFS	300	300
6.75% surplus note, due December 23, 2033, payable to NFS	100	100
Other	7	7

Total long-term debt	$707	$707

The Company made interest payments to NFS on surplus notes totaling $54 million for the years ended December 31, 2016, 2015 and 2014. Payments of interest and principal under the notes require the prior approval of the ODI.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(13)	Federal Income Taxes

The following table summarizes the components of federal income tax expense (benefit) for the years ended:

	December 31,
(in millions)	2016	2015	2014
Current tax expense	$61	$76	$5
Deferred tax expense (benefit)	65	217	(152)

Total tax expense (benefit)	$126	$293	$(147)

The following table summarizes how the total federal income tax expense (benefit) differs from the amount computed by applying the U.S. federal income tax rate to net income for the years ended:

	December 31,
	2016		2015		2014
(in millions)	Amount	%	Amount	%	Amount	%
Rate reconciliation:
Computed (expected tax expense (benefit))	$316	35%	$430	35%	$(46)	35%
Dividends received deduction	(144)	(16)%	(118)	(10)%	(87)	66%
Tax credits	(81)	(9)%	(63)	(5)%	(53)	41%
Noncontrolling interest	32	4%	33	3%	33	(25)%
Other, net	3	—%	11	1%	6	(5)%

Total	$126	14%	$293	24%	$(147)	112%

The Company’s current federal income tax liability was $52 million and $61 million as of December 31, 2016 and 2015, respectively.

The Company made $7 million, $33 million and immaterial payments for the years ended December 31, 2016, 2015 and 2014, respectively.

During 2016 and 2015, the Company recorded a tax benefit of $6 million and $1 million, respectively. These changes in estimates were primarily driven by differences in the Company’s separate account dividends received deduction (“DRD”) between the previous year’s estimate and the amount reported on the previous year’s tax return.

As of December 31, 2016, the Company had $254 million in low-income-housing credit carryforwards, which expire between 2024 and 2036, $268 million in alternative minimum tax credit carryforwards, which have an unlimited carryforward and $77 million in foreign tax credit carryforwards, which expire between 2017 and 2025. The Company expects to fully utilize all carryforwards.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The following table summarizes the tax effects of temporary differences that gave rise to significant components of the net deferred tax liability included in other liabilities in the consolidated balance sheets, as of the dates indicated:

	December 31,
(in millions)	2016	2015
Deferred tax assets
Future policy benefits and claims	$953	$825
Tax credit carryforwards	599	483
Derivatives, including embedded derivatives	21	120
Other	383	411

Gross deferred tax assets	$1,956	$1,839
Valuation allowance	(17)	(17)

Gross deferred tax assets, net of valuation allowance	$1,939	$1,822

Deferred tax liabilities
Deferred policy acquisition costs	$1,577	$1,502
Available-for-sale securities	536	315
Other	278	249

Gross deferred tax liabilities	$2,391	$2,066

Net deferred tax liability	$452	$244

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. Based on the Company’s analysis, it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable the Company to realize the deferred tax assets for which the Company has not established valuation allowances.

The following table is a rollforward of the beginning and ending uncertain tax positions, including permanent and temporary differences, but excluding interest and penalties:

(in millions)	2016	2015	2014
Balance at beginning of period	$36	$38	$36
Additions for current year tax positions	1	1	3
Additions for prior year tax positions	1	—	—
Reductions for prior years tax positions	(2)	(3)	(1)

Balance at end of period	$36	$36	$38

The Company believes it is reasonably possible that the liability for unrecognized tax benefits could decrease $15 million within the next 12 months as a result of IRS exam settlement.

The Company files consolidated income tax returns in the U.S. federal jurisdiction and various state jurisdictions. NMIC and its eligible subsidiaries are no longer subject to U.S. federal, state or local income tax examinations by tax authorities through the 2010 tax year. NLIC and its eligible subsidiaries are no longer subject to examinations by tax authorities through the 2010 tax year. In 2015, the IRS commenced an examination of the Company’s U.S. income tax returns for the years 2011 and 2012. Any adjustments that may result from either IRS examination of tax returns or appeals settlement are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(14)	Statutory Financial Information

Statutory Results

The Company’s life insurance subsidiaries prepare their statutory financial statements in conformity with the statutory accounting practices prescribed and permitted by insurance regulatory authorities, subject to any deviations prescribed or permitted by the applicable state departments of insurance.

Olentangy Reinsurance, LLC (“Olentangy”), a special purpose financial captive insurance company subsidiary of NLAIC domiciled in the State of Vermont, was granted a permitted practice from the State of Vermont that increased NLAIC’s valuation of this subsidiary by $56 million as of December 31, 2016 and 2015, which also allowed NLIC to admit additional deferred tax assets of $8 million as of December 31, 2016 and 2015.

Eagle applies a prescribed practice from the State of Ohio that allows an alternative reserve basis on assumed liabilities, net of third party reinsurance, with respect to specified GMDB and GLWB obligations provided under substantially all of the variable annuity contracts issued and to be issued by NLIC. This prescribed practice decreased NLIC’s valuation of this subsidiary by $97 million and $64 million as of December 31, 2016 and 2015, respectively, which also reduced NLIC’s admitted deferred tax assets by $15 million and $10 million as of December 31, 2016 and 2015, respectively.

Statutory accounting practices focus on insurer solvency and differ materially from GAAP primarily due to charging policy acquisition and other costs to expense as incurred, establishing future policy benefits and claims reserves based on different actuarial assumptions, excluding certain assets from statutory admitted assets and valuing investments and establishing deferred taxes on a different basis.

The following table summarizes the statutory net income (loss) and statutory capital and surplus for the Company’s primary life insurance subsidiaries for the years ended:

	December 31,
(in millions)	2016	2015	2014
Statutory net income (loss)
NLIC	$751	$167	$341
NLAIC	$(227)	$(99)	$(122)

Statutory capital and surplus
NLIC	$5,208	$4,567	$4,408
NLAIC	$968	$735	$691

Dividend Restrictions

The payment of dividends by NLIC is subject to restrictions set forth in the insurance laws and regulations of the State of Ohio, its domiciliary state. The State of Ohio insurance laws require Ohio-domiciled life insurance companies to notify the Ohio Superintendent of Insurance of all dividends prior to payment and must seek prior regulatory approval to pay a dividend or distribute cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding twelve months, exceeds the greater of (1) 10% of statutory-basis policyholders’ surplus as of the prior December 31 or (2) the statutory-basis net income of the insurer as of the prior December 31. During the years ended December 31, 2016, 2015 and 2014 NLIC did not pay any dividends to NFS. As of January 1, 2017, NLIC has the ability to pay dividends to NFS totaling $751 million without obtaining prior approval.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus. Earned surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer’s policyholder surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs. The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) available for the benefit of the Company and its stockholders.

The Company currently does not expect such regulatory requirements to impair the ability to pay operating expenses and dividends in the future.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Regulatory Risk-Based Capital

The National Association of Insurance Commissioners’ (“NAIC”) Risk-Based Capital (“RBC”) model law requires every insurer to calculate its total adjusted capital and RBC requirement to ensure insurer solvency. Regulatory guidelines provide for an insurance commissioner to intervene if the insurer experiences financial difficulty, as evidenced by a company’s total adjusted capital falling below established relationships to required RBC. The model includes components for asset risk, liability risk, interest rate exposure and other factors. The State of Ohio imposes minimum RBC requirements that are developed by the NAIC. The formulas in the model for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital to authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, all of which require specified corrective action. NLIC, NLAIC, Olentangy and Eagle each exceeded the minimum RBC requirements for all periods presented.

(15)	Related Party Transactions

The Company has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services, investment management and software licensing. In addition, employees of the Company participate in several benefit plans sponsored by NMIC, for which the Company has no legal obligations. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, claims counts, policies in force, direct written premium, paid losses, pro rate share of employees or their salaries, the number of full-time employees, commission expense and other methods agreed to by the participating companies.

Effective January 1, 2015, the Company became party to a revised tax sharing agreement that reflects the new NMIC consolidated federal return group which includes its eligible life and non-life insurance company subsidiaries. The method of allocation among the companies is based upon separate return calculations with current benefit for tax losses and credits utilized in the consolidated return.

In addition, Nationwide Services Company, LLC (“NSC”), a subsidiary of NMIC, provides data processing, systems development, hardware and software support, telephone, mail and other services to the Company, based on specified rates for units of service consumed pursuant to the enterprise cost sharing agreement. For the years ended December 31, 2016, 2015 and 2014, the Company was allocated costs from NMIC and NSC totaling $277 million, $289 million and $275 million, respectively.

Under the enterprise cost sharing agreement, the Company has a cost sharing arrangement with NMIC to occupy office space. The Company made payments under the cost sharing agreement to NMIC of $19 million, $18 million and $16 million for the years ended December 31, 2016, 2015 and 2014, respectively.

The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $3.4 billion and $3.3 billion as of December 31, 2016 and 2015, respectively. Total revenues from these contracts were $127 million, $129 million and $131 million for the years ended December 31, 2016, 2015 and 2014, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $111 million, $106 million and $109 million for the years ended December 31, 2016, 2015 and 2014, respectively.

The Company may underwrite insurance policies for its agents, employees, officers and/or directors. The Company may offer discounts on certain products that are subject to applicable state insurance laws and approvals.

NLIC has a reinsurance agreement with NMIC whereby all of NLIC’s accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis. Either party may terminate the agreement on January 1 of any year with prior notice. Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer. Under the terms of NLIC’s agreements, the investment risk associated with changes in interest rates is borne by the reinsurer. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. Revenues ceded to NMIC were $209 million for the years ended December 31, 2016 and 2015 and $208 million for the years ended 2014, while benefits, claims and expenses ceded during these years were $185 million, $207 million and $217 million, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Funds of Nationwide Funds Group (“NFG”), a group of Nationwide businesses that develops, sells and services mutual funds, are offered to the Company’s customers as investment options in certain of the Company’s products. As of December 31, 2016 and 2015, customer allocations to NFG funds totaled $61.4 billion and $59.1 billion, respectively. For the years ended December 31, 2016, 2015 and 2014, NFG paid the Company $199 million, $196 million and $185 million, respectively, for the distribution and servicing of these funds.

Amounts on deposit with NCMC for the benefit of the Company were $899 million and $501 million as of December 31, 2016 and 2015, respectively.

Nationwide Bank has a line of credit agreement with NLIC that allows the Bank access to borrow up to $50 million from NLIC. The borrowing rate on the line of credit is equal to the daily Prime Rate. The Bank had no amounts outstanding under this agreement as of December 31, 2016, 2015 and 2014.

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates were $65 million, $63 million and $57 million for the years ended December 31, 2016, 2015 and 2014, respectively.

The Company provides financing to Nationwide Realty Investors, LTD, a subsidiary of NMIC. As of December 31, 2016, 2015 and 2014, the Company had notes receivable outstanding of $332 million, $238 million and $142 million, respectively.

The Company provides financing to Nationwide Advantage Mortgage Company (“NAMC”), a subsidiary of NMIC. As of December 31, 2016, 2015 and 2014, the Company had notes receivable outstanding of $11 million, $14 million and $18 million, respectively.

(16)	Contingencies

Legal and Regulatory Matters

The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. Regulatory proceedings may also affect the outcome of one or more of the Company’s litigation matters. Furthermore, it is often not possible with any degree of certainty to determine the likely ultimate outcomes of the pending regulatory and legal proceedings or to provide reasonable ranges of potential losses. Some matters are in very preliminary stages, and the Company does not have sufficient information to make an assessment of the claims for liability or damages. In some of the legal proceedings which are seeking to be certified as class actions, the court has not yet decided whether a class will be certified or (in the event of certification) the size of the class and class period. In many of the legal proceedings, the plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages and equitable remedies, which are difficult to quantify and cannot be defined based on the information currently available. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s consolidated financial position. Nonetheless, it is possible that such outcomes could materially affect the Company’s consolidated financial position or results of operations in a particular quarter or annual period given the large or indeterminate amounts sought in certain of these legal proceedings and the inherent unpredictability of litigation. The Company maintains Professional Liability Insurance and Director and Officer Liability insurance policies that may cover losses for certain legal and regulatory matters. The Company recognizes an asset for insurance recoveries, not to exceed cumulative accrued losses, when recovery under such policies is probable and reasonably estimable.

The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor (“DOL”), the IRS and state insurance authorities. Such regulatory entities may, in the normal course, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators. The Company will cooperate with its ultimate parent company, NMIC insofar as any inquiry, examination or investigation encompasses NMIC’s operations. In addition, recent regulatory activity, including activity by the DOL, may impact the Company’s business and operations, and certain estimates and assumptions used by the Company in determining the amounts presented in the financial statements and accompanying notes. Actual results could differ significantly from those estimates and assumptions.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Indemnifications

In the normal course of business, the Company provides standard indemnifications to contractual counterparties. The types of indemnifications typically provided include breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated, and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

(17)	Reinsurance

The following table summarizes the effects of reinsurance on life, accident and health insurance in force and premiums for the years ended:

	December 31,
(in millions)	2016	2015	2014
Premiums
Direct	$1,011	$1,144	$1,178
Assumed from other companies	—	—	—
Ceded to other companies	(369)	(358)	(347)

Net	$642	$786	$831

Life, accident and health insurance in force
Direct	$275,404	$260,465	$241,936
Assumed from other companies	2	5	5
Ceded to other companies	(61,674)	(60,976)	(59,588)

Net	$213,732	$199,494	$182,353

Amounts recoverable under reinsurance contracts totaled $683 million, $647 million and $704 million as of December 31, 2016, 2015 and 2014, respectively, and are included in other assets in the consolidated balance sheets.

(18)	Segment Information

Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments: Individual Products and Solutions-Annuity, Retirement Plans, Individual Products and Solutions-Life and NBSG and Corporate and Other.

The primary segment profitability measure that management uses is pre-tax operating earnings (loss), which is calculated by adjusting income before federal income taxes to exclude: (1) certain changes in variable annuity liabilities and net realized investment gains and losses, except for operating items (trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to certain product hedges); (2) the adjustment to amortization of DAC related to certain changes in variable annuity liabilities and net realized investment gains and losses; and (3) net losses attributable to noncontrolling interest.

Individual Products and Solutions-Annuity

The Individual Products & Solutions - Annuity segment consists of individual annuity products. Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features. Deferred fixed annuity contracts offered by the Company generate a return for the customer at a specified interest rate fixed for prescribed periods while deferred fixed indexed annuity contracts generate a return for the customer based o market performance with caps and floors. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period and/or for the owner’s lifetime without future access to the original investment. The majority of assets and recent sales for the Individual Products & Solutions - Annuity segment consist of deferred variable and fixed annuities.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

Retirement Plans

The Retirement Plans segment is comprised of the private and public sector retirement plans businesses. The private sector business primarily includes Internal Revenue Code (“IRC”) Section 401 qualified plans funded through fixed and variable group annuity contracts issued through NLIC. The public sector business primarily includes IRC Section 457 (b) and Section 401(a) governmental plans, both in the form of full-service arrangements that provide plan administration along with fixed and variable group annuities, as well as administration-only business. Across the public and private sector business Nationwide Investment Advisors managed account services are also available. The Retirement Plans segment also includes stable value wrap products and solutions.

Individual Products and Solutions-Life and NBSG

The Individual Products & Solutions - Life and NBSG segment consists of life insurance products, including individual variable universal life, COLI and BOLI products, traditional life insurance products, fixed universal life insurance products and indexed universal life insurance products. Life insurance products provide a death benefit and, for certain products, allow the customer to build cash value on a tax-advantaged basis.

Corporate and Other

The Corporate and Other segment includes certain non-operating changes in variable annuity liabilities and non-operating realized gains and losses, related amortization and other revenues and expenses not allocated to other segments. Additionally, this segment includes the funding agreements with the FHLB.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

The following tables summarize the Company’s business segment operating results for the years ended:

(in millions)	Individual Products and Solutions- Annuity	Retirement Plans	Individual Products and Solutions-Life and NBSG	Corporate and Other	Total
December 31, 2016
Revenues:
Policy charges	$1,313	107	941	—	$2,361
Premiums	309	—	296	37	642
Net investment income	713	791	624	11	2,139
Non-operating changes in variable annuity liabilities and net realized investment losses[1]	—	—	—	(299)	(299)
Other revenues[2]	—	—	—	14	14

Total revenues	$2,335	$898	$1,861	$(237)	$4,857
Benefits and expenses:
Interest credited to policyholder accounts[3]	$424	531	260	30	$1,245
Benefits and claims[4]	487	—	758	32	1,277
Amortization of DAC	235	4	197	(3)	433
Other expenses, net of deferrals	333	181	321	163	998

Total benefits and expenses	$1,479	$716	$1,536	$222	$3,953

Income before federal income taxes and noncontrolling interests	$856	182	325	(459)	$904
Less: certain non-operating changes in variable annuity liabilities and net realized investment gains (losses)[1]	—	—	—	(299)
Less: adjustment to amortization of DAC and other related expenses related to non-operating items above	—	—	—	6
Less: net loss attributable to noncontrolling interest	—	—	—	(91)

Pre-tax operating earnings (loss)	$856	$182	$325	$(75)

Assets as of year end	$79,199	$32,239	$33,863	$10,337	$155,638

[1]	Excluding operating items (trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to certain product hedges).
[2]	Includes operating items (trading portfolio realized gains and losses, trading portfolio valuation changes).
[3]	Includes operating items (net realized gains and losses related to certain product hedges).
[4]	Excludes certain non-operating changes in variable annuity liabilities.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(in millions)	Individual Products and Solutions- Annuity	Retirement Plans	Individual Products and Solutions-Life and NBSG	Corporate and Other	Total
December 31, 2015
Revenues:
Policy charges	$1,259	$111	$846	$—	$2,216
Premiums	459	—	292	35	786
Net investment income	591	752	602	37	1,982
Non-operating changes in variable annuity liabilities and net realized investment losses[1]	—	—	—	(56)	(56)
Other revenues[2]	(76)	—	(7)	7	(76)

Total revenues	$2,233	$863	$1,733	$23	$4,852
Benefits and expenses:
Interest credited to policyholder accounts	$328	$494	$236	$20	$1,078
Benefits and claims[3]	700	—	705	29	1,434
Amortization of DAC	13	7	115	(67)	68
Other expenses, net of deferrals	334	163	371	176	1,044

Total benefits and expenses	$1,375	$664	$1,427	$158	$3,624

Income before federal income taxes and noncontrolling interests	$858	$199	$306	$(135)	$1,228
Less: certain non-operating changes in variable annuity liabilities and net realized investment gains[1]	—	—	—	(56)
Less: adjustment to amortization of DAC and other related expenses related to non-operating items above	—	—	—	74
Less: net loss attributable to noncontrolling interest	—	—	—	(96)

Pre-tax operating earnings (loss)	$858	$199	$306	$(57)

Assets as of year end	$73,370	$30,524	$30,650	$9,634	$144,178

[1]	Excluding operating items (trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to certain product hedges).
[2]	Includes operating items discussed above.
[3]	Excludes certain non-operating changes in variable annuity liabilities.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2016, 2015 and 2014 Consolidated Financial Statements

(in millions)	Individual Products and Solutions- Annuity	Retirement Plans	Individual Products and Solutions-Life and NBSG	Corporate and Other	Total
December 31, 2014
Revenues:
Policy charges	$1,175	$107	$783	$—	$2,065
Premiums	518	—	284	29	831
Net investment income	546	750	565	39	1,900
Non-operating net realized investment gains, including of other-than-temporary impairment losses[1]	—	—	—	(1,051)	(1,051)
Other revenues[2]	(38)	—	12	10	(16)

Total revenues	$2,201	$857	$1,644	$(973)	$3,729
Benefits and expenses:
Interest credited to policyholder accounts	$370	$482	$231	$13	$1,096
Benefits and claims	828	—	644	30	1,502
Amortization of DAC	120	(28)	122	(7)	207
Other expenses, net of deferrals	300	153	348	254	1,055

Total benefits and expenses	$1,618	$607	$1,345	$290	$3,860

Income before federal income taxes and noncontrolling interests	$583	$250	$299	$(1,263)	$(131)
Less: non-operating net realized investment gains, including other-than-temporary impairment losses[1]	—	—	—	(1,051)
Less: adjustment to amortization of DAC and other related expenses related to net realized investment gains and losses	—	—	—	11
Less: net loss attributable to noncontrolling interest	—	—	—	(94)

Pre-tax operating earnings (loss)	$583	$250	$299	$(129)

Assets as of year end	$72,429	$30,744	$29,322	$11,029	$143,524

[1]	Excluding operating items (trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to certain product hedges).
[2]	Includes operating items discussed above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule I Consolidated Summary of Investments – Other Than Investments in Related Parties

As of December 31, 2016 (in millions)

Column A	Column B	Column C	Column D
			Amount at
			which shown
			in the
		Fair	consolidated
Type of investment	Cost	value	balance sheet
Fixed maturity securities, available-for-sale:
Bonds:
U.S. government and agencies	$596	$645	$645
Obligations of states, political subdivisions and foreign governments	2,454	2,696	2,696
Public utilities	4,396	4,508	4,508
All other corporate, mortgage-backed and asset-backed securities	35,078	35,841	35,841

Total fixed maturity securities, available-for-sale	$42,524	$43,690	$43,690
Equity securities, available-for-sale:
Common stocks:
Industrial, miscellaneous and all other	$2	$2	$2
Nonredeemable preferred stocks	—	8	8

Total equity securities, available-for-sale	$2	$10	$10
Trading assets	54	54	54
Mortgage loans, net of allowance	9,793		9,760	[1]
Policy loans	989		989
Other investments	1,047		1,047
Short-term investments	1,944		1,944

Total investments	$56,353		$57,494

[1]	Difference from Column B primarily is attributable to valuation allowances due to impairments on mortgage loans (see Note 6 to the audited consolidated financial statements).

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule III Supplementary Insurance Information

As of December 31, 2016, 2015 and 2014 and for each of the years then ended (in millions)

Column A	Column B	Column C	Column D	Column E	Column F
Year: Segment	Deferred policy acquisition costs	Future policy benefits, losses, claims and loss expenses	Unearned premiums[1]	Other policy claims and benefits payable[1]	Premium revenue
2016
IPS - Annuity	$3,309	$18,007			$309
Retirement Plans	229	17,443			—
IPS - Life and NBSG	2,081	14,614			296
Corporate and Other	(187)	2,847			37

Total	$5,432	$52,911			$642

2015
IPS - Annuity	$3,070	$15,160			$459
Retirement Plans	222	15,940			—
IPS - Life and NBSG	1,937	11,582			292
Corporate and Other	(29)	2,715			35

Total	$5,200	$45,397			$786

2014
IPS - Annuity	$2,495	$12,619			$518
Retirement Plans	216	14,905			—
IPS - Life and NBSG	1,717	10,763			284
Corporate and Other	(365)	2,443			29

Total	$4,063	$40,730			$831

Column A	Column G	Column H	Column I	Column J	Column K
Year: Segment	Net investment income[2]	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses[2]	Premiums written
2016
IPS - Annuity	$713	$1,074	$235	333
Retirement Plans	791	531	4	181
IPS - Life and NBSG	624	1,037	197	321
Corporate and Other	11	62	(3)	163

Total	$2,139	$2,704	$433	$998

2015
IPS - Annuity	$591	$1,257	$13	$334
Retirement Plans	752	494	7	163
IPS - Life and NBSG	602	941	115	371
Corporate and Other	37	48	(67)	176

Total	$1,982	$2,740	$68	$1,044

2014
IPS - Annuity	$546	$1,198	$120	$300
Retirement Plans	750	482	(28)	153
IPS - Life and NBSG	565	875	122	348
Corporate and Other	39	43	(7)	254

Total	$1,900	$2,598	$207	$1,055

[1]	Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
[2]	Allocations of net investment income and certain operating expenses are based on numerous assumptions and estimates, and reported segment operating results would change if different methods were applied.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule IV Reinsurance

As of December 31, 2016, 2015 and 2014 and for each of the years then ended (in millions)

Column A	Column B	Column C	Column D	Column E
		Ceded to	Assumed
	Gross	other	from other	Net
	amount	companies	companies	amount
2016

Life, accident and health insurance in force	$275,404	$(61,674)	$2	$213,732
Premiums:
Life insurance[1]	$698	$(56)	$—	$642
Accident and health insurance	313	(313)	—	—

Total	$1,011	$(369)	$—	$642

2015

Life, accident and health insurance in force	$260,465	$(60,976)	$5	$199,494
Premiums:
Life insurance[1]	$842	$(56)	$—	$786
Accident and health insurance	302	(302)	—	—

Total	$1,144	$(358)	$—	$786

2014

Life, accident and health insurance in force	$241,936	$(59,588)	$5	$182,353
Premiums:
Life insurance[1]	$888	$(57)	$—	$831
Accident and health insurance	290	(290)	—	—

Total	$1,178	$(347)	$—	$831

[1]	Primarily represents premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment and universal life insurance products.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule V Valuation and Qualifying Accounts

Years ended December 31, 2016, 2015 and 2014 (in millions)

Column A	Column B	Column C		Column D	Column E
	Balance at	Charged to	Charged to		Balance at
	beginning	costs and	other		end of
Description	of period	expenses	accounts	Deductions[1]	period
2016
Valuation allowances - mortgage loans	$26	$8	$—	$(2)	$32

2015
Valuation allowances - mortgage loans	$26	$2	$—	$(2)	$26

2014
Valuation allowances - mortgage loans	$35	$(8)	$—	$(1)	$26

[1]	Amounts generally represent payoffs, sales and recoveries.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $15,159.57
Printing Costs: $7,737.49
Accounting expenses: $30,000
Legal expenses: $6,500
Cost of Independent Registered Public Accounting Firm Consent: $5,000
Item 14.	Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•	any threatened, pending or completed civil action, suit or proceeding;
•	any threatened, pending or completed criminal action, suit or proceeding;
•	any threatened, pending or completed administrative action or proceeding;
•	any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.	Recent Sales of Unregistered Securities.
Not Applicable
Item 16.	Exhibits and Financial Statement Schedules
(A)	Exhibits

(1)	Not applicable
(2)	Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Life Insurance Company effective December 31, 2009 – filed previously on January 4, 2010, with N-4 Registration No. 333-164125.
(3)	(a)	Amended Articles of Incorporation Nationwide Life Insurance Company - filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.
(3)	(b)	Nationwide Life Insurance Company Amended and Restated Code of Regulations - filed previously on January 4, 2010, with Form N-4, Registration No. 333-164125.

(4)	Annuity Endorsement to Contracts - filed previously on May 2, 1995, as Exhibit 4 to Form S-1 for Nationwide Life Insurance Company, Registration No. 033-58997.
(5)	Opinion Regarding Legality - Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None
(9)	Not applicable
(10)	Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company – filed previously on March 27, 2012 with Post-Effective Amendment No. 15 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-133163.
(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant - Attached hereto.
(22)	Not applicable
(23)	(a) Consent of Independent Registered Public Accounting Firm - Attached hereto.
(23)	(b) Consent of Counsel – attached hereto as Exhibit 5.
(24)	Power of Attorney - Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101.INS)	XBRL Instance Document - Attached hereto.
(101.SCH)	XBRL Taxonomy Extension Schema - Attached hereto.
(101.CAL)	XBRL Taxonomy Extension Calculation Linkbase - Attached hereto.
(101.DEF)	XBRL Taxonomy Extension Definition Linkbase - Attached hereto.
(101.LAB)	XBRL Taxonomy Extension Label Linkbase - Attached hereto.
(101.PRE)	XBRL Taxonomy Extension Presentation Linkbase - Attached hereto.
(B)	Financial Statement Schedules
Attached herein.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on March 27, 2017.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ JAMIE RUFF CASTO
Jamie Ruff Casto Attorney-in-Fact
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on March 27, 2017.
KIRT A. WALKER
Kirt A. Walker, President and Chief Operating Officer, and Director
MARK R. THRESHER
Mark R. Thresher, Executive Vice President and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
ERIC S. HENDERSON
Eric S. Henderson, Senior Vice President - Individual Products & Solutions and Director
JOHN L. CARTER
John L. Carter, Senior Vice President – Nationwide Retirement Plans and Director
STEPHEN S. RASMUSSEN
Stephen S. Rasmussen, Director
By /s/ JAMIE RUFF CASTO
Jamie Ruff Casto Attorney-in-Fact